Exhibit 10.5

REAFFIRMATION, CONSENT TO TRANSFER

AND SUBSTITUTION OF INDEMNITOR

THIS REAFFIRMATION, CONSENT TO TRANSFER AND SUBSTITUTION OF INDEMNITOR (this “Agreement”) is made and entered into as of June 29, 2010, by and among the following parties:

A.

GLENBOROUGH TIERRASANTA, LLC, a Delaware limited liability company having an address, immediately prior to the consummation of the Transfer (as defined below), of 400 S. El Camino Real, 11th Floor, San Mateo, California 94402 (“Borrower”);

B.	MORGAN STANLEY REAL ESTATE FUND V U.S., L.P., MSP REAL ESTATE FUND V, L.P., MORGAN STANLEY REAL ESTATE INVESTORS V U.S., L.P., MORGAN STANLEY REAL ESTATE FUND V SPECIAL U.S., L.P., MSP CO-INVESTMENT PARTNERSHIP V, L.P., AND MSP CO-INVESTMENT PARTNERSHIP V-A, L.P., each a Delaware limited partnership, having an address of 1585 Broadway, 37th Floor, New York, New York 10036 (each, an “Original Indemnitor,” and collectively, “Original Indemnitors”);

C.	GLENBOROUGH FUND XIV, L.P., a Delaware limited partnership having an address of 400 S. El Camino Real, 11th Floor, San Mateo, California 94402 (“Assignor”);

D.	HUDSON PACIFIC PROPERTIES, L.P., a Maryland limited partnership having an address of 11601 Wilshire Boulevard, Suite 1600, Los Angeles, California 90025 (“Assignee”); and

E.

U.S. BANK NATIONAL ASSOCIATION, as Trustee for the Registered Holders of CD 2007-CD4 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series CD 2007-CD4, whose mailing address is c/o Wells Fargo Bank, N.A., Charlotte Plaza, 9th Floor, 201 South College Street, Charlotte, North Carolina 28244, Attn: Portfolio Manager (“Lender”).

RECITALS

1. German American Capital Corporation (“Original Lender”), pursuant to the Loan Documents (as defined below) made a loan to Borrower in the original principal amount of $14,300,000.00 (the “Loan”). The Loan is evidenced and/or secured by the following documents:

(a) Note dated November 28, 2006, by Borrower to Original Lender in the original principal amount of $14,300,000.00 (the “Note”);

(b) Mortgage, Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits of even date with the Note, from Borrower, as Borrower, to Lawyers Title Insurance Corporation, as Trustee, in favor of Original Lender, as Lender, recorded as Document # 2006-0880027 in the Official Records of the Office of the County Recorder, San Diego County, California (the “Recorder’s Office”) (the “Mortgage”);

(c) Assignment of Leases, Rents and Security Deposits of even date with the Note, from Borrower in favor of Original Lender, recorded as Document # 2006-0880028 in the Recorder’s Office;

(d) UCC-1 Financing Statements with Borrower as debtor and Original Lender as secured party, (i) recorded as Document # 2006-0881056 in the Recorder’s Office and (ii) filed as File No. 64337622 with the Delaware Secretary of State;

(e) Guaranty of Recourse Obligations of even date with the Note, made by and among Original Indemnitors to Original Lender (the “Indemnity Agreement”);

(f) Environmental Indemnity of even date with the Note, made by and among Borrower and Original Indemnitors to Original Lender (the “Environmental Indemnity Agreement”); and

(g) Loan and Security Agreement of even date with the Note, between Borrower and Original Lender (the “Loan Agreement”).

The foregoing documents, together with any and all other documents executed by Borrower or Original Indemnitor in connection with the Loan, are collectively referred to as the “Loan Documents.” Capitalized terms defined in the Loan Agreement, used herein and not otherwise defined herein, shall have the meanings given them in the Loan Agreement.

2. Original Lender assigned, sold and transferred its interest in the Loan and the Loan Documents and Lender is the current holder of all of Original Lender’s interest in the Loan and the Loan Documents, as evidenced by, among other things, certain instruments recorded as Documents # 2007-701703 and 2009-646703 in the Recorder’s Office.

3. Borrower (i) continues to be the owner of fee title to the Real Property, and (ii) has an interest in all other property, in each case as described in and encumbered by the Mortgage and the other Loan Documents (collectively, the “Property”).

4. Pursuant to that certain Contribution Agreement dated as of February 15, 2010, by and among Assignor, Glenborough Acquisition, LLC, Assignee and Hudson Pacific Properties, Inc. (the “Contribution Agreement”), Assignor agreed to contribute all of Assignor’s membership interests in Borrower (representing 100% of the ownership interests of Borrower) (the “Transferred Ownership Interests”) to Assignee in exchange for cash, OP Units (as defined in the Contribution Agreement) in the Assignee and/or Series A Preferred OP Units (as defined in the Contribution Agreement in the Assignee. The transfer contemplated in this Recital 4 is hereinafter referred to as the “Transfer”.

5. The parties acknowledge and agree that Article 8 of the Mortgage requires the consent of Lender for the Transfer. Borrower, Original Indemnitors, Assignor and Assignee have requested that Lender consent to the Transfer subject to conditions contained in the Mortgage, the Loan Documents and this Agreement.

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6. Borrower, Original Indemnitors, Assignor and Assignee have also requested that Lender consent to the substitution of Assignee as “Indemnitor” and/or “Guarantor” under the Indemnity Agreement and the Environmental Indemnity Agreement, the assumption by Assignee of all the obligations of Original Indemnitors under the Indemnity Agreement and the Environmental Indemnity Agreement (the “Substitution”), and to the release of the Original Indemnitors from all of their obligations from and after the date hereof under the Loan Documents, including, without limitation, the Indemnity Agreement and the Environmental Indemnity Agreement (the “Release”).

7. Lender is willing to consent to the Transfer, the Substitution and the Release on and subject to the terms and conditions set forth in this Agreement, the Mortgage and the other Loan Documents, as amended hereby.

STATEMENT OF AGREEMENT

In consideration of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

1. Certain Representations, Warranties and Covenants Regarding the Transfer.

(a) Assignor hereby represents and warrants to Lender that it is the owner of the Transferred Ownership Interests, that the Transferred Ownership Interests are unencumbered, that contemporaneously with the execution and delivery hereof, the Transferred Ownership Interests are being conveyed and transferred to Assignee, and that Assignor is not obtaining or retaining any security interest or other direct interest in the Transferred Ownership Interests.

(b) Assignee hereby represents and warrants to Lender, as of the date hereof, that simultaneously with the execution and delivery hereof, Assignee (i) has acquired from Assignor all of the Transferred Ownership Interests, (ii) has not conveyed or granted Assignor or any other party any security interest or other direct interest in the Transferred Ownership Interests and (iii) has been appointed as the sole member of Borrower, subject to the Amended Borrower Organizational Documents (as defined below).

(c) Borrower and Assignor each hereby represent and warrant to Lender that the organizational documents of Borrower, as delivered to Original Lender in connection with the closing of the Loan (the “Borrower Organizational Documents”), have not been modified, amended, altered or changed since the date of the closing of the Loan.

(d) Borrower and Assignee each hereby represent and warrant to Lender that, other than the substitution of Assignee as the owner of the Transferred Ownership Interests, the Transfer will not result in any modification, amendment, alteration or change to the Borrower Organizational Documents except as set forth in the Amended and Restated Limited Liability Company Agreement of Borrower of even date with this Agreement and such other amendments and/or restatements of the other Borrower Organizational Documents as shall be delivered by Borrower and/or Assignee to Lender in connection with the Transfer (such Borrower Organizational Documents, as so amended, the “Amended Borrower Organizational Documents”). Assignee hereby covenants and agrees that it will

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be bound by the provisions of the Amended Borrower Organizational Documents. Borrower and Assignee covenant and agree that Borrower will remain a Special Purpose Entity throughout the term of the Loan in accordance with the terms of the Loan Documents, as amended hereby.

2. Additional Representations, Warranties and Covenants of Borrower, Original Indemnitors and Assignor.

(a) Borrower hereby represents, warrants and covenants to Lender, as of the date hereof, that:

(i) the Mortgage is a valid first Lien on the Property for the full unpaid principal amount of the Loan and all other amounts as stated therein;

(ii) to the knowledge of Borrower, no Default or Event of Default has occurred and is continuing under the provisions of the Note, the Mortgage, the Indemnity Agreement, the Environmental Indemnity Agreement or the other Loan Documents, all as modified hereby;

(iii) there are no defenses, set-offs or rights of defense, set-off or counterclaim whether legal, equitable or otherwise to the obligations evidenced by or set forth in the Note, the Mortgage, the Indemnity Agreement, the Environmental Indemnity Agreement or the other Loan Documents, all as modified hereby;

(iv) all provisions of the Note, the Mortgage, the Indemnity Agreement, the Environmental Indemnity Agreement and the other Loan Documents are in full force and effect, except as modified herein;

(v) to the knowledge of Borrower, there are no Liens of any kind against the Property, except for Permitted Encumbrances; and

(vi) except as set forth in the updated Schedules VII, VIII, X, XI and XIII attached hereto, the representations and warranties made by Borrower in the Mortgage, the Note, the Loan Documents, or in any other documents or instruments delivered in connection with the Note, the Mortgage or the Loan Documents, are true, on and as of the date hereof, in all material respects, with the same force and effect as if made on and as of the date hereof, except to the extent that such representations and warranties specifically relate to an earlier date, then in such event, such representations were true and correct in all material respects as of such earlier date.

(b) Each Original Indemnitor (for itself and not jointly with any other Original Indemnitor) hereby represents, warrants and covenants to Lender, as of the date hereof, that:

(i) to the knowledge of such Original Indemnitor, no Default or Event of Default has occurred and is continuing under the provisions of the Indemnity Agreement or the Environmental Indemnity Agreement;

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(ii) there are no defenses, set-offs or rights of defense, set-off or counterclaim whether legal, equitable or otherwise to the obligations of such Original Indemnitor evidenced by or set forth in the Indemnity Agreement or the Environmental Indemnity Agreement; and

(iii) all provisions of the Indemnity Agreement and the Environmental Indemnity Agreement are in full force and effect, except as modified herein.

(c) Each Original Indemnitor (for itself and not jointly with any other Original Indemnitor) and Assignor each hereby covenants and agrees that from and after the date hereof, Lender may deal solely with Borrower (as newly constituted) and Assignee in all matters relating to the Loan, the Loan Documents (as modified hereby) and the Property, and that Lender has no further duty or obligation of any nature relating to this Loan or the Loan Documents (as modified hereby) to Original Indemnitors and/or Assignor.

(d) Each Original Indemnitor, Borrower and Assignor understand and intend that Lender shall rely on the representations, warranties and covenants of such Original Indemnitor, Borrower and Assignor contained herein.

3. Additional Representations, Warranties and Covenants of Borrower and Assignee.

(a) Assignee hereby represents and warrants to Lender, as of the date hereof, that:

(i) to the knowledge of Assignee, based solely on Borrower and each Original Indemnitor’s representations contained herein, no Default or Event of Default has occurred and is continuing under the provisions of the Note, the Mortgage, the Indemnity Agreement, the Environmental Indemnity Agreement or the other Loan Documents, all as modified hereby; and

(ii) to the knowledge of Assignee, all provisions of the Loan Documents are in full force and effect, except as modified herein.

(b) Borrower hereby covenants and agrees for the benefit of Lender as follows:

(i) Borrower shall continue to perform all of its respective obligations imposed under the Note, the Mortgage, the Indemnity Agreement, the Environmental Indemnity Agreement and the other Loan Documents, all as modified hereby;

(ii) Borrower shall continue to pay when and as due all sums due under the Note and the other Loan Documents, all as modified hereby; and

(iii) Borrower shall not hereafter, without Lender’s prior consent in accordance with the terms of the Loan Documents, further encumber the Property or sell or transfer the Property or any interest therein, except as may be specifically permitted in the Loan Documents, as modified hereby.

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(iv) Borrower shall, within ten (10) days of the date hereof, deliver to Lender evidence reasonably satisfactory to Lender that the annual insurance premium for the insurance to be maintained with respect to the Property as required by the Loan Agreement has been paid. Borrower’s failure to deliver the evidence to Lender required by this Subsection (iv) shall constitute a default under the Loan.

(c) Assignee hereby covenants and agrees for the benefit of Lender that Assignee, in its capacity as “Indemnitor” or “Guarantor,” as applicable, shall perform all the respective obligations imposed under the Indemnity Agreement and the Environmental Indemnity Agreement, each as modified hereby. Assignee understands and intends that Lender shall rely on the representations, warranties and covenants of Assignee contained herein.

4. Consent and Reaffirmation of Borrower.

(a) Borrower hereby represents and warrants to Lender that it has reviewed the Contribution Agreement, this Agreement and all the documents executed in accordance therewith or herewith. Borrower consents to the Transfer, the Substitution, and the Release under the terms of the Contribution Agreement and this Agreement. Borrower further covenants and agrees that the Transfer, the Substitution and the Release shall not, and shall not be deemed to, impair, limit, abrogate or reduce in any manner or to any extent the liability or obligations of Borrower under the Loan Documents.

(b) Borrower hereby renews, reaffirms, ratifies and confirms the Note, the Mortgage and the other Loan Documents and acknowledges and agrees that the Loan Documents remain in full force and effect without impairment and without modification, except as specifically provided in this Agreement, and that no rights or remedies of Lender under the Loan Documents, as modified hereby, have been waived. Borrower reaffirms the truth and accuracy in all material respects of all representations and warranties made by Borrower in the Loan Documents, as hereby modified, as if made on the date hereof, except to the extent that such representations and warranties specifically relate to an earlier date, then in such event, such representations were true and correct in all material respects as of such earlier date.

(c) Borrower agrees to continue to pay, perform and discharge each and every obligation of payment and performance under, pursuant to and as set forth in the Note, the Mortgage, the Environmental Indemnity Agreement and the other Loan Documents at the time, in the manner and otherwise in all respects as therein provided, all as modified hereby.

(d) Borrower hereby acknowledges, agrees and warrants that: (i) there are no rights of set-off or counterclaim, nor any defenses of any kind, whether legal, equitable or otherwise, which would enable Borrower to avoid or delay timely performance of its obligations under the Note, the Mortgage, the Environmental Indemnity Agreement or the Loan Documents, as applicable, all as modified hereby; (ii) there are no monetary Liens of any kind or nature against the Property except for Permitted Encumbrances; and (iii) all rights, priorities, titles, liens and equities securing the payment of the Note are expressly recognized as valid and are in all things renewed, continued and preserved in force to secure payment of the Note, all as modified hereby.

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5. Obligations of Assignee. From and after the date of this Agreement, Assignee shall be obligated and responsible for the performance of each and all of the obligations and agreements of Original Indemnitors under the Indemnity Agreement and the Environmental Indemnity Agreement, each as modified hereby, and Assignee shall be liable and responsible for each and all of the liabilities of Original Indemnitors thereunder, as fully and completely as if Assignee had originally executed and delivered the Indemnity Agreement and the Environmental Indemnity Agreement, each as hereby modified, including, without limitation, all of those obligations, agreements and liabilities which would have, but for the provisions of this Agreement, been the obligations, agreements and liabilities of Original Indemnitors thereunder. From and after the date hereof, Assignee hereby agrees to pay, perform and discharge each and every obligation of payment and performance of Original Indemnitors under, pursuant to and as set forth in the Indemnity Agreement and the Environmental Indemnity Agreement, each as modified hereby, at the time, in the manner and otherwise in all respects as therein provided.

Assignee acknowledges and agrees that, following the Transfer, it will be an affiliate of Borrower and will derive substantial economic benefit from Lender’s agreement to consent to the Transfer and that there is adequate consideration for the Substitution. Assignee acknowledges that Lender would not consent to the Transfer without the agreement of Assignee to execute and deliver this Agreement as substitute indemnitor.

Assignor acknowledges and agrees that the foregoing provisions of this Section 5 shall be for the sole benefit of Lender and nothing contained in this Agreement shall be deemed or construed to relieve Assignor of any of its duties, covenants, representations, warranties or obligations under, and in accordance with the terms of, the Contribution Agreement or any other document or instrument executed and delivered by Assignor pursuant to the terms thereof.

6. Consent to Transfer. Subject to the terms and conditions set forth in this Agreement, Lender hereby (i) consents to the Transfer, subject to the Mortgage and the other Loan Documents, all as modified hereby, and (ii) agrees that the consummation of the Transfer shall not constitute a Default or an Event of Default under any of the Loan Documents, as modified hereby. Lender’s consent to the Transfer shall, however, not constitute its consent to any subsequent transfers of the Property or any interest therein, except as may be specifically permitted in the Loan Documents, as modified hereby.

7. Consent to Substitution and Release of Original Indemnitors. Subject to the terms and conditions set forth in this Agreement, Lender consents to the Substitution. From and after the date of this Agreement, each Original Indemnitor shall, with respect only to those matters first arising or accruing on or after the date of this Agreement, be fully and unconditionally released of any and all liability under the Loan Documents, as modified hereby, including, without limitation, its obligations as the “Indemnitor” or “Guarantor,” as applicable, under the Indemnity Agreement and Environmental Indemnity Agreement, each as modified hereby, and Assignee shall be substituted, in each and every respect, for Original Indemnitors in lieu of and in place of Original Indemnitors with respect to each and every reference to the “Indemnitor” or “Guarantor,” as applicable, in the Loan Documents, as hereby modified, including, without limitation, the

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Indemnity Agreement and Environmental Indemnity Agreement, each as modified hereby. Each Original Indemnitor hereby acknowledges and agrees that the release set forth in this Section 7 shall not be construed to release any Original Indemnitor from any liability under the Indemnity Agreement and Environmental Indemnity Agreement for any acts or events occurring or obligations arising prior to the date of this Agreement, whether or not such acts, events or obligations are, as of the date of this Agreement, known or ascertainable.

8. Lender Estoppel. Lender hereby represents and warrants to Borrower, each Original Indemnitor, Assignee and Assignor that, to the “actual knowledge of Lender:” (i) as of the date hereof, no Event of Default under the Loan Documents has occurred and is continuing, and (ii) no facts or circumstances exist which, through the passage of time, would constitute an Event of Default. For purposes of this paragraph, the “actual knowledge of Lender” shall mean the actual knowledge of employees of Wells Fargo Bank, N.A. (“Wells Fargo”) actively involved with the transactions described herein or with the servicing of the Loan without any independent inquiry or investigation. The “actual knowledge of Lender” shall not include knowledge imputed from other Lender Parties or other groups or employees of Wells Fargo not actively involved in the servicing of the Loan. Lender reserves the right to declare any existing Event of Default which is not currently known but which subsequently comes to the attention of Lender.

9. Notices to Borrower and Indemnitor. Without amending, modifying or otherwise affecting the provisions of the Loan Documents except as expressly set forth herein, Lender shall, from and after the date of this Agreement, deliver any notices to the “Borrower” or the “Indemnitor” or “Guarantor,” as applicable, which are required to be delivered pursuant to the Loan Documents, or are otherwise delivered by Lender at Lender’s sole discretion, to Borrower’s address or Assignee’s address, as the case may be, set in the Loan Documents, as modified hereby, as applicable. In addition, all references to the address of the “Borrower” and all references to the address of the “Indemnitor” or “Guarantor,” as applicable, in the Loan Documents are hereby modified to refer to Borrower’s address or Assignee’s address, as the case may be, as set forth in the Loan Agreement, as modified hereby.

10. Release and Covenant Not to Sue. Borrower, each Original Indemnitor, Assignor and Assignee, on behalf of themselves and their heirs, successors and assigns, hereby release and forever discharge Lender, Original Lender, each of their predecessors in interest and their successors and assigns, together with any officers, directors, partners, employees, investors, certificate holders and agents (including, without limitation, servicers of the loan) of each of the foregoing (collectively, “Lender Parties”), from all debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, claims, damages, judgments, executions, actions, inactions, liabilities, demands or causes of action of any nature, at law or in equity, known or unknown (the “Claims”), which Borrower, such Original Indemnitor, Assignor or Assignee now have by reason of any cause, matter or thing through and including the date hereof including, without limitation, matters arising out of or relating to: (a) the Loan including, without limitation, its funding, administration and servicing; (b) the Loan Documents; (c) the Property; (d) any reserve or escrow balances held by Lender or any servicers of the Loan, but only to the extent the same has been held, used or applied by Lender in accordance with the terms of the Loan Documents, as modified hereby; (e) the Transfer or Substitution (collectively, the “Released Claims”); and (f) any other disclosed agreement or transaction between Borrower, any Original Indemnitor, Assignor or Assignee and Lender Parties relating to the Loan. Borrower,

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each Original Indemnitor, Assignor and Assignee, on behalf of themselves and their heirs, successors and assigns, covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of Lender Parties by reason of or in connection with any of the Released Claims; provided, however, that nothing contained herein shall be deemed or construed to prevent or otherwise restrict any Original Indemnitor from raising as a defense against any Claims made by any Lender Parties the release of such Original Indemnitor made by Lender pursuant to Section 7 hereof.

11. Acknowledgment of Indebtedness. This Agreement recognizes the reduction of the principal amount of the Note and the payment of interest thereon to the extent of payments made by Borrower prior to the date of this Agreement. The parties acknowledge and agree that, as of the date of this Agreement, the unpaid principal balance of the Note is $14,300,000.00 and interest on the Note is paid to May 31, 2010. Borrower and Assignee acknowledge and agree that the Loan, as evidenced and secured by the Loan Documents, as modified hereby, is a valid and existing indebtedness payable by Borrower to Lender.

12. Interest Accrual Rate and Monthly Installment Payment Amount to Remain the Same. The parties acknowledge and agree that the interest rate and the monthly payments set forth in the Note shall remain unchanged. Prior to the occurrence of an Event of Default hereunder or under the Loan Documents, as modified hereby, interest shall accrue on the principal balance outstanding from time to time at the interest rate set forth in the Note (which does not include such amounts as may be required to fund any escrow and reserve obligations under the terms of the Loan Documents, as modified hereby), and shall continue to be paid in accordance with the terms of the Note.

13. Modifications of the Loan Documents. The Loan Documents are hereby modified as follows:

(a) The definition of Borrower Parents in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Borrower Parents shall mean, collectively, the REIT (as hereinafter defined) and the Operating Partnership (as hereinafter defined).”

(b) The definition of Environmental Indemnity in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Environmental Indemnity shall mean that certain Environmental Indemnity, dated as of the date hereof, by Borrower and as assumed by Operating Partnership in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.”

(c) The definition of Holding Company in Section 1.1 of the Loan Agreement is hereby deleted in its entirety, and all references to, or provisions relating to, “Holding Company” in the Loan Agreement are hereby deleted in their entirety.

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(d) The definition of Holding Company LP Agreement in Section 1.1 of the Loan Agreement is hereby deleted in its entirety, and all references to, or provisions relating to, “Holding Company LP Agreement” in the Loan Agreement are hereby deleted in their entirety.

(e) The definition of Manager in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Manager shall mean Hudson OP Management, LLC, or such other Qualified Manager as now or hereafter becomes manager of the Property in accordance with the provisions hereof.”

(f) The definition of MSREF Entity in Section 1.1 of the Loan Agreement is hereby deleted in its entirety, and all references to, or provisions relating to, “MSREF Entity” in the Loan Agreement are hereby deleted in their entirety.

(g) The definition of Permitted Debt in Section 1.1 of the Loan Agreement is hereby amended as follows by deleting subsections (d) and (e) are deleted in their entirety and replacing subsection (d) with the following:

“and (d) any indebtedness of any Borrower Parents or any Persons holding any direct or indirect interests in any of Borrower Parents.”

(h) The definition of Recourse Guaranty in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Recourse Guaranty shall mean that certain Guaranty of Recourse Obligations of Borrower, dated as of the date hereof, as assumed by Operating Partnership, as the same may be amended, supplemented, restated or otherwise modified from time to time.”

(i) The definition of Single Purpose Entity is hereby deleted in its entirety and replaced with the following:

“Single Purpose Entity shall mean a Person, other than an individual, which (i) is formed or organized solely for the purpose of owning, holding, developing, using, selling, leasing, managing, exchanging, operating and financing, directly or indirectly, an ownership interest in the Property, (ii) does not engage in any business unrelated to its direct or indirect interest in the Property and the acquisition, ownership, development, use, operation and financing thereof, (iii) has not and will not have any assets other than those related to its direct or indirect interest in the Property or the operation, management and financing thereof or any indebtedness other than the Permitted Debt, (iv) maintains its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, except to the extent that it is disregarded for federal income tax purposes (v) holds itself out as being a Person, separate and apart from any other Person, (vi) does not and will not commingle its funds or assets with those of any other Person, except as contemplated in this Agreement, except that it and its Affiliates may participate in a cash management system pursuant to a

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written agreement reasonably acceptable to Lender, so long as all of its cash balances are accurately tracked and reflected in the books and records of such Affiliate responsible for implementing such cash management system, (vii) conducts its own business in its own name; (viii) maintains separate financial statements, provided, however, it may utilize consolidated financial statements, so long as such statements contain a note indicating that its separate assets and liabilities are neither available to pay the debt of the consolidated entity nor constitute obligations of the consolidated entity, (ix) except as contemplated in this Agreement and the Loan Documents pays its own liabilities out of its own funds, (x) observes in all material respects all partnership, corporate or limited liability company formalities, as applicable, (xi) pays the salaries of its own employees, if any, and maintains a sufficient number of employees, if any, in light of its contemplated business operations, (xii) except as contemplated in this Agreement and the Loan Documents, does not guarantee or otherwise obligate itself with respect to the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, (xiii) does not acquire obligations or securities of its partners, members or shareholders, (xiv) allocates fairly and reasonably shared expenses, including, without limitation, any overhead for shared office space, if any, (xv) uses separate stationary, invoices, and checks, (xvi) maintains an arms-length relationship with its Affiliates, (xvii) does not and will not pledge its assets for the benefit of any other Person or make any loans or advances to any other Person (other than pursuant to the Loan Documents), (xviii) does and will continue to use commercially reasonable efforts to correct any known misunderstanding regarding its separate identity, (xix) maintains adequate capital in light of its contemplated business operations, and (xx) has not and will not engage in, seek, or consent to the dissolution, winding up, liquidation, consolidation or merger and except as otherwise permitted in this Agreement and the other Loan Documents, has not and will not engage in, seek or consent to any asset sale, transfer or partnership, membership or shareholder interests, except as permitted in this Agreement and the other Loan Documents or material amendments of its partnership or operating agreement, certificate of incorporation, articles of organization or other organizational document unless approved by Lender, which approval shall not be unreasonably withheld. In addition, if such Person is a partnership, (1) all general partners, if any, of such Person shall be Single Purpose Entities; and (2) if such Person has more than one general partner, then the organizational documents shall provide that such Person shall continue (and not dissolve) for so long as a solvent general partner exists. In addition, if such Person is a corporation, then, at all times: (a) such Person shall have at least two (2) Independent Directors and (b) the board of directors of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including the Independent Directors, shall have participated in such vote. In addition, if such Person is a limited liability company, (a) such Person shall have at least two (2) Independent Managers or Independent Members, (b) if such Person is managed by a board of managers, the board of managers of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of managers unless all of the managers, including the Independent Managers, shall have participated in such vote, (c) if such Person is not managed by a board of managers, the members of such Person may not take any action requiring the affirmative vote of 100% of the members of such Person unless all of the members, including the Independent Members, shall have participated in such vote, and (d) its operating agreement shall provide

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that until all of the Indebtedness and Obligations are paid in full, such entity will not dissolve. In addition, the organizational documents of such Person shall provide that such Person (1) without the unanimous consent of all of the partners, directors or members, as applicable, shall not with respect to itself or to any other Person in which it has a direct or indirect legal or beneficial interest, except as permitted in the Loan Documents, (a) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or other similar official for the benefit of the creditors of such Person or all or any portion of such Person’s property, or (b) take any action that might cause such Person to become insolvent, petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (2) has and will maintain its books, records, resolutions and agreements as official records, (3) has held and will hold its assets in its own name, (4) has and will maintain its financial statements, accounting records and other organizational documents, books and records separate and apart from any other Person, (5) has not and will not identify its partners, members or shareholders, or any affiliates of any of them as a division or part of it, (6) has and will maintain an arms length relationship with its Affiliates, and (7) has not and will not enter into or be a party to any transaction with its partners, members, shareholders, or its Affiliates except in the ordinary course of business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms length transaction with a third party.”

(j) The definition of Sponsor in Section 1.1 of the Loan Agreement is hereby deleted in its entirety, and all references to, or provisions relating to, “Sponsor” in the Loan Agreement are hereby deleted in their entirety.

(k) The following defined terms are added to Section 1.1 of the Loan Agreement:

“Approved Bank shall mean a commercial bank with a long term debt rating of “A” or better (or a comparable long term debt obligation rating) as assigned by the Rating Agencies and otherwise reasonably satisfactory to Lender.”

“Operating Partnership shall mean Hudson Pacific Properties, L.P., a Maryland limited partnership.”

“REIT shall mean Hudson Pacific Properties, Inc., a Maryland corporation.”

(l) The phrase “thirty (30) days” appearing in the last sentence of Section 6.1.1 of the Loan Agreement is hereby amended to read “ten (10) days.”

(m) The phrase “(covering Borrower’s obligation to indemnify Lender as required under this Agreement, and shall provide “Products and Completed Operations Liability” coverage).” appearing in Section 6.1.2 of the Loan Agreement is hereby amended to read “(covering Borrower’s obligation to indemnify lender as required under this Agreement, to the extent available, and shall provide “Products and Completed Operations Liability” coverage)”.

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(n) The percentage “twenty-five percent (25%)” appearing in of Section 6.1.10 of the Loan Agreement is hereby amended to read “forty percent (40%).”

(o) Notwithstanding anything to the contrary in Article VI of the Loan Agreement, Borrower shall not be required to provide certified copies of any insurance policies, it being understood that delivery of originals or copies of such policies shall satisfy Borrower’s obligations to deliver the same.

(p) The phrase “thirty (30) days” appearing in such Section 6.1.11 of the Loan Agreement is hereby amended to read “ten (10) days.”

(q) The phrase “thirty (30) days” appearing in Section 6.1.12 of the Loan Agreement is hereby amended to read “ten (10) days.”

(r) Section 8.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Section 8.1 Restrictions on Transfers. Unless such action is permitted by the provisions of this Article VIII, Borrower shall not, and shall not permit any other Person holding any direct or indirect ownership interest in Borrower or the Property to, except with the prior written consent of Lender, (i) Transfer all or any part of the Property, or (ii) permit any Transfer (directly or indirectly) of any interest in Borrower, Borrower Parent, any SPE Entity, or the Property (other than pursuant to Leases of a space to tenants in accordance with this Agreement).”

(s) Subsections (vi) – (viii) of Section 8.5(b) of the Loan Agreement are hereby deleted in their entirety and replaced with the following:

“(vi) Borrower Parents shall at all times maintain at least a 30% direct or indirect, equity interest in Borrower, (vii) Borrower Parents shall maintain management and control of Borrower and the Property, and (viii) Operating Partnership shall deliver to lender written affirmation of its obligations under the Recourse Guaranty and the Environmental Indemnity.”

(t) Section 8.5(c) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(c) Notwithstanding the foregoing provisions of this Article VIII, no Lender approval, Rating Agency Confirmation or delivery of a Non-Consolidation Opinion shall be necessary or requested to effect or consummate any Transfers of interests in or of Borrower to any Affiliate of any Borrower Parent provided that (i) Borrower shall provide Lender with at least thirty (30) days prior written notice thereof, (ii) immediately prior to such Transfer, no Event of Default shall have occurred and be continuing, (iii) there is no Change of Control and the persons responsible for the day to day management of the property remains unchanged, and (iv) Borrower shall pay (y) to Lender a transfer fee equal to one half of one percent (0.5%) of the outstanding Principal Amount of the Loan and (z) all of Lender’s fees, costs and expenses, including, without limitation, reasonable attorney’s fees and costs, actually incurred by Lender in contraction with such Transfer. For purposes

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of this Section 8.5(c) only, a “Change of Control” shall mean a change in the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the Controlled entity, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise.”

(u) The following is added as Section 8.5(d) of the Loan Agreement:

“(d) Notwithstanding the foregoing provisions of this Article VIII, for so long as REIT and the Operating Partnership are Borrower Parents, the issuance, sale, conveyance, transfer, disposition, alienation, hypothecation, pledge or encumbrance (whether voluntary or involuntary or directly or indirectly) of (i) any securities, options, warrants or other interests in the REIT (a “REIT Transfer”) or (ii) partnership interests and other interests in the Operating Partnership (an “OP Transfer”) shall be permitted without Lender’s prior written consent and no transfer fee shall be payable in connection therewith, provided that any such REIT Transfer and/or OP Transfer, as the case may be, does not (i) result in a Change in Control (hereinafter defined) of the REIT and/or the Operating Partnership or (ii) result in a change in control of the Property; provided, however, that (A) at all times the public issuance and/or trading of stock of the REIT shall at all times be permitted and (B) any REIT Transfer and/or OP Transfer, as the case may be, that would result from a merger and/or acquisition and/or consolidation of the REIT or the Operating Partnership, as the case may be, by or into any other Person shall not be permitted without Lender’s prior written consent. Notwithstanding the foregoing:

(1) So long as a Change in Control does not occur, no consent of the Lender shall be required in connection with a merger of the REIT into or an acquisition of the REIT by a Qualified Transferee (hereinafter defined), so long as the following conditions are met:

(A) The REIT or the surviving entity if such entity is not the REIT (the “REIT Successor”), shall continue to own 100% of the direct and indirect general partnership interests in the Operating Partnership, and the Operating Partnership shall continue to own 100% of the direct and indirect membership interests in Borrower.

(B) Lender must be given at least thirty (30) days prior written notice of the REIT Transfer, giving sufficient detail of the proposed transaction. This shall include, but not be limited to, a pro-forma balance sheet as of the expected date of the REIT Transfer.

(C) Borrower and Operating Partnership, in its capacity as an indemnitor/guarantor of the Loan, shall execute and deliver to a ratification agreement in form and content satisfactory to Lender in its reasonable discretion, ratifying their existing obligations under the Loan Documents and confirming that there has been no change in Borrower’s organizational documents or Operating Partnership’s organizational documents.

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(D) Borrower shall reimburse Lender for all of Lender’s reasonable out of pocket costs and expenses related to the REIT Transfer, without limitation, Lender’s reasonable attorney’s fees and costs and the costs of Rating Agency review, if applicable, and shall pay to Lender a transfer fee equal to one percent (1%) of the outstanding Principal Amount of the Loan.

(2) If a Change in Control does occur in connection with a REIT Transfer and/or an OP Transfer, consent of the Lender shall be required in accordance with Article 8 of this Loan Agreement, and provided that such REIT Transfer is to a Qualified Transferee, such consent shall not be unreasonably withheld so long as all conditions set forth in Section 8.5(d)(1) hereinabove are satisfied and the provisions of Article 8 are satisfied.

(3) No REIT Transfer or OP Transfer shall relieve Borrower, Operating Partnership, as indemnitor/guarantor of the Loan, or the REIT (except where the REIT is not the surviving entity, and in such event the REIT Successor shall have assumed the REIT’s obligations under the Loan Documents) of any of their respective obligations and liabilities under the Note or any of the other Loan Documents.

For purposes of this Section 8.5(d), the term “Change in Control” shall mean (i) a change in the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise, or (ii) any transfer of interests or series of transfers of interests in the REIT which results in more than 49% of the ownership interests of the REIT or the surviving entity, as applicable, being held by any single person or entity or related group of people or entities which does not currently own more than 49% of the interests in the REIT.

For purposes of this Section 8.5(d), the term “Qualified Transferee” is defined as follows: Only one of the following:

(A) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any of the foregoing entities referred to in this clause (A) satisfies the Eligibility Requirements;

(B) an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any of the foregoing entities referred to in this clause (B) satisfies the Eligibility Requirements;

(C) an institution substantially similar to any of the foregoing entities described in clauses (A) or (B) that satisfies the Eligibility Requirements;

(D) any entity Controlled by any of the entities described in clauses (A) or (B) above;

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(E) an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager or an entity that is otherwise a Qualified Transferee under clauses (A), (B), (C) or (D) of this definition acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Transferees under clauses (A), (B), (C) or (D) of this definition; and

(F) is not a Prohibited Person.

For purposes of this Section 8.5(d), and notwithstanding anything to the contrary in Section 1.1 of the Loan Agreement, the term “Eligibility Requirements” means, with respect to any entity, that such entity (i) has capital/statutory surplus or shareholder’s equity in excess of $600,000,000, and (ii) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties and has not less than seven (7) years of experience with the management of commercial real estate comparable to the Property and has a reputation in the industry reasonably equivalent to, or better than that of, the REIT, or is otherwise satisfactory to Lender in its reasonable discretion. For purposes of this Section, the term “Permitted Fund Manager” means, with respect to any entity, that such entity (i) is a nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, or (ii) is a commercial real estate manager that controls or manages at least $500,000,000 in real estate equity assets.

Other than as specifically provided above, the terms and provisions of Article 8 of the Loan Agreement shall remain in full force and effect.”

(v) The phrase “Holding Company” appearing several times in Section 11.2.3 of the Loan Agreement is hereby amended to read “the REIT” in each instance.

(w) Section 19.3 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, PROVIDED THAT TO THE EXTENT THAT ANY OF SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, SUCH FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING, AND PROVIDED FURTHER THAT THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED SHALL GOVERN AS TO THE CREATION, PRIORITY AND ENFORCEMENT OF LIENS AND SECURITY INTERESTS IN THE PROPERTY LOCATED IN SUCH STATE.”

(x) The addresses for notices set forth in Section 19.6 of the Loan Agreement shall be deemed deleted and the following substituted therefor:

“If to Lender:

c/o Wells Fargo Bank, N.A.

Charlotte Plaza, 9th Floor

201 South College Street

Charlotte, North Carolina 28244

Attn: Asset Manager

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With a copy to:

Moore & Van Allen, PLLC

100 North Tryon Street, Suite 4700

Charlotte, North Carolina 28202

Attn: J. Keith Jones, Esq.

If to Borrower:

c/o Hudson Pacific Properties, L.P.

11601 Wilshire Boulevard, Suite 1600

Los Angeles, California 90025

Attn: Chief Financial Officer

With copies to:

Latham & Watkins, LLP

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626-1925

Attn: David Meckler”

(y) The following shall be added as Article XX to the Loan Agreement:

“XX. Collateral Reserve.

Section 20.1 Reserve Accounts Generally.

20.1.1 As additional security for the payment and performance by Borrower of all duties, responsibilities and obligations under the Note and the other Loan Documents, Borrower hereby unconditionally and irrevocably assigns, conveys, pledges, mortgages, transfers, delivers, deposits, sets over and confirms unto Lender, and hereby grants to Lender a security interest in (i) the Collateral Reserve (as hereinafter defined), and any other reserve or escrow account established pursuant to the terms hereof or any other Loan Document, (ii) the accounts into which the Collateral Reserve has been deposited, (iii) all insurance on said accounts, (iv) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto, (v) all sums now or hereafter therein or represented thereby, (vi) all replacements, substitutions or proceeds thereof, (vii) all instruments and documents now or hereafter evidencing the Collateral Reserve or such accounts, (viii) all powers, options, rights, privileges and immunities pertaining to the Collateral Reserve (including the right to make withdrawals therefrom), and (ix) all proceeds of the foregoing. Borrower hereby authorizes and consents to the account into which the Collateral Reserve have been deposited being held in Lender’s name or the name of any entity servicing the Note for Lender and hereby acknowledges and agrees that Lender, or at Lender’s election, such servicing agent, shall have exclusive control over said account. Notice of the assignment and security interest granted to Lender herein may be delivered by Lender at any time to the financial

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institution wherein the Collateral Reserve have been established, and Lender, or such servicing entity, shall have possession of all passbooks or other evidences of such accounts. Borrower hereby assumes all risk of loss with respect to amounts on deposit in the Collateral Reserve. Borrower hereby knowingly, voluntarily and intentionally stipulates, acknowledges and agrees that the advancement of the funds from the Collateral Reserve as set forth herein is at Borrower’s direction and is not the exercise by Lender of any right of set-off or other remedy upon a Default or an Event of Default. Borrower hereby waives all right to withdraw funds from the Collateral Reserve except as provided for in this Loan Agreement. If an Event of Default shall occur hereunder or under any other of the Loan Documents Lender may, without notice or demand on Borrower, at its option: (A) withdraw any or all of the funds (including, without limitation, interest) then remaining in the Collateral Reserve and apply the same, after deducting all costs and expenses of safekeeping, collection and delivery (including, but not limited to, reasonable attorneys’ fees, costs and expenses) to the Obligations in such manner as Lender shall deem appropriate in its sole discretion, and the excess, if any, shall be paid to Borrower, (B) exercise any and all rights and remedies of a secured party under any applicable Uniform Commercial Code, or (C) exercise any other remedies available at law or in equity. No such use or application of the funds contained in the Collateral Reserve shall be deemed to cure any Default or Event of Default.

20.1.2 The Collateral Reserve shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Lender’s option and in Lender’s discretion, may either be held in a separate account or be commingled by Lender with the general funds of Lender. The Collateral Reserve is solely for the protection of Lender and entails no responsibility on Lender’s part beyond the payment of the respective items for which they are held following receipt of bills, invoices or statements therefor in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. Upon assignment of this Loan Agreement by Lender, any funds in the Collateral Reserve shall be turned over to the assignee and any responsibility of Lender, as assignor, with respect thereto shall terminate. If there is an Event of Default under this Loan Agreement or any other Loan Documents, Lender may, but shall not be obligated to, apply at any time the balance then remaining in any or all of the Collateral Reserve against the Obligations in whatever order Lender shall subjectively determine. No such application of any or all of the Collateral Reserve shall be deemed to cure any Event of Default.

Section 20.2 Collateral Reserve. As additional security for the Obligations, on or before June 29, 2010, Borrower shall either (i) deposit an amount equal to $700,000 the “Cash Deposit” into a reserve established with Lender, or (ii) deliver to Lender an irrevocable standby letter of credit number, issued by an Approved Bank in the amount of $700,000 (the “Collateral Reserve L/C”), which such standby letter of credit shall be a Letter of Credit as defined herein. If Borrower shall deliver a Collateral Reserve L/C, then Borrower hereby pledges and grants to Lender a security interest in and to the Collateral Reserve L/C and any and all proceeds which the Lender may realize from any draw on the Collateral Reserve L/C. If Borrower has delivered a Collateral Reserve L/C, then upon the occurrence of an Event of Default, Lender shall have the right to draw upon the Collateral Reserve L/C and deposit the funds into a reserve established with Lender. The reserve established in connection with either (i) the Cash Deposit, or (ii) from proceeds received by Lender upon a draw of the Collateral Reserve L/C, as applicable, shall be referred to herein as the “Collateral Reserve.” Upon the occurrence of an Event of Default, Lender shall have the right to apply the Collateral Reserve to the Obligations in accordance with the terms hereof.

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If Borrower initially elects to make the Cash Deposit with Lender, then, so long as no Event of Default has occurred and is continuing, Borrower may at anytime upon ten (10) days prior notice to Lender substitute the same for a Collateral Reserve L/C, and upon receipt by Lender of such Collateral Reserve L/C, Lender shall return to Borrower the Cash Deposit then held by Lender.

Upon full payment of the Obligations in accordance with its terms or at such earlier time as Lender may elect, the balance of any or all of the Collateral Reserve or any Collateral Reserve L/C then in Lender’s possession shall be paid over or returned, as applicable, to Borrower and no other party shall have any right or claim thereto. Upon maturity of the loan, Borrower may elect to use the funds then on deposit in the Collateral Reserve, if any, as a credit against the total amount due and payable to Lender.”

(z) Exhibit C of the Loan Agreement is hereby deleted in its entirety.

(aa) Exhibit H of the Loan Agreement is hereby deleted and replaced with Exhibit H attached hereto.

(bb) Exhibit O of the Loan Agreement is hereby supplemented with Exhibit O attached hereto, it being acknowledged that each of the Standard Form Lease attached as Exhibit O to the Loan Agreement or as Exhibit O attached hereto are each hereby approved by Lender.

(cc) Schedules VII, VIII, X, XI and XIII attached to the Loan Agreement are hereby deleted and replaced with Schedules VII, VIII, X, XI and XIII attached hereto.

(dd) The “Granting Clause” of the Mortgage is hereby modified by adding the following as items (xiii):

“(xiii) all cash funds, deposit accounts, letter of credit proceeds and other rights and evidence of rights to cash, now or hereafter created or held by Lender pursuant to this Security Instrument or any other of the Loan Documents (as hereinafter defined), including, without limitation, all funds now or hereafter on deposit in the Collateral Reserve (as defined in the Loan Agreement).”

(ee) Section 12(g) of the Mortgage is hereby deleted in its entirety and replaced with the following:

“THIS SECURITY INSTRUMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, PROVIDED THAT TO THE EXTENT THAT ANY OF SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, SUCH FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING, AND PROVIDED FURTHER THAT THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED SHALL GOVERN AS TO THE CREATION, PRIORITY AND ENFORCEMENT OF LIENS AND SECURITY INTERESTS IN THE PROPERTY LOCATED IN SUCH STATE.”

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(ff) Section 12(m) of the Mortgage is hereby deleted in its entirety and replaced with the following:

“(m) Intentionally omitted.”

(gg) All references to “MSREF” in the Environmental Indemnity Agreement shall be replaced with “Hudson Pacific Properties, L.P.”.

(hh) Section 4(l) of the Environmental Indemnity Agreement and Section 8(k) of the Indemnity Agreement are hereby deleted in its entirety and replaced with the following:

“THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, EXCEPT TO THE EXTENT THAT THE APPLICABILITY OF ANY OF SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, IN WHICH CASE SUCH FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING.”

(ii) Section 8(m) of the Assignment is hereby deleted in its entirety and replaced with the following:

“THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS SITUATED, EXCEPT TO THE EXTENT THAT ANY OF SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, IN WHICH CASE SUCH FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING.”

(jj) Section 5(k) of the Note is hereby deleted in its entirety and replaced with the following:

“THIS NOTE SHALL BE INTERPRETED, CONSTRUED AND ENFORCED ACCORDING TO THE LAWS OF THE STATE IN WHICH THE PROPERTY (AS DEFINED IN THE LOAN AGREEMENT) IS LOCATED.”

(kk) The first sentence of Section 2 of the Indemnity is hereby deleted in its entirety and replaced with the following:

“Guarantor hereby unconditionally, irrevocably and absolutely guarantees to Lender (i) the prompt and unconditional payment of all obligations and liabilities of Borrower for which Borrower shall be personally liable pursuant to Section 18.2 of the Loan Agreement, and (ii) the due and punctual payment of the Note limited to an amount equal to the principal sum of seven hundred thousand and 00/100 dollars ($700,000). This principal sum of seven hundred thousand and 00/100 dollars ($700,000) guaranteed pursuant to this Section 2 shall not be reduced by any installment payments and permitted principal payments pursuant to the terms of the Note, but shall remain fixed sum notwithstanding any such payments of principal (collectively, the Guaranteed Obligations).”

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14. Conditions. This Agreement shall be of no force and effect until each of the following conditions has been met to the complete satisfaction of Lender:

(a) Fees and Expenses. Borrower shall pay, or cause to be paid (i) all costs and expenses incident to the preparation and execution hereof and the consummation of the transactions contemplated hereby, including reasonable legal fees of Lender’s counsel, and (ii) a transfer fee to Lender being one half of one percent (0.5%) of the outstanding principal balance of the Note as of the date of this Agreement, the next regularly scheduled monthly payment due under the Loan, and the other fees and expenses outlined in the beneficiary statement distributed to the parties by Lender.

(b) Other Conditions. Satisfaction of all requirements under the closing checklist for this transaction as determined by Lender and Lender’s counsel in their sole discretion.

15. Default.

(a) Breach. Any breach by Borrower or Assignee of the representations and warranties contained herein shall constitute an Event of Default. Any breach by Original Indemnitors or Assignor of the representations and warranties contained herein shall constitute a default by Original Indemnitors or Assignor, as the case may be, under this Agreement.

(b) Failure to Comply. Any failure by Borrower or Assignee to fulfill any one of the conditions set forth in this Agreement shall constitute a default under this Agreement and an Event of Default. Any failure by Original Indemnitors or Assignor to fulfill any one of the conditions in this Agreement shall constitute a default by Original Indemnitors or Assignor, as the case may be, under this Agreement.

16. Further Representations, Warranties and Covenants of Borrower. As a condition of this Agreement, Borrower represents and warrants to Lender, as of the date hereof, as follows:

(a) Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is authorized to transact business and in good standing in the State of California. Borrower has full power and authority to enter into and carry out the terms of this Agreement and to continue to carry out the terms of the Loan Documents.

(b) This Agreement and all other documents executed by Borrower in connection with constitutes the legal, valid and binding obligations of Borrower enforceable in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or general equitable principals, whether applied in law or equity. Neither the entry into nor the performance of and compliance with this Agreement has resulted or will result in any violation of, or a conflict with or a default under, any judgment, decree, order, mortgage, indenture, contract, agreement or lease by which Borrower or any property of Borrower is bound, or any statute, rule or regulation applicable to Borrower.

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(c) The Loan Documents, as modified hereby, constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or general equitable principals, whether applied in law or equity. Neither the entry into nor the performance of and compliance with the Loan Documents, as modified hereby, this Agreement has resulted or will result in any violation of, or a conflict with or a default under, any judgment, decree, order, mortgage, indenture, contract, agreement or lease by which Borrower or any property of Borrower is bound, or any statute, rule or regulation applicable to Borrower.

(d) There is no action, proceeding or investigation pending or, to knowledge of Borrower, threatened which questions, directly or indirectly, the validity or enforceability of this Agreement or the Loan Documents, as modified hereby, or any action taken or to be taken pursuant hereto or thereto, or which might result in any material adverse change in the condition (financial or otherwise) or business of Borrower.

(e) To the knowledge of Borrower, there has been no legislative action, regulatory change, revocation of license or right to transact business, fire, explosion, flood, drought, windstorm, earthquake, accident, other casualty or act of God, labor trouble, riot, civil commotion, condemnation or other action or event which has had any material adverse effect on the business or condition (financial or otherwise) of Borrower or any of its properties or assets, whether insured against or not, since the request for the Transfer was submitted to Lender.

(f) Borrower has not received any written notices from any governmental entity claiming that Borrower or the Property is not presently in compliance with any laws, ordinances, rules and regulations bearing upon the use and operation of the Property including, without limitation, any notice relating to zoning laws or building code regulations.

(g) The certified rent roll provided to Lender and certified as of the date hereof is a true, complete and accurate summary of all leases (“Tenant Leases” or individually, a “Tenant Lease”) affecting the Property in all material respects as of the date of this Agreement. No rent has been prepaid under any Tenant Lease except rent for the current month. To the knowledge of Borrower, each Tenant Lease has been duly executed and delivered by, and is a binding obligation of, the respective tenant, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or general equitable principals, whether applied in law or equity, and each Tenant Lease is in full force and effect. Each Tenant Lease is fully and freely assignable by the landlord without notice to or the consent of the tenant thereunder.

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(h) Borrower will not permit the transfer of any interest in Borrower to any person or entity (or any beneficial owner of such entity) who is listed on the specifically Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of Office of Foreign Asset Control, Department of the Treasury or pursuant to any other applicable Executive Orders (such lists are collectively referred to as the “OFAC Lists”). Borrower will not knowingly enter into a lease with any party who is listed on the OFAC Lists. Borrower shall immediately notify Lender if Borrower has knowledge that any member or beneficial owner of Borrower is listed on the OFAC Lists or is (A) indicted on or (B) arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Borrower shall immediately notify Lender if Borrower knows that any tenant is listed on the OFAC Lists or (A) is convicted on, (B) pleads nolo contendere to, (C) is indicted on, or (D) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Borrower further represents and warrants to Lender that Borrower is currently not on the OFAC list.

(i) No representation or warranty of Borrower made in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make such representations and warranties not misleading in light of the circumstances under which they are made.

Any breach of Borrower of any of the representations and warranties shall constitute an Event of Default under the Mortgage and the other Loan Documents, as modified hereby.

17. Further Representations, Warranties and Covenants of Assignee. As a condition of this Agreement, Assignee represents and warrants to Lender, as of the date hereof, as follows:

(a) Assignee is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Maryland, and is authorized to transact business as a foreign limited partnership in each jurisdiction in which such authorization is necessary for the operation of the business or properties of Borrower. Following the consummation of the Transfer, Assignee will be, and shall remain (subject to the Amended Borrower Organizational Documents), the sole member of Borrower and has full power and authority to enter into this Agreement on its own behalf and on behalf of Borrower, to own the Transferred Ownership Interests, to carry out the terms of the Indemnity Agreement and Environmental Indemnity Agreement, each as modified hereby, and to become obligated for the obligations of Original Indemnitor thereunder.

(b) This Agreement, the Contribution Agreement and all other documents executed by Assignee in connection therewith or herewith constitutes the legal, valid and binding obligations of Assignee enforceable in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or general equitable principals, whether applied in law or equity. Neither the entry into nor the performance of

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and compliance with this Agreement has resulted or will result in any violation of, or a conflict with or a default under, any judgment, decree, order, mortgage, indenture, contract, agreement or lease by which Assignee or any property of Assignee is bound, or any statute, rule or regulation applicable to Assignee.

(c) The Indemnity Agreement and Environmental Indemnity Agreement, each as modified hereby, constitute the legal, valid and binding obligations of Assignee, in its capacity as an “Indemnitor” or “Guarantor,” as applicable, enforceable in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or general equitable principals, whether applied in law or equity. Neither the entry into nor the performance of and compliance with this Agreement, the Contribution Agreement or the other documents executed by Assignee in connection therewith or herewith has resulted or will result in any violation of, or a conflict with or a default under, any judgment, decree, order, mortgage, indenture, contract, agreement or lease by which Assignee or any property of Assignee is bound, or any statute, rule or regulation applicable to Assignee.

(d) There is no action, proceeding or investigation pending or, to knowledge of Assignee, threatened which questions, directly or indirectly, the validity or enforceability of this Agreement or the Indemnity Agreement or Environmental Indemnity Agreement, each as modified hereby, or any action taken or to be taken pursuant hereto or thereto, or which might result in any material adverse change in the condition (financial or otherwise) or business of Assignee.

(e) To the knowledge of Assignee, there has been no legislative action, regulatory change, revocation of license or right to transact business, fire, explosion, flood, drought, windstorm, earthquake, accident, other casualty or act of God, labor trouble, riot, civil commotion, condemnation or other action or event which has had any material adverse effect on the business or condition (financial or otherwise) of Assignee or any of its properties or assets, whether insured against or not, since the request for the Transfer was submitted to Lender.

(f) The financial statements and other data and information supplied by Assignee in connection with the request for the Transfer or otherwise supplied in contemplation of the Transfer were in all material respects true and correct on the dates they were supplied, and since their dates no material adverse change in the financial condition of Assignee has occurred, and there is not any pending or threatened litigation or proceedings which might impair to a material extent the business or financial condition of Assignee. Notwithstanding the foregoing, any projections and pro forma financial information supplied by Assignee or HPP (as hereinafter defined) in connection with Assignee’s request for the Transfer are based upon good faith estimates and assumptions believed by Assignee to be reasonable at the time made and, with respect to such projections and pro forma financial information, it is recognized by Lender that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that the differences may be material.

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(g) No representation or warranty of Assignee made in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make such representations and warranties not misleading in light of the circumstances under which they are made.

Any breach of Assignee of any of the representations and warranties shall constitute an Event of Default under the Mortgage and the other Loan Documents, as modified hereby.

17. Representations, Warranties and Covenants of Hudson Pacific Properties, Inc.

(a) Hudson Pacific Properties, Inc. (“HPP”) represents and warrants to Lender that, as of the date hereof, HPP is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and is authorized to transact business as a foreign corporation in each jurisdiction in which such authorization is necessary for the operation of the business or properties of Borrower and Assignee. HPP is and shall remain the sole General Partner of Assignee and has full power and authority to enter into this Agreement on its own behalf and on behalf of Assignee.

(b) HPP hereby represents, warrants, covenants and agrees that at all times until the Obligations have been fully satisfied, HPP shall maintain (i) a Tangible Net Worth (as defined below) in excess of $232,500,000, and (ii) Liquid Assets (as defined below) having a market value in excess of $19,500,000. As used in this Agreement, “Tangible Net Worth” means, as of a given date, HPP’s equity calculated by subtracting total liabilities of HPP from total assets of HPP, with evidence of such valuation reasonably acceptable to Lender and as may be requested by Lender from time to time, but no more frequently than one time per calendar year. As used in this Agreement, “Liquid Assets” means assets in the form of cash, cash equivalents, obligations of (or fully guaranteed as to principal and interest by) the United States or any agency or instrumentality thereof (provided the full faith and credit of the United States supports such obligation or guarantee), certificates of deposit issued by a commercial bank having net assets of not less than $500 million, securities used and traded on a recognized stock exchange or traded over the counter and listed in the National Association of Securities Dealers Automatic Quotations, or liquid debt instruments that have a readily ascertainable value and are regularly traded in a recognized financial market.

18. Further Representations, Warranties and Covenants of Assignor. As a condition of this Agreement, Assignor represents and warrants to Lender as follows:

(a) Assignor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Assignor has full power and authority to enter into and carry out the terms of this Agreement and to carry out the Transfer.

(b) This Agreement, the Contribution Agreement and all other documents executed by Assignor in connection therewith or herewith constitute legal, valid and binding obligations of Assignor enforceable in accordance with their respective terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar

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laws of general application affecting the enforcement of creditors’ rights or general equitable principals, whether applied in law or equity. Neither the entry into nor the performance of and compliance with this Agreement, the Contribution Agreement or the other documents executed by Assignor in connection therewith or herewith has resulted or will result in any violation of, or a conflict with or a default under, any judgment, decree, order, mortgage, indenture, contract, agreement or lease by which Assignor or any property of Assignor is bound, or any statute, rule or regulation applicable to Assignor.

(c) No representation or warranty of Assignor made in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make such representations and warranties not misleading in light of the circumstances under which they are made.

18. Further Representations, Warranties and Covenants of Original Indemnitors. As a condition of this Agreement, each Original Indemnitor (for itself and not jointly with any other Original Indemnitor) represents and warrants to Lender as follows:

(a) Such Original Indemnitor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and is authorized to execute this Agreement.

(b) This Agreement constitutes the legal, valid and binding obligations of such Original Indemnitor enforceable in accordance with its terms, except as enforceability hereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or general equitable principals, whether applied in law or equity. Neither the entry into nor the performance of and compliance with this Agreement has resulted or will result in any violation of, or a conflict with or a default under, any judgment, decree, order, mortgage, indenture, contract, agreement or lease by which such Original Indemnitor or any property of such Original Indemnitor is bound, or any statute, rule or regulation applicable to Borrower.

(c) No representation or warranty of such Original Indemnitor made in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make such representations and warranties not misleading in light of the circumstances under which they are made.

19. No Further Consents. Borrower and Assignee acknowledge and agree that Lender’s consent herein contained is expressly limited to the Transfer and Substitution as herein described, that such consents shall not waive or render unnecessary Lender’s consent or approval of any subsequent sale, conveyance, assignment or transfer of the Property or any interest therein, or any future substitution of indemnitor, except as may be specifically permitted in the Loan Documents, as modified hereby, and Borrower, Assignee and Lender acknowledge and agree that Article 8 of the Mortgage, as modified hereby, shall continue in full force and effect.

20. Incorporation of Recitals. Each of the Recitals set forth above in this Agreement are incorporated herein and made a part hereof.

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21. Property Remains as Security for Lender. All of the Property as described and defined in the Mortgage shall remain in all respects subject to the lien, charge or encumbrance of the Mortgage, and nothing herein contained and nothing done pursuant hereto shall affect or be construed to release or affect the liability of any party or parties who may now or hereafter be liable under or on account of the Note or the Mortgage, nor shall anything herein contained or done in pursuance hereof affect or be construed to affect any other security for the Note, if any, held by Lender.

22. No Waiver by Lender. Nothing contained herein shall be deemed a waiver of any of Lender’s rights or remedies under any loan agreement, the Note, the Mortgage, the Loan Documents or applicable law, except as expressly provided herein.

23. Captions. The headings to the Sections of this Agreement have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

24. Partial Invalidity. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement.

25. Entire Agreement. This Agreement and the documents contemplated to be executed herewith constitutes the entire agreement among the parties hereto with respect to the Transfer and Substitution and shall not be amended unless such amendment is in writing and executed by each of the parties. This Agreement supersedes all prior negotiations regarding the subject matter hereof. This Agreement may not be amended, revised, waived, discharged, released or terminated orally, but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

26. Binding Effect. This Agreement and the documents contemplated to be executed in connection herewith shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the foregoing provisions of this Section shall not be deemed to be a consent by Lender to any further sale, conveyance, assignment or transfer of the Property or any interest therein, except as may be specifically permitted in the Loan Documents, as modified hereby.

27. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which will be an original, but all of which, taken together, will constitute one and the same Agreement.

28. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State where the Property is located.

29. Effective Date. This Agreement shall be effective as of the date of its execution and delivery by the parties hereto and thereupon is incorporated into the terms of the Loan Documents, and shall modify the Loan Documents as expressly provided herein.

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30. Time of Essence. Time is of the essence with respect to all provisions of this Agreement.

31. Cumulative Remedies. All remedies contained in this Agreement are cumulative and Lender shall also have all other remedies provided at law and in equity or in the Mortgage and the other Loan Documents, as modified hereby. Such remedies may be pursued separately, successively or concurrently at the sole subjective direction of Lender and may be exercised in any order and as often as occasion therefor shall arise.

32. Construction. Each party hereto acknowledges that it has participated in the negotiation of this Agreement and that no provision shall be construed against or interpreted to the disadvantage of any party. Each of the parties has had sufficient time to review this Agreement, have been represented by legal counsel at all times, have entered into this Agreement voluntarily and without fraud, duress, undue influence or coercion of any kind. No representations or warranties have been made by Lender to any party except as set forth in this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first aforesaid.

BORROWER:

GLENBOROUGH TIERRASANTA, LLC, a Delaware limited liability company

By:	Hudson Pacific Properties, L.P., a Maryland limited partnership, its Sole Equity Member

	By:	Hudson Pacific Properties, Inc., a Maryland corporation, its General Partner

		By:	/s/ Mark T. Lammas
		Name:	Mark T. Lammas
		Title:	Chief Financial Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Tierrasanta Reaffirmation Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

ORIGINAL INDEMNITOR:

MORGAN STANLEY REAL ESTATE FUND V U.S., L.P., a Delaware limited partnership

By:	MSREF V U.S.-GP, L.L.C., a Delaware limited liability company, its General Partner

	By:	/s/ Scott Berg
	Name:	Scott Berg
	Title:	Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

ORIGINAL INDEMNITOR:

MSP REAL ESTATE FUND V, L.P., a Delaware limited partnership

By:	MSREF V U.S.-GP, L.L.C., a Delaware limited liability company, its General Partner

	By:	/s/ Scott Berg
	Name:	Scott Berg
	Title:	Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

ORIGINAL INDEMNITOR:

MORGAN STANLEY REAL ESTATE INVESTORS V U.S., L.P., a Delaware limited partnership

By:	MSREF V U.S.-GP, L.L.C., a Delaware limited liability company, its General Partner

	By:	/s/ Scott Berg
	Name:	Scott Berg
	Title:	Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

ORIGINAL INDEMNITOR:

MORGAN STANLEY REAL ESTATE FUND V SPECIAL U.S., L.P., a Delaware limited partnership

By:	MSREF V U.S.-GP, L.L.C., a Delaware limited liability company, its General Partner

	By:	/s/ Scott Berg
	Name:	Scott Berg
	Title:	Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

ORIGINAL INDEMNITOR:

MSP CO-INVESTMENT PARTNERSHIP V, L.P., a Delaware limited partnership

By:	MSREF V U.S.-GP, L.L.C., a Delaware limited liability company, its General Partner

	By:	/s/ Scott Berg
	Name:	Scott Berg
	Title:	Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

ORIGINAL INDEMNITOR:

MSP CO-INVESTMENT PARTNERSHIP V-A, L.P., a Delaware limited partnership

By:	MSREF V U.S.-GP, L.L.C., a Delaware limited liability company, its General Partner

	By:	/s/ Scott Berg
	Name:	Scott Berg
	Title:	Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

ASSIGNOR:

GLENBOROUGH FUND XIV, L.P., a Delaware limited partnership

By:	/s/ Scott Berg
Name:	Scott Berg
Title:	Authorized Signatory

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[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

ASSIGNEE:

HUDSON PACIFIC PROPERTIES, L.P., a Maryland limited partnership

By:	Hudson Pacific Properties, Inc., a Maryland corporation, its General Partner

	By:	/s/ Mark Lammas
	Name:	Mark Lammas
	Title:	Chief Financial Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Tierrasanta Reaffirmation Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

GENERAL PARTNER solely to acknowledge and agree to Section 17 hereof:

HUDSON PACIFIC PROPERTIES, INC., a Maryland corporation

By:	/s/ Mark Lammas
Name:	Mark Lammas
Title:	Chief Financial Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Tierrasanta Reaffirmation Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

LENDER:

U.S. BANK NATIONAL ASSOCIATION,

successor-in-interest to Wells Fargo Bank, N.A.,

as Trustee under the PSA for the Registered

Holders of CD 2007-CD4 Commercial Mortgage

Trust, Commercial Mortgage Pass-Through

Certificates, Series CD 2007-CD4

By:	Wells Fargo Bank, N.A., successor-by- merger to Wachovia Bank, National Association, solely in its capacity as Master Servicer

	By:	/s/ Tracy Mills-Smith
	Name:	Tracy Mills-Smith
	Title:	Vice President

EXHIBIT H

BORROWER ORGANIZATIONAL STRUCTURE

[See attached.]

Post-IPO Organizational Structure

Hudson Pacific Properties, Inc. (MD)
General Partner
Limited Partners
Hudson Pacific Properties, L.P. (MD)
Hudson Capital, LLC (CA)
Hudson Del Amo Office, LLC
– Del Amo Office*
Howard Street Associates LLC
– 875 Howard
GLB Encino, LLC
– First Financial
Glenborough Tierrasanta, LLC
– Tierrasanta
Hudson Sunset Gower, LLC
SGS Realty II, LLC
SGS Realty I, LLC
SGS Holdings, LLC
– Sunset Gower
– Technicolor
– 6060 Sunset
Hudson Sunset Bronson, LLC
Sunset Studios Holdings, LLC
Sunset Bronson Entertainment Properties, LLC
– Sunset Bronson
– KTLA
– Lot A**
Hudson Office Properties, LLC
HFOP Associates, LLC
HFOP City Plaza, LLC
– City Plaza
Hudson OP Management, LLC
Hudson Media and Entertainment Management, LLC
Hudson Pacific Services, Inc. (MD)
Sunset Bronson Services, LLC
HCTD, LLC
Sunset Gower Services, LLC
Unless otherwise noted, all entities are Delaware entities.

* To be acquired post-closing by assignment of Purchase and Sale Agreement from Hudson Capital, LLC

** Owned by Sunset Studios Holdings, LLC

EXHIBIT O (Supplement)

STANDARD FORM OF LEASE

[See attached.]

STANDARD OFFICE LEASE

This Standard Office Lease (“Lease”) is made and entered into as of this                      day of             , 20    , by and between GLENBOROUGH TIERRASANTA, LLC, a Delaware limited liability company (“Landlord”), and                                     , a                                      (“Tenant”).

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described as Suite No.             , as designated on the plan attached hereto and incorporated herein as Exhibit “A” (“Premises”), of the project (“Project”) now known as Tierrasanta Research Park whose address is 9755-9775 Claremont Mesa Boulevard, Suite             , San Diego, California, for the Term and upon the terms and conditions hereinafter set forth, and Landlord and Tenant hereby agree as follows:

ARTICLE 1

BASIC LEASE PROVISIONS

A.	Term:	( ) years.

	Commencement Date:	The earliest of (i) the date Tenant first commences to conduct business in the Premises, or (ii) the date of Substantial Completion of Improvements in the Premises. The Commencement Date is currently estimated to be on or about .

	Expiration Date:	The date immediately preceding the ( ) anniversary of the Commencement Date; provided, however, that if the Commencement Date is a date other than the first (1st) day of a month, the Expiration Date shall be the last day of the month which is ( ) months after the month in which the Commencement Date falls, unless extended or earlier terminated pursuant to this Lease. [Note: INSERT SAME NUMBERS OF MONTHS AS TERM]

B.	Square Footage:	rentable ( usable) square feet.

C.	Basic Rental:

Lease Year	Annual Basic Rental	Monthly Basic Rental	Monthly Basic Rental Per Rentable Square Foot

D.	Base Year:

E.	Tenant’s Proportionate Share:	%

F.	Security Deposit:	A security deposit of $ shall be due and payable by Tenant to Landlord upon Tenant’s execution of this Lease.

G.	Permitted Use:	General office use consistent with the character of the Project as a first-class office project.

H.	Brokers:

I.	Parking Passes:	Tenant shall rent ( ) unreserved parking passes for each 1,000 [usable or rentable] square feet contained in the Premises, which equals ( ) unreserved passes, upon the terms and conditions and at the rate provided in Article 23 hereof.

J.	Initial Installment of Basic Rental:	The first full month’s Basic Rental of $ shall be due and payable by Tenant to Landlord upon Tenant’s execution of this Lease.

ARTICLE 2

TERM/PREMISES

The Term of this Lease shall commence on the Commencement Date as set forth in Article 1.A. of the Basic Lease Provisions and shall end on the Expiration Date set forth in Article 1.A. of the Basic Lease Provisions. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Term, with the first (1st) Lease Year commencing on the Commencement Date; however, (a) if the Commencement Date falls on a day other than the first (1st ) day of a calendar month, the first (1st) Lease Year shall end on the last day of the eleventh (11th) month after the Commencement Date and the second (2 nd) and each succeeding Lease Year shall commence on the first (1st) day of the next calendar month, and (b) the last Lease Year shall end on the Expiration Date. If Landlord does not deliver possession of the Premises to Tenant on or before the estimated Commencement Date (as set forth in Article 1.A, above), Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of this Lease nor the obligations of Tenant hereunder. Landlord and Tenant hereby stipulate that the Premises contains the number of square feet specified in Article 1.B. of the Basic Lease Provisions, except that the rentable and usable square feet of the Premises and the Project are subject to verification from time to time by Landlord’s architect/space planner. In the event that Landlord’s architect/space planner determines that the amounts thereof shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect amount (including, without limitation, the amount of the Basic Rental, Tenant’s Proportionate Share [ADD IF APPLICABLE: , and the “Improvement Allowance”, as that term is defined in Section 2 of the Tenant Work Letter)] shall be modified in accordance with such determination. If such determination is made, it will be confirmed in writing by Landlord to Tenant. Landlord may deliver to Tenant a Commencement Letter in a form substantially similar to that attached hereto as Exhibit “C”, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof. Failure of Tenant to timely execute and deliver the Commencement Letter shall constitute acknowledgment by Tenant that the statements included in such notice are true and correct, without exception.

ARTICLE 3

RENTAL

(a) Basic Rental. Tenant agrees to pay to Landlord during the Term hereof, at Landlord’s office or to such other person or at such other place as directed from time to time by written notice to Tenant from Landlord, the monthly and annual sums as set forth in Article 1.C. of the Basic Lease Provisions, payable in advance on the first (1st) day of each calendar month, without demand, setoff or deduction, and in the event this Lease commences or the date of expiration of this Lease occurs other than on the first (1st) day or last day of a calendar month, the rent for such month shall be prorated. Notwithstanding the foregoing, the first full month’s Basic Rental shall be paid to Landlord in accordance with Article 1.J. of the Basic Lease

Provisions and, if the Commencement Date is not the first day of a month, Basic Rental for the partial month commencing as of the Commencement Date shall be prorated based upon the actual number of days in such month and shall be due and payable upon the Commencement Date. Any and all amounts due and payable by Tenant pursuant to this Lease (other than Basic Rental and the Security Deposit) shall be deemed “Additional Rent” and Landlord shall be entitled to exercise the same rights and remedies upon default in these payments as Landlord is entitled to exercise with respect to defaults in monthly Basic Rental payments. Basic Rental and Additional Rental are sometimes herein collectively referred to as “Rental”.

(b) Increase in Direct Costs. The term “Base Year” means the calendar year set forth in Article 1.D. of the Basic Lease Provisions. In the event either the Premises and/or the Project is expanded or reduced, then Tenant’s Proportionate Share shall be appropriately adjusted, and as to the calendar year in which such change occurs, Tenant’s Proportionate Share for such calendar year shall be determined on the basis of the number of days during that particular calendar year that such Tenant’s Proportionate Share was in effect. In the event this Lease shall terminate on any date other than the last day of a calendar year, the additional sum payable hereunder by Tenant during the calendar year in which this Lease terminates shall be prorated on the basis of the relationship which the number of days which have elapsed from the commencement of said calendar year to and including said date on which this Lease terminates bears to three hundred sixty five (365).

(c) Definitions. As used herein the term “Direct Costs” shall mean the sum of the following:

(i) “Tax Costs”, which shall mean any and all real estate taxes and other similar charges on real property or improvements, assessments, water and sewer charges, and all other charges assessed, reassessed or levied upon the Project and appurtenances thereto and the parking or other facilities thereof, or the real property thereunder (collectively the “Real Property”) or attributable thereto or on the rents, issues, profits or income received or derived therefrom which are assessed, reassessed or levied by the United States, the State of California or any local government authority or agency or any political subdivision thereof, and shall include Landlord’s reasonable legal fees, costs and disbursements incurred in connection with proceedings for reduction of Tax Costs or any part thereof; provided, however, if at any time after the date of this Lease the methods of taxation now prevailing shall be altered so that in lieu of or as a supplement to or a substitute for the whole or any part of any Tax Costs, there shall be assessed, reassessed or levied (a) a tax, assessment, reassessment, levy, imposition or charge wholly or partially as a net income, capital or franchise levy or otherwise on the rents, issues, profits or income derived therefrom, or (b) a tax, assessment, reassessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Real Property and imposed upon Landlord, then except to the extent such items are payable by Tenant under Article 6 below, such taxes, assessments, reassessments or levies or the part thereof so measured or based, shall be deemed to be included in the term “Direct Costs.” In no event shall Tax Costs included in Direct Costs for any year subsequent to the Base Year be less than the amount of Tax Costs included in Direct Costs for the Base Year. In addition, when calculating Tax Costs for the Base Year, special assessments shall only be deemed included in Tax Costs for the Base Year to the extent that such special assessments are included in Tax Costs for the applicable subsequent calendar year during the Term.

(ii) “Operating Costs”, which shall mean all costs and expenses paid or incurred by Landlord in connection with the maintenance, operation, replacement, ownership and repair of the Project, the equipment, the intrabuilding cabling and wiring, adjacent walks, malls and landscaped and common areas and the parking structure, areas and facilities of the Project. Operating Costs shall include but not be limited to, salaries, wages, medical, surgical and general welfare benefits and pension payments, payroll taxes, fringe benefits, employment taxes, workers’ compensation, uniforms and dry cleaning thereof for all persons who perform duties connected with the operation, maintenance and repair of the Project, its equipment, the intrabuilding cabling and wiring and the adjacent walks and landscaped areas, including janitorial, gardening, security, parking, operating engineer, elevator, painting, plumbing, electrical, carpentry, heating, ventilation, air conditioning and window washing; hired services; a reasonable allowance for depreciation of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project; accountant’s fees incurred in the preparation of rent adjustment statements (including, without limitation, bookkeeping and other property accounting costs); legal fees; real estate tax consulting fees; personal property taxes on property used in the maintenance and operation of the Project; fees, costs, expenses or dues payable pursuant to the terms of any covenants, conditions or restrictions or owners’ association pertaining to the Project; capital expenditures incurred to effect economies of operation of, or stability of services to, the Project or otherwise incurred in order to enhance or upgrade the safety, security, fire/life/safety or other operating systems of the Project, and capital expenditures required by government regulations, laws, or ordinances including, but not limited to the Americans with Disabilities Act; provided however that any such permitted capital expenditure shall be amortized (with interest at ten percent (10%) per annum) over its useful life and only the amortized portion (together with accrued interest thereon) shall be included in Operating Costs for such year; costs incurred (capital or otherwise) on a regular recurring basis every three (3) or more years for certain maintenance projects (e.g., parking lot slurry coat or replacement of lobby and elevator cab carpeting); the cost of all charges for electricity, gas, water and other utilities furnished to the Project, including any taxes thereon; the cost of all charges for fire and extended coverage, liability and all other insurance in connection with the Project carried by Landlord; the cost of all building and cleaning supplies and materials; the cost of all charges for cleaning, maintenance and service contracts and other services with independent contractors and administration fees; a property management fee (which fee may be imputed if Landlord has internalized management or otherwise acts as its own property manager) and license, permit and inspection fees relating to the Project. In the event, during any calendar year, the Project is less than ninety-five percent (95%) occupied at all times, Operating Costs shall be adjusted to reflect the Operating Costs of the Project as though ninety-five percent (95%) were occupied at all times, and the increase or decrease in the sums owed hereunder shall be based upon such Operating Costs as so adjusted. In no event shall costs for any item of utilities included in Direct Costs for any year subsequent to the Base Year be less than the amount included in Direct Costs for the Base Year for such utility item. Notwithstanding anything to the contrary set forth in this Article 3, when calculating Operating Costs for the Base Year, Operating Costs shall exclude (a) increases due to extraordinary circumstances including, but not limited to, labor-related boycotts and strikes, utility rate hikes, utility conservation surcharges, or other surcharges, insurance premiums resulting from terrorism coverage, catastrophic events and/or the management of environmental risks, and (b) amortization of any capital items including, but not limited to, capital improvements, capital repairs and capital replacements (including such amortized costs where the actual improvement, repair or replacement was made in prior years). Furthermore, if a category or categories of services are provided or an unexpected increase in services are provided by Landlord in the Base Year, but not in “subsequent” calendar year(s), the Base Year shall be retroactively adjusted to reflect the Direct Costs which would have been incurred during the Base Year had such category or categories of services or unexpected increase in services not been provided during the Base Year.

(d) Determination of Payment.

(i) If for any calendar year ending or commencing within the Term, Tenant’s Proportionate Share of Direct Costs for such calendar year exceeds Tenant’s Proportionate Share of Direct Costs for the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Sections 3(d)(ii) and (iii), below, and as Additional Rent, an amount equal to the excess (the “Excess”).

(ii) Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Costs for the then-current calendar year shall be and the estimated Excess (the “Estimated Excess”) as calculated by comparing Tenant’s Proportionate Share of Direct Costs for such calendar year, which shall be based upon the Estimate, to Tenant’s Proportionate Share of Direct Costs for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any calendar year shall not preclude Landlord from subsequently enforcing its rights to collect any Estimated Excess under this Article 3, once such Estimated Excess has been determined by Landlord. If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current calendar year, Tenant shall pay, with its next installment of Monthly Basic Rental due, a fraction of the Estimated Excess for the then-current calendar year (reduced by any amounts paid pursuant to the last sentence of this Section 3(d)(ii)). Such fraction shall have as its numerator the number of months which have elapsed in such current calendar year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the Monthly Basic Rental installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

(iii) In addition, Landlord shall endeavor to give to Tenant as soon as reasonably practicable following the end of each calendar year, a statement (the “Statement”) which shall state the Direct Costs incurred or accrued for such preceding calendar year, and which shall indicate the amount, if any, of the Excess. Upon receipt of the Statement for each calendar year during the Term, if amounts paid by Tenant as Estimated Excess are less than the actual Excess as specified on the Statement, Tenant shall pay, with its next installment of monthly Basic Rental due, the full amount of the Excess for such calendar year, less the amounts, if any, paid during such calendar year as Estimated Excess. If, however, the Statement indicates that amounts paid by Tenant as Estimated Excess are greater than the actual Excess as specified on the Statement, such overpayment shall be credited against Tenant’s next installments of Estimated Excess. The failure of Landlord to timely furnish the Statement for any calendar year shall not prejudice Landlord from enforcing its rights under this Article 3, once such Statement has been delivered. Even though the Term has expired or been terminated and Tenant has vacated the Premises, when the final determination is made of Tenant’s Proportionate Share of the Direct Costs for the calendar year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of this Section 3(d). The provisions of this Section 3(d)(iii) shall survive the expiration or earlier termination of the Term.

(iv) If the Project is a part of a multi-building development (the “Development”), those Direct Costs attributable to such development as a whole (and not attributable solely to any individual building therein) shall be allocated by Landlord to the Project and to the other buildings within such development on an equitable basis, as reasonably determined by Landlord.

(e) Audit Right. Within one hundred twenty (120) days after receipt of a Statement by Tenant (“Review Period”), if Tenant disputes the amount set forth in the Statement, Tenant’s employees or an independent certified public accountant (which accountant is a member of a nationally or regionally recognized accounting firm and is not retained on a contingency fee basis), designated by Tenant, may, after reasonable notice to Landlord (“Review Notice”) and at reasonable times, inspect Landlord’s records at Landlord’s offices, provided that Tenant is not then in default after expiration of all applicable cure periods and provided further that Tenant and such accountant or representative shall, and each of them shall use their commercially reasonable efforts to cause their respective agents and employees to, maintain all information contained in Landlord’s records in strict confidence. Notwithstanding the foregoing, Tenant shall only have the right to review Landlord’s records one (1) time during any twelve (12) month period. If after such inspection, but within thirty (30) days after the Review Period, Tenant notifies Landlord in writing (“Dispute Notice”) that Tenant still disputes such amounts, a certification as to the proper amount shall be made in accordance with Landlord’s standard accounting practices, at Tenant’s expense, by an independent certified public accountant selected by Landlord and who is a member of a nationally or regionally recognized accounting firm. Tenant’s failure to deliver the Review Notice within the Review Period or to deliver the Dispute Notice within thirty (30) days after the Review Period shall be deemed to constitute Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If Tenant timely delivers the Review Notice and the Dispute Notice, Landlord shall cooperate in good faith with Tenant and the accountant to show Tenant and the accountant the information upon which the certification is to be based. However, if such certification by the accountant proves that the Direct Costs charged to Tenant, as set forth in the Statement were overstated by more than ten percent (10%), then the cost of the accountant and the cost of such certification shall be paid for by Landlord, provided that in no event shall Landlord be responsible for costs hereunder in excess of the amount of such overstatement. Promptly following the parties receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification. Tenant agrees that this section shall be the sole method to be used by Tenant to dispute the amount of any Direct Costs payable by Tenant pursuant to the terms of this Lease, and Tenant hereby waives any other rights at law or in equity relating thereto.

ARTICLE 4

SECURITY DEPOSIT

Tenant has deposited or concurrently herewith is depositing with Landlord the sum set forth in Article 1.F. of the Basic Lease Provisions as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant breaches any provision of this Lease, including but not limited to the payment of rent, Landlord may use all or any part of this security deposit for the payment of any rent or any other sums in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its full amount. [INCLUDE ONLY IF IT IS INTENDED THAT THE SECURITY DEPOSIT INCREASE OVER THE TERM OF THE LEASE: If monthly Basic Rental is increased, the amount of the security deposit required to be maintained by Tenant shall also be increased so as to maintain, at all times and from time to time, the same ratio to monthly Basic Rental as applicable on the Commencement Date.] [IF PRIOR SENTENCE NOT INCLUDED, ADD FOLLOWING: During any renewal or extension of the Term, the amount of the security deposit required to be maintained by Tenant shall be increased so as to maintain, at all times and from time to time, the same ratio to monthly Basic Rental as applicable on the Commencement Date.] Tenant agrees that Landlord shall not be required to keep the security deposit in trust, segregate it or keep it separate from Landlord’s general funds, but Landlord may commingle the security deposit with its general funds and Tenant shall not be entitled to interest on such deposit. At the expiration of the Term, and provided there exists no default by Tenant hereunder, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to Tenant’s “Transferee”, as such term is defined in Article 15 below), provided that subsequent to the expiration of this Lease, Landlord may retain from said security deposit (i) an amount reasonably estimated by Landlord to cover potential Direct Cost reconciliation payments due with respect to the calendar year in which this Lease terminates or expires (such amount so retained shall not, in any event, exceed ten percent (10%) of estimated Direct Cost payments due from Tenant for such calendar year through the date of expiration or earlier termination of this Lease and any amounts so retained and not applied to such reconciliation shall be returned to Tenant within thirty (30) days after Landlord’s delivery of the Statement for such calendar year), (ii) any and all amounts reasonably estimated by Landlord to cover the anticipated costs to be incurred by Landlord to remove any signage provided to Tenant under this Lease, to remove cabling and other items required to be removed by Tenant under Section 29(b) below and to repair any damage caused by such removal (in which case any excess amount so retained by Landlord shall be returned to Tenant within thirty (30) days after such removal and repair), and (iii) any and all amounts permitted by law or this Article 4. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 4 above, and all of Landlord’s damages under this Lease and California law including, but not limited to, any damages accruing upon termination of this Lease under Section 1951.2 of the California Civil Code and/or those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant.

ARTICLE 5

HOLDING OVER

Should Tenant, without Landlord’s written consent, hold over after termination of this Lease, Tenant shall, at Landlord’s option, become either a tenant at sufferance or a month-to-month tenant upon each and all of the terms herein provided as may be applicable to such a tenancy and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant shall pay in advance, monthly, Basic Rental at a rate equal to three (3) times the rate in effect for the last month of the Term of this Lease or three (3) times Landlord’s then asking rate for comparable space in the Project, whichever is greater, in addition to, and not in lieu of, all other payments required to be made by Tenant hereunder including but not limited to Tenant’s Proportionate Share of any increase in Direct Costs. Nothing contained in this Article 5 shall be construed as consent by Landlord to any holding over of the Premises by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or earlier termination of the Term. If Tenant fails to surrender the Premises upon the expiration or termination of this Lease, Tenant agrees to (i) indemnify, defend and hold Landlord harmless from all costs, loss, expense or liability, including without limitation, claims made by any succeeding tenant and real estate brokers claims and attorney’s fees and costs, and (ii) compensate Landlord for all costs, losses, expenses and/or liabilities incurred by Landlord as a result of such holdover, including without limitation, losses due to the loss of a succeeding tenancy.

ARTICLE 6

OTHER TAXES

Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises. In the event any or all of Tenant’s trade fixtures, furnishings, equipment and other personal property shall be assessed and taxed with property of Landlord, or if the cost or value of any leasehold improvements in the Premises exceeds the cost or value of a Project-standard buildout as determined by Landlord and, as a result, real property taxes for the Project are increased, Tenant shall pay to Landlord, within ten (10) days after delivery to Tenant by Landlord of a written statement setting forth such amount, the amount of such taxes applicable to Tenant’s property or above-standard improvements. Tenant shall assume and pay to Landlord at the time Basic Rental next becomes due (or if assessed after the expiration of the Term, then within ten (10) days), any excise, sales, use, rent, occupancy, garage, parking, gross receipts or other taxes (other than net income taxes) which may be assessed against or levied upon Landlord on account of the letting of the Premises or the payment of Basic Rental or any other sums due or payable hereunder, and which Landlord may be required to pay or collect under any law now in effect or hereafter enacted. In addition to Tenant’s obligation pursuant to the immediately preceding sentence, Tenant shall pay directly to the party or entity entitled thereto all business license fees, gross receipts taxes and similar taxes and impositions which may from time to time be assessed against or levied upon Tenant, as and when the same become due and before delinquency. Notwithstanding anything to the contrary contained herein, any sums payable by Tenant under this Article 6 shall not be included in the computation of “Tax Costs.”

ARTICLE 7

USE

Tenant shall use and occupy the Premises only for the use set forth in Article 1.G. of the Basic Lease Provisions and shall not use or occupy the Premises or permit the same to be used or occupied for any other purpose without the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole and absolute discretion, and Tenant agrees that it will use the Premises in such a manner so as not to interfere with or infringe upon the rights of other tenants or occupants in the Project. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, governmental regulations or requirements now in force or which may hereafter be in force relating to or affecting (i) the condition, use or occupancy of the Premises or the Project (excluding structural changes to the Project not related to Tenant’s particular use of the Premises), and/or (ii) improvements installed or constructed in the Premises by or for the benefit of Tenant. Tenant shall not permit more than six (6) people per one thousand (1,000) rentable square feet of the Premises to occupy the Premises at any time. Tenant shall not do or permit to be done anything which would invalidate or increase the cost of any fire and extended coverage insurance policy covering the Project and/or the property located therein and Tenant shall comply with all rules, orders, regulations and requirements of any organization which sets out standards, requirements or recommendations commonly referred to by major fire insurance underwriters, and Tenant shall promptly upon demand reimburse Landlord for any additional premium charges for any such insurance policy assessed or increased by reason of Tenant’s failure to comply with the provisions of this Article.

ARTICLE 8

CONDITION OF PREMISES

Tenant hereby agrees that [except as provided in the Tenant Work Letter attached hereto as Exhibit “D” and made a part hereof] the Premises shall be taken “as is”, “with all faults”, “without any representations or warranties”, and Tenant hereby agrees and warrants that it has investigated and inspected the condition of the Premises and the suitability of same for Tenant’s purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the Project or the suitability of same for Tenant’s purposes. Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representations or warranty with respect to the Premises or the Project or with respect to the suitability of either for the conduct of Tenant’s business and Tenant expressly warrants and represents that Tenant has relied solely on its own investigation and inspection of the Premises and the Project in its decision to enter into this Lease and let the Premises in the above-described condition. The existing leasehold improvements in the Premises as of the date of this Lease may be collectively referred to herein as the “Tenant Improvements.” [ALTERNATIVE CLAUSE FOR USE WITH TENANT WORK LETTER: The Premises shall be initially improved as provided in, and subject to, the Tenant Work Letter attached hereto as Exhibit “D” and made a part hereof. The existing leasehold improvements in the Premises as of the date of this Lease, together with the Improvements (as defined in the Tenant Work Letter) may be collectively referred to herein as the “Tenant Improvements.”] The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Project were at such time in satisfactory condition. Tenant hereby waives subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California or any successor provision of law.

ARTICLE 9

REPAIRS AND ALTERATIONS

(a) Landlord’s Obligations. Landlord shall, as part of Operating Costs, (i) maintain the structural portions of the Project, including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass, columns, beams, shafts, stairs, stairwells and elevator cabs and common areas, and (ii) maintain and repair the basic mechanical, electrical, life safety, plumbing, sprinkler systems and heating, ventilating and air-conditioning systems (provided, however, that Landlord’s obligation with respect to any such systems shall be to repair and maintain those portions of the systems located in the core of the Project or in other areas outside of the Premises, but Tenant shall be responsible to repair and maintain any distribution of such systems throughout the Premises).

(b) Tenant’s Obligations. Except as expressly provided as Landlord’s obligation in this Article 9, Tenant shall keep the Premises in good condition and repair. All damage or injury to the Premises or the Project resulting from the act or negligence of Tenant, its employees, agents or visitors, guests, invitees or licensees or by the use of the Premises, shall be promptly repaired by Tenant at its sole cost and expense, to the satisfaction of Landlord; provided, however, that for damage to the Project as a result of casualty or for any repairs that may impact the mechanical, electrical, plumbing, heating, ventilation or air-conditioning systems of the Project, Landlord shall have the right (but not the obligation) to select the contractor and oversee all such repairs. Landlord may make any repairs which are not promptly made by Tenant after Tenant’s receipt of written notice and the reasonable opportunity of Tenant to make said repair within five (5) business days from receipt of said written notice, and charge Tenant for the cost thereof, which cost shall be paid by Tenant within five (5) days from invoice from Landlord. Tenant shall be responsible for the design and function of all non-standard improvements of the Premises, whether or not installed by Landlord at Tenant’s request. Tenant waives all rights to make repairs at the expense of Landlord, or to deduct the cost thereof from the rent.

(c) Alterations. Tenant shall make no alterations, installations, changes or additions in or to the Premises or the Project (collectively, “Alterations”) without Landlord’s prior written consent. Any Alterations approved by Landlord must be performed in accordance with the terms hereof, using only contractors or mechanics approved by Landlord in writing and upon the approval by Landlord in writing of fully detailed and dimensioned plans and specifications pertaining to the Alterations in question, to be prepared and submitted by Tenant at its sole cost and expense. Tenant shall at its sole cost and expense obtain all necessary approvals and permits pertaining to any Alterations approved by Landlord. Tenant shall cause all Alterations to be performed in a good and workmanlike manner, in conformance with all applicable federal, state, county and municipal laws, rules and regulations, pursuant to a valid building permit, and in conformance with Landlord’s construction rules and regulations. If Landlord, in approving any Alterations, specifies a commencement date therefor, Tenant shall not commence any work with respect to such Alterations prior to such date. Tenant hereby agrees to indemnify, defend, and hold Landlord free and harmless from all liens and claims of lien, and all other liability, claims and demands arising out of any work done or material supplied to the Premises by or at the request of Tenant in connection with any Alterations.

(d) Insurance; Liens. Prior to the commencement of any Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood that all such Alterations shall be insured by Tenant pursuant to Article 14 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien free completion of such Alterations and naming Landlord as a co-obligee.

(e) Costs and Fees; Removal. If permitted Alterations are made, they shall be made at Tenant’s sole cost and expense and shall be and become the property of Landlord, except that Landlord may, by written notice to Tenant given prior to the end of the Term, require Tenant at Tenant’s expense to remove all partitions, counters, railings, cabling, Improvements and other Alterations from the Premises , and to repair any damage to the Premises and the Project caused by such removal. Any and all costs attributable to or related to the applicable building codes of the city in which the Project is located (or any other authority having jurisdiction over the Project) arising from Tenant’s plans, specifications, improvements, Alterations or otherwise shall be paid by Tenant at its sole cost and expense. With regard to repairs, Alterations or any other work arising from or related to this Article 9, Landlord shall be entitled to receive an administrative/coordination fee (which fee shall vary depending upon whether or not Tenant orders the work directly from Landlord) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. [The construction of initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 9.]

ARTICLE 10

LIENS

Tenant shall keep the Premises and the Project free from any mechanics’ liens, vendors liens or any other liens arising out of any work performed, materials furnished or obligations incurred by Tenant, and Tenant agrees to defend, indemnify and hold Landlord harmless from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorneys’ fees and costs incurred by Landlord in connection with any such claim or action. Before commencing any work of alteration, addition or improvement to the Premises, Tenant shall give Landlord at least ten (10) business days’ written notice of the proposed commencement of such work (to afford Landlord an opportunity to post appropriate notices of non-responsibility). In the event that there shall be recorded against the Premises or the Project or the property of which the Premises is a part any claim or lien arising out of any such work performed, materials furnished or obligations incurred by Tenant and such claim or lien shall not be removed or discharged within ten (10) days of filing, Landlord shall have the right but not the obligation to pay and discharge said lien without regard to whether such lien shall be lawful or correct (in which event Tenant shall reimburse Landlord for any such payment made by Landlord within three (3) business days following written demand therefor), or to require that Tenant promptly deposit with Landlord in cash, lawful money of the United States, one hundred fifty percent (150%) of the amount of such claim, which sum may be retained by Landlord until such claim shall have been removed of record or until judgment shall have been rendered on such claim and such judgment shall have become final, at which time Landlord shall have the right to apply such deposit in discharge of the judgment on said claim and any costs, including attorneys’ fees and costs incurred by Landlord, and shall remit the balance thereof to Tenant.

ARTICLE 11

PROJECT SERVICES

(a) Basic Services. Landlord agrees to furnish to the Premises, at a cost to be included in Operating Costs, from 8:00 a.m. to 6:00 p.m. Mondays through Fridays and 9:00 a.m. to 1:00 p.m. on Saturdays, excepting local and national holidays, air conditioning and heat all in such reasonable quantities as in the judgment of Landlord is reasonably necessary for the comfortable occupancy of the Premises. In addition, Landlord, at a cost to be included in

Operating Costs, shall provide electric current for normal lighting and normal office machines, elevator service and water on the same floor as the Premises for lavatory and drinking purposes in such reasonable quantities as in the judgment of Landlord is reasonably necessary for general office use and in compliance with applicable codes. Janitorial and maintenance services shall be furnished as part of Operating Costs, five (5) days per week, excepting local and national holidays. Tenant shall comply with all rules and regulations which Landlord may establish for the proper functioning and protection of the common area air conditioning, heating, elevator, electrical, intrabuilding cabling and wiring and plumbing systems. Landlord shall not be liable for, and there shall be no rent abatement as a result of, any stoppage, reduction or interruption of any such services caused by governmental rules, regulations or ordinances, riot, strike, labor disputes, breakdowns, accidents, necessary repairs or other cause. Except as specifically provided in this Article 11, Tenant agrees to pay for all utilities and other services utilized by Tenant and any additional building services furnished to Tenant which are not uniformly furnished to all tenants of the Project, at the rate generally charged by Landlord to tenants of the Project for such utilities or services.

(b) Excess Usage. Tenant will not, without the prior written consent of Landlord, use any apparatus or device in the Premises which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space; nor connect any apparatus, machine or device with water pipes or electric current (except through existing electrical outlets in the Premises), for the purpose of using electric current or water.

(c) Additional Electrical Service. If Tenant shall require electric current in excess of that which Landlord is obligated to furnish under Section 11(a) above, Tenant shall first obtain the written consent of Landlord, which Landlord may refuse in its sole and absolute discretion. Additionally, Landlord may cause an electric current meter or submeter to be installed in or about the Premises to measure the amount of any such excess electric current consumed by Tenant in the Premises. The cost of any such meter and of installation, maintenance and repair thereof shall be paid for by Tenant and Tenant agrees to pay to Landlord, promptly upon demand therefor by Landlord, for all such excess electric current consumed by any such use as shown by said meter at the rates charged for such service by the city in which the Project is located or the local public utility, as the case may be, furnishing the same, plus any additional expense incurred by Landlord in keeping account of the electric current so consumed.

(d) HVAC Balance. If any lights, machines or equipment (including but not limited to computers and computer systems and appurtenances) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the air conditioning system, or generate substantially more heat in the Premises than would be generated by the building standard lights and usual office equipment, Landlord shall have the right to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance, including but not limited to modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord upon demand by Landlord.

(e) Telecommunications. Upon request from Tenant from time to time, Landlord will provide Tenant with a listing of telecommunications and media service providers serving the Project, and Tenant shall have the right to contract directly with the providers of its choice. If Tenant wishes to contract with or obtain service from any provider which does not currently serve the Project or wishes to obtain from an existing carrier services which will require the installation of additional equipment, such provider must, prior to providing service, enter into a written agreement with Landlord setting forth the terms and conditions of the access to be granted to such provider. In considering the installation of any new or additional telecommunications cabling or equipment at the Project, Landlord will consider all relevant factors in a reasonable and non-discriminatory manner, including, without limitation, the existing availability of services at the Project, the impact of the proposed installations upon the Project and its operations and the available space and capacity for the proposed installations. Landlord may also consider whether the proposed service may result in interference with or interruption of other services at the Project or the business operations of other tenants or occupants of the Project. In no event shall Landlord be obligated to incur any costs or liabilities in connection with the installation or delivery of telecommunication services or facilities at the Project. All such installations shall be subject to Landlord’s prior approval and shall be performed in accordance with the terms of Article 9. If Landlord approves the proposed installations in accordance with the foregoing, Landlord will deliver its standard form agreement upon request and will use commercially reasonable efforts to promptly enter into an agreement on reasonable and non-discriminatory terms with a qualified, licensed and reputable carrier confirming the terms of installation and operation of telecommunications equipment consistent with the foregoing.

(f) After-Hours Use. If Tenant requires heating, ventilation and/or air conditioning during times other than the times provided in Section 11(a) above, Tenant shall give Landlord such advance notice as Landlord shall reasonably require and shall pay Landlord’s standard charge for such after-hours use.

(g) Reasonable Charges. Landlord may impose a reasonable charge for any utilities or services (other than electric current and heating, ventilation and/or air conditioning which shall be governed by Sections 11(c) and (f) above) utilized by Tenant in excess of the amount or type that Landlord reasonably determines is typical for general office use.

(h) Sole Electrical Representative. Tenant agrees that Landlord shall be the sole and exclusive representative with respect to, and shall maintain exclusive control over, the reception, utilization and distribution of electrical power, regardless of point or means of origin, use or generation. Tenant shall not have the right to contract directly with any provider of electrical power or services. [Should be used in buildings where electricity is NOT separately metered]

ARTICLE 12

RIGHTS OF LANDLORD

(a) Right of Entry. Landlord and its agents shall have the right to enter the Premises at all reasonable times for the purpose of cleaning the Premises, examining or inspecting the same, serving or posting and keeping posted thereon notices as provided by law, or which Landlord deems necessary for the protection of Landlord or the Project, showing the same to prospective tenants, lenders or purchasers of the Project, in the case of an emergency, and for making such alterations, repairs, improvements or additions to the Premises or to the Project as Landlord may deem necessary or desirable. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such an entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key, or may forcibly enter in the case of an emergency, in each event without liability to Tenant and without affecting this Lease.

(b) Maintenance Work. Landlord reserves the right from time to time, but subject to payment by and/or reimbursement from Tenant as otherwise provided herein: (i) to install, use, maintain, repair, replace, relocate and control for service to the Premises and/or other parts of the Project pipes, ducts, conduits, wires, cabling, appurtenant fixtures, equipment spaces and mechanical systems, wherever located in the Premises or the Project, (ii) to alter, close or relocate any facility in the Premises or the common areas or otherwise conduct any of the above activities for the purpose of complying with a general plan for fire/life safety for the Project or otherwise, and (iii) to comply with any federal, state or local law, rule or order. Landlord shall attempt to perform any such work with the least inconvenience to Tenant as is reasonably practicable, but in no event shall Tenant be permitted to withhold or reduce Basic Rental or other charges due hereunder as a result of same, make any claim for constructive eviction or otherwise make any claim against Landlord for interruption or interference with Tenant’s business and/or operations.

(c) Rooftop. If Tenant desires to use the rooftop of the Project for any purpose, including the installation of communication equipment to be used from the Premises, such rights will be granted in Landlord’s sole discretion and Tenant must negotiate the terms of any rooftop access with Landlord or the rooftop management company or lessee holding rights to the rooftop from time to time. Any rooftop access granted to Tenant will be at prevailing rates and will be governed by the terms of a separate written agreement or an amendment to this Lease.

ARTICLE 13

INDEMNITY; EXEMPTION OF LANDLORD FROM LIABILITY

(a) Indemnity. Tenant shall indemnify, defend and hold Landlord, their subsidiaries, partners, parental and other affiliates and their respective members, shareholders, officers, directors, employees and contractors (collectively, “Landlord Parties”) harmless from any and all claims arising from Tenant’s use of the Premises or the Project or from the conduct of its business or from any activity, work or thing which may be permitted or suffered by Tenant in or about the Premises or the Project and shall further indemnify, defend and hold Landlord and the Landlord Parties harmless from and against any and all claims, liabilities, damages, expenses and losses arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under this Lease or arising from any negligence or willful misconduct of Tenant or any of its agents, contractors, employees or invitees, patrons, customers or members in or about the Project and from any and all costs, attorneys’ fees and costs, expenses and liabilities incurred in the defense of any claim or any action or proceeding brought thereon, including negotiations in connection therewith. Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord and the Landlord Parties, excepting where the damage is caused solely by the gross negligence or willful misconduct of Landlord or the Landlord Parties.

(b) Exemption of Landlord from Liability. Notwithstanding anything to the contrary set forth in this Lease, Landlord and the Landlord Parties shall not be liable for injury to Tenant’s business, or loss of income, loss of opportunity or loss of goodwill therefrom, or any consequential, punitive, special or exemplary damages, however occurring (including, without limitation, from any failure or interruption of services or utilities or as a result of Landlord’s negligence). Without limiting the foregoing, except in connection with damage or injury resulting from the gross negligence or willful misconduct of Landlord or the Landlord Parties, Landlord and the Landlord Parties shall not be liable for damage that may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees, customers, agents, or contractors, or any other person in, on or about the Premises directly or indirectly caused by or resulting from any cause whatsoever, including, but not limited to, fire, steam, electricity, gas, water, or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, light fixtures, or mechanical or electrical systems, or from intrabuilding cabling or wiring, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Project or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord and the Landlord Parties shall not be liable to Tenant for any damages arising from any willful or negligent action or inaction of any other tenant of the Project.

(c) Security. Tenant acknowledges that Landlord’s election whether or not to provide any type of mechanical surveillance or security personnel whatsoever in the Project is solely within Landlord’s discretion; Landlord and the Landlord Parties shall have no liability in connection with the provision, or lack, of such services, and Tenant hereby agrees to hold Landlord and the Landlord Parties harmless with regard to any such potential claim. Landlord and the Landlord Parties shall not be liable for losses due to theft, vandalism, or like causes. Tenant shall defend, indemnify, and hold Landlord and the Landlord Parties harmless from any such claims made by any employee, licensee, invitee, contractor, agent or other person whose presence in, on or about the Premises or the Project is attendant to the business of Tenant.

ARTICLE 14

INSURANCE

(a) Tenant’s Insurance. Tenant, shall at all times during the Term of this Lease, and at its own cost and expense, procure and continue in force the following insurance coverage: (i) Commercial General Liability Insurance, written on an occurrence basis, with a combined single limit for bodily injury and property damages of not less than Two Million Dollars ($2,000,000) per occurrence and Three Million Dollars ($3,000,000) in the annual aggregate, including products liability coverage if applicable, owners and contractors protective coverage, blanket contractual coverage including both oral and written contracts, and personal injury coverage, covering the insuring provisions of this Lease and the performance of Tenant of the indemnity and exemption of Landlord from liability agreements set forth in Article 13 hereof; (ii) a policy of standard fire, extended coverage and special extended coverage insurance (all risks), including a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage where sprinklers are provided in an amount equal to the full replacement value new without deduction for depreciation of all (A) Tenant Improvements, Alterations, fixtures and other improvements in the Premises, including but not limited to all mechanical, plumbing, heating, ventilating, air conditioning, electrical, telecommunication and other equipment, systems and facilities, and (B) trade fixtures, furniture, equipment and other personal property installed by or at the expense of Tenant; (iii) Worker’s Compensation coverage as required by law; and (iv) business interruption, loss of income and extra expense insurance covering any failure or interruption of Tenant’s business equipment (including, without limitation, telecommunications equipment) and covering all other perils, failures or interruptions sufficient to cover a period of interruption of not less than twelve (12) months. Tenant shall carry and maintain during the entire Term (including any option periods, if applicable), at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 14 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably required by Landlord.

(b) Form of Policies. The aforementioned minimum limits of policies and Tenant’s procurement and maintenance thereof shall in no event limit the liability of Tenant hereunder. The Commercial General Liability Insurance policy shall name Landlord, the Landlord Parties, Landlord’s property manager, Landlord’s lender(s) and such other persons or firms as Landlord specifies from time to time, as additional insureds with an appropriate endorsement to the policy(s). All such insurance policies carried by Tenant shall be with companies having a rating of not less than A-VIII in Best’s Insurance Guide. Tenant shall furnish to Landlord, from the insurance companies, or cause the insurance companies to furnish, certificates of coverage. The deductible under each such policy shall be reasonably acceptable to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days prior written notice to Landlord by the insurer. All such policies shall be endorsed to agree that Tenant’s policy is primary and that any insurance carried by Landlord is excess and not contributing with any Tenant insurance requirement hereunder. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance or furnish Landlord with renewals or binders in a timely manner, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge Tenant the cost thereof, which amount shall be payable by Tenant upon demand with interest (at the rate set forth in Section 20(e) below) from the date such sums are expended. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant, provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease.

(c) Landlord’s Insurance. Landlord may, as a cost to be included in Operating Costs, procure and maintain at all times during the Term of this Lease, a policy or policies of insurance covering loss or damage to the Project in the amount of the full replacement costs without deduction for depreciation thereof, providing protection against all perils included within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage, and special extended coverage on the building. Additionally, Landlord may carry: (i) Bodily Injury and Property Damage Liability Insurance and/or Excess Liability Coverage Insurance; and (ii) Earthquake and/or Flood Damage Insurance; and (iii) Rental Income Insurance; and (iv) any other forms of insurance Landlord may deem appropriate or any lender may require. The costs of all insurance carried by Landlord shall be included in Operating Costs.

(d) Waiver of Subrogation. Landlord and Tenant each agree to require their respective insurers issuing the insurance described in Sections 14(a)(ii), 14(a)(iv) and the first sentence of Section 14(c), waive any rights of subrogation that such companies may have against the other party. Tenant hereby waives any right that Tenant may have against Landlord and Landlord hereby waives any right that Landlord may have against Tenant as a result of any loss or damage to the extent such loss or damage is insurable under such policies.

(e) Compliance with Law. Tenant agrees that it will not, at any time, during the Term of this Lease, carry any stock of goods or do anything in or about the Premises that will in any way tend to increase the insurance rates upon the Project. Tenant agrees to pay Landlord forthwith upon demand the amount of any increase in premiums for insurance that may be carried during the Term of this Lease, or the amount of insurance to be carried by Landlord on the Project resulting from the foregoing, or from Tenant doing any act in or about the Premises that does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant. If Tenant installs upon the Premises any electrical equipment which causes an overload of electrical lines of the Premises, Tenant shall at its own cost and expense, in accordance with all other Lease provisions (specifically including, but not limited to, the provisions of Articles 9, 10 and 11 hereof), make whatever changes are necessary to comply with requirements of the insurance underwriters and any governmental authority having jurisdiction thereover, but nothing herein contained shall be deemed to constitute Landlord’s consent to such overloading. Tenant shall, at its own expense, comply with all insurance requirements applicable to the Premises including, without limitation, the installation of fire extinguishers or an automatic dry chemical extinguishing system.

ARTICLE 15

ASSIGNMENT AND SUBLETTING

Tenant shall have no power to, either voluntarily, involuntarily, by operation of law or otherwise, sell, assign, transfer or hypothecate this Lease, or sublet the Premises or any part thereof, or permit the Premises or any part thereof to be used or occupied by anyone other than Tenant or Tenant’s employees without the prior written consent of Landlord, which consent shall not be unreasonably withheld. If Tenant is a corporation, unincorporated association, partnership or limited liability company, the sale, assignment, transfer or hypothecation of any class of stock or other ownership interest in such corporation, association, partnership or limited liability company in excess of twenty-five percent (25%) in the aggregate shall be deemed a “Transfer” within the meaning and provisions of this Article 15. Tenant may transfer its interest pursuant to this Lease only upon the following express conditions, which conditions are agreed by Landlord and Tenant to be reasonable:

(a) That the proposed Transferee (as hereafter defined) shall be subject to the prior written consent of Landlord, which consent will not be unreasonably withheld but, without limiting the generality of the foregoing, it shall be reasonable for Landlord to deny such consent if:

(i) The use to be made of the Premises by the proposed Transferee is (a) not generally consistent with the character and nature of all other tenancies in the Project, or (b) a use which conflicts with any so-called “exclusive” then in favor of, or for any use which might reasonably be expected to diminish the rent payable pursuant to any percentage rent lease with another tenant of the Project or any other buildings which are in the same complex as the Project, or (c) a use which would be prohibited by any other portion of this Lease (including but not limited to any Rules and Regulations then in effect);

(ii) The financial responsibility of the proposed Transferee is not reasonably satisfactory to Landlord or in any event not at least equal to those which were possessed by Tenant as of the date of execution of this Lease;

(iii) The proposed Transferee is either a governmental agency or instrumentality thereof;

(iv) Either the proposed Transferee or any person or entity which directly or indirectly controls, is controlled by or is under common control with the proposed Transferee (A) occupies space in the Project at the time of the request for consent, or (B) is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date of the proposed Transfer, to lease space in the Project; or

(v) The rent charged by Tenant to such Transferee during the term of such Transfer, calculated using a present value analysis, is less than the rent being quoted by Landlord at the time of such Transfer for comparable space in the Project for a comparable term, calculated using a present value analysis.

(b) Upon Tenant’s submission of a request for Landlord’s consent to any such Transfer, Tenant shall pay to Landlord Landlord’s then standard processing fee and reasonable attorneys’ fees and costs incurred in connection with the proposed Transfer, which the parties hereby stipulate to be $3,000.00, unless Landlord provides to Tenant evidence that Landlord has incurred greater costs in connection with the proposed Transfer;

(c) That the proposed Transferee shall execute an agreement pursuant to which it shall agree to perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease applicable to that portion of the Premises so transferred; and

(d) That an executed duplicate original of said assignment and assumption agreement or other Transfer on a form reasonably approved by Landlord, shall be delivered to Landlord within five (5) days after the execution thereof, and that such Transfer shall not be binding upon Landlord until the delivery thereof to Landlord and the execution and delivery of Landlord’s consent thereto. It shall be a condition to Landlord’s consent to any subleasing, assignment or other transfer of part or all of Tenant’s interest in the Premises (“Transfer”) that (i) upon Landlord’s consent to any Transfer, Tenant shall pay and continue to pay seventy-five percent (75%) of any “Transfer Premium” (defined below), received by Tenant from the transferee; (ii) any sublessee of part or all of Tenant’s interest in the Premises shall agree that in the event Landlord gives such sublessee notice that Tenant is in default under this Lease, such sublessee shall thereafter make all sublease or other payments directly to Landlord, which will be received by Landlord without any liability whether to honor the sublease or otherwise (except to credit such payments against sums due under this Lease), and any sublessee shall agree to attorn to Landlord or its successors and assigns at their request should this Lease be terminated for any reason, except that in no event shall Landlord or its successors or assigns be obligated to accept such attornment; (iii) any such Transfer and consent shall be effected on forms supplied by Landlord and/or its legal counsel; (iv) Landlord may require that Tenant not then be in default hereunder in any respect; and (v) Tenant or the proposed subtenant or assignee (collectively, “Transferee”) shall agree to pay Landlord, upon demand, as Additional Rent, a sum equal to the additional costs, if any, incurred by Landlord for maintenance and repair as a result of any change in the nature of occupancy caused by such subletting or assignment. “Transfer Premium” shall mean all rent, Additional Rent or other consideration payable by a Transferee in connection with a Transfer in excess of the Basic Rental and Direct Costs payable by Tenant under this Lease during the term of the Transfer and if such Transfer is for less than all of the Premises, the Transfer Premium shall be calculated on a rentable square foot basis. The calculation of “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by a Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the Transferee and any payment in excess of fair market value for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the Transferee in connection with such Transfer. Any Transfer of this Lease which is not in compliance with the provisions of this Article 15 shall be voidable by written notice from Landlord and shall, at the option of Landlord, terminate this Lease. In no event shall the consent by Landlord to any Transfer be construed as relieving Tenant or any Transferee from obtaining the express written consent of Landlord to any further Transfer, or as releasing Tenant from any liability or obligation hereunder whether or not then accrued and Tenant shall continue to be fully liable therefor. No collection or acceptance of rent by Landlord from any person other than Tenant shall be deemed a waiver of any provision of this Article 15 or the acceptance of any Transferee hereunder, or a release of Tenant (or of any Transferee of Tenant). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under this Article 15 or otherwise has breached or acted unreasonably under this Article 15, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

Notwithstanding anything to the contrary contained in this Article 15, Landlord shall have the option, by giving written notice to Tenant (“Landlord’s Recapture Notice”) within thirty (30) days after Landlord’s receipt of a request for consent to a proposed Transfer, to terminate this Lease as to the portion of the Premises that is the subject of the proposed Transfer (hereinafter, the “Recapture Space”). If this Lease is so terminated with respect to less than the entire Premises, (i) the Basic Rental and Tenant’s Proportionate Share shall be prorated based on the number of rentable square feet retained by Tenant as compared to the total number of rentable square feet previously contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon the request of either party, the parties shall execute written confirmation of the same, and (ii) Tenant shall be responsible for all costs incurred by Landlord in connection with separately demising the Recapture Space separate and apart from the balance of the Premises, including without limitation, all ductwork, systems work, demising wall installation and compliance with governmental requirements relating thereto (“Landlord’s Recapture Costs”). Tenant shall reimburse Landlord for Landlord’s Recapture Costs within three (3) business days following written demand therefor from Landlord. The effective date of any such termination shall be set forth in Landlord’s Recapture Notice.

ARTICLE 16

DAMAGE OR DESTRUCTION

If the Project is damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Premises or the Project, the damage shall be repaired by Landlord to the extent such insurance proceeds are available therefor and provided such repairs can, in Landlord’s sole opinion, be completed within two hundred seventy (270) days after the necessity for repairs as a result of such damage becomes known to Landlord, without the payment of overtime or other premiums, and until such repairs are completed rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business (but there shall be no abatement of rent by reason of any portion of the Premises being unusable for a period equal to one (1) day or less). However, if the damage is due to the fault or neglect of Tenant, its employees, agents, contractors, guests, invitees and the like, there shall be no abatement of rent, unless and to the extent Landlord receives rental income insurance proceeds. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Section 14(a)(ii)(A) above; provided, however, that if the cost of repair of improvements within the Premises by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as so assigned by Tenant, such excess costs shall be paid by Tenant to Landlord prior to Landlord’s repair of such damage. If repairs cannot, in Landlord’s opinion, be completed within two hundred seventy (270) days after the necessity for repairs as a result of such damage becomes known to Landlord without the payment of overtime or other premiums, Landlord may, at its option, either (i) make such repairs in a reasonable time and in such event this Lease shall continue in effect and the Basic Rental shall be abated, if at all, in the manner provided in this Article 16, or (ii) elect not to effect such repairs and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after Landlord learns of the necessity for repairs as a result of damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises. In addition, Landlord may elect to terminate this Lease if the Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, if the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies. Finally, if the Premises or the Project is damaged to any substantial extent during the last twelve (12) months of the Term, then notwithstanding anything contained in this Article 16 to the contrary, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within sixty (60) days after Landlord learns of the necessity for repairs as the result of such damage. A total destruction of the Project shall automatically terminate this Lease. Except as provided in this Article 16, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business or property arising from such damage or destruction or the making of any repairs, alterations or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant understands that Landlord will not carry insurance of any kind on Tenant’s furniture, furnishings, trade fixtures or equipment, and that Landlord shall not be obligated to repair any damage thereto or replace the same. Tenant acknowledges that Tenant shall have no right to any proceeds of insurance carried by Landlord relating to property damage. With respect to any damage which Landlord is obligated to repair or elects to repair, Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases its rights under the provisions of Sections 1932 and 1933 of the California Civil Code.

ARTICLE 17

SUBORDINATION

This Lease is subject to and Tenant agrees to comply with all matters of record affecting the Real Property. This Lease is also subject and subordinate to all ground or underlying leases, mortgages and deeds of trust which affect the Real Property, as well as all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the lessor under any such lease or the holder or holders of any such mortgage or deed of trust shall advise Landlord that they desire or require this Lease to be prior and superior thereto, upon written request of Landlord to Tenant, Tenant agrees to promptly execute, acknowledge and deliver any and all documents or instruments which Landlord or such lessor, holder or holders deem necessary or desirable for purposes thereof. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground or underlying leases, mortgages or deeds of trust which may hereafter be executed covering the Premises, the Project or the property or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided, however, that Landlord obtains from the lender or other party in question a written undertaking in favor of Tenant to the effect that such lender or other party will not disturb Tenant’s right of possession under this Lease if Tenant is not then or thereafter in breach of any covenant or provision of this Lease. Tenant agrees, within ten (10) days after Landlord’s written request therefor, to execute, acknowledge and deliver upon request any and all documents or instruments requested by Landlord or necessary or proper to assure the subordination of this Lease to any such mortgages, deed of trust, or leasehold estates (hereinafter, a “SNDA”). If Tenant fails to timely deliver an executed SNDA to Landlord pursuant to the terms of this Article 17, then without limiting any other rights or remedies of Landlord, Landlord shall have the right to charge Tenant an amount equal to Five Hundred Dollars ($500.00) per day for each day thereafter until Tenant delivers to Landlord a SNDA pursuant to the terms hereof. Tenant agrees that in the event any proceedings are brought for the foreclosure of any mortgage or deed of trust or any deed in lieu thereof, to attorn to the purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof as so requested to do so by such purchaser and to recognize such purchaser as the lessor under this Lease; Tenant shall, within five (5) days after request execute such further instruments or assurances as such purchaser may reasonably deem necessary to evidence or confirm such attornment. Tenant agrees to provide copies of any notices of Landlord’s default under this Lease to any mortgagee or deed of trust beneficiary whose address has been provided to Tenant and Tenant shall provide such mortgagee or deed of trust beneficiary a commercially reasonable time after receipt of such notice within which to cure any such default. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 18

EMINENT DOMAIN

If the whole of the Premises or the Project or so much thereof as to render the balance unusable by Tenant shall be taken under power of eminent domain, or is sold, transferred or conveyed in lieu thereof, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, at Landlord’s option. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and trade fixtures belonging to Tenant and removable by Tenant at the expiration of the Term hereof as provided hereunder or for the interruption of, or damage to, Tenant’s business. In the event of a partial taking described in this Article 18, or a sale, transfer or conveyance in lieu thereof, which does not result in a termination of this Lease, the rent shall be apportioned according to the ratio that the part of the Premises remaining useable by Tenant bears to the total area of the Premises. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

ARTICLE 19

DEFAULT

Each of the following acts or omissions of Tenant or of any guarantor of Tenant’s performance hereunder, or occurrences, shall constitute an “Event of Default”:

(a) Failure or refusal to pay Basic Rental, Additional Rent or any other amount to be paid by Tenant to Landlord hereunder within three (3) calendar days after notice that the same is due or payable hereunder; said three (3) day period shall be in lieu of, and not in addition to, the notice requirements of Section 1161 of the California Code of Civil Procedure or any similar or successor law;

(b) Except as set forth in items (a) above and (c) through and including (g) below, failure to perform or observe any other covenant or condition of this Lease to be performed or observed within thirty (30) days following written notice to Tenant of such failure. Such thirty (30) day notice shall be in lieu of, and not in addition to, any required under Section 1161 of the California Code of Civil Procedure or any similar or successor law;

(c) Abandonment or vacating or failure to accept tender of possession of the Premises or any significant portion thereof;

(d) The taking in execution or by similar process or law (other than by eminent domain) of the estate hereby created; (e) The filing by Tenant or any guarantor hereunder in any court pursuant to any statute of a petition in bankruptcy or insolvency or for reorganization or arrangement for the appointment of a receiver of all or a portion of Tenant’s property; the filing against Tenant or any guarantor hereunder of any such petition, or the commencement of a proceeding for the appointment of a trustee, receiver or liquidator for Tenant, or for any guarantor hereunder, or of any of the property of either, or a proceeding by any governmental authority for the dissolution or liquidation of Tenant or any guarantor hereunder, if such proceeding shall not be dismissed or trusteeship discontinued within thirty (30) days after commencement of such proceeding or the appointment of such trustee or receiver; or the making by Tenant or any guarantor hereunder of an assignment for the benefit of creditors. Tenant hereby stipulates to the lifting of the automatic stay in effect and relief from such stay for Landlord in the event Tenant files a petition under the United States Bankruptcy laws, for the purpose of Landlord pursuing its rights and remedies against Tenant and/or a guarantor of this Lease;

(f) Tenant’s failure to cause to be released any mechanics liens filed against the Premises or the Project within twenty (20) days after the date the same shall have been filed or recorded;

(g) Tenant’s failure to observe or perform according to the provisions of Articles 7, 14, 17, 25 or 28 within two (2) business days after notice from Landlord; or

(h) A default by Tenant or any entity owned or controlled by or otherwise affiliated with Tenant under any other lease with Landlord or any affiliate of Landlord.

All defaults by Tenant of any covenant or condition of this Lease shall be deemed by the parties hereto to be material.

ARTICLE 20

REMEDIES

(a) Upon the occurrence of an Event of Default under this Lease as provided in Article 19 hereof, Landlord may exercise all of its remedies as may be permitted by law, including but not limited to the remedy provided by Section 1951.4 of the California Civil Code, and including without limitation, terminating this Lease, reentering the Premises and removing all persons and property therefrom, which property may be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant. If Landlord elects to terminate this Lease, Landlord shall be entitled to recover from Tenant the aggregate of all amounts permitted by law, including but not limited to (i) the worth at the time of award of the amount of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, tenant improvement expenses, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and (v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. The term “rent” as used in this Section 20(a) shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in items (i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in item (e), below, but in no case greater than the maximum amount of such interest permitted by law. As used in item (iii), above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(b) Nothing in this Article 20 shall be deemed to affect Landlord’s right to indemnification for liability or liabilities arising prior to the termination of this Lease for personal injuries or property damage under the indemnification clause or clauses contained in this Lease.

(c) Notwithstanding anything to the contrary set forth herein, Landlord’s re-entry to perform acts of maintenance or preservation of or in connection with efforts to relet the Premises or any portion thereof, or the appointment of a receiver upon Landlord’s initiative to protect Landlord’s interest under this Lease shall not terminate Tenant’s right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and effect and Landlord may enforce all of Landlord’s rights and remedies hereunder including, without limitation, the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

(d) All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord by law, and the exercise of one or more rights or remedies shall not impair Landlord’s right to exercise any other right or remedy.

(e) Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the lower of eighteen percent (18%) per annum or the maximum lawful rate of interest from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. In addition to such interest: (i) if Rental is not paid on or before the fifth (5th) day of the calendar month for which the same is due, a late charge equal to ten percent (10%) of the amount overdue or $100, whichever is greater, shall be immediately due and owing and shall accrue for each calendar month or part thereof until such rental, including the late charge, is paid in full, which late charge Tenant hereby agrees is a reasonable estimate of the damages Landlord shall suffer as a result of Tenant’s late payment and (ii) an additional charge of $25 shall be assessed for any check given to Landlord by or on behalf of Tenant which is not honored by the drawee thereof; which damages include Landlord’s additional administrative and other costs associated with such late payment and unsatisfied checks and the parties agree that it would be impracticable or extremely difficult to fix Landlord’s actual damage in such event. Such charges for interest and late payments and unsatisfied checks are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any or all of Landlord’s rights or remedies under any other provision of this Lease.

(f) Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within sixty (60) days after written notice is delivered by Tenant to Landlord and to the holder of any mortgages or deeds of trust (collectively, “Lender”) covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying the obligation which Landlord has failed to perform; provided, however, that if the nature of Landlord’s obligation is such that more than sixty (60) days are required for performance, then Landlord shall not be in default if Landlord or Lender commences performance within such sixty (60) day period and thereafter diligently prosecutes the same to completion.

(g) In the event of any default, breach or violation of Tenant’s rights under this Lease by Landlord, Tenant’s exclusive remedies shall be an action for specific performance or action for actual damages. Without limiting any other waiver by Tenant which may be contained in this Lease, Tenant hereby waives the benefit of any law granting it the right to perform Landlord’s obligation, or the right to terminate this Lease on account of any Landlord default.

ARTICLE 21

TRANSFER OF LANDLORD’S INTEREST

In the event of any transfer or termination of Landlord’s interest in the Premises or the Project by sale, assignment, transfer, foreclosure, deed-in-lieu of foreclosure or otherwise whether voluntary or involuntary, Landlord shall be automatically relieved of any and all obligations and liabilities on the part of Landlord from and after the date of such transfer or termination, including furthermore without limitation, the obligation of Landlord under Article 4 and California Civil Code 1950.7 above to return the security deposit, provided said security deposit is transferred to said transferee. Tenant agrees to attorn to the transferee upon any such transfer and to recognize such transferee as the lessor under this Lease and Tenant shall, within five (5) days after request, execute such further instruments or assurances as such transferee may reasonably deem necessary to evidence or confirm such attornment.

ARTICLE 22

BROKER

In connection with this Lease, Tenant warrants and represents that it has had dealings only with firm(s) set forth in Article 1.H. of the Basic Lease Provisions and that it knows of no other person or entity who is or might be entitled to a commission, finder’s fee or other like payment in connection herewith and does hereby indemnify and agree to hold Landlord, its agents, members, partners, representatives, officers, affiliates, shareholders, employees, successors and assigns harmless from and against any and all loss, liability and expenses that Landlord may incur should such warranty and representation prove incorrect, inaccurate or false.

ARTICLE 23

PARKING

Tenant shall rent from Landlord, commencing on the Commencement Date, the number of unreserved parking passes set forth in Article 1.I. of the Basic Lease Provisions, which parking passes shall pertain to the Project parking facility. Tenant shall pay to Landlord for parking passes the prevailing rate charged from time to time at the location of such parking passes. In addition, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations, and Tenant not being in default under this Lease. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may, from time to time, relocate any reserved parking spaces (if any) rented by Tenant to another location in the Project parking facility. Landlord may delegate its responsibilities hereunder to a parking operator or a lessee of the parking facility in which case such parking operator or lessee shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Article 23 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.

ARTICLE 24

WAIVER

No waiver by Landlord of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. No provision of this Lease may be waived by Landlord, except by an instrument in writing executed by Landlord. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord’s agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. Any payment by Tenant or receipt by Landlord of an amount less than the total amount then due hereunder shall be deemed to be in partial payment only thereof and not a waiver of the balance due or an accord and satisfaction, notwithstanding any statement or endorsement to the contrary on any check or any other instrument delivered concurrently therewith or in reference thereto. Accordingly, Landlord may accept any such amount and negotiate any such check without prejudice to Landlord’s right to recover all balances due and owing and to pursue its other rights against Tenant under this Lease, regardless of whether Landlord makes any notation on such instrument of payment or otherwise notifies Tenant that such acceptance or negotiation is without prejudice to Landlord’s rights.

ARTICLE 25

ESTOPPEL CERTIFICATE

Tenant shall, at any time and from time to time, upon not less than ten (10) days’ prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing (the “Estoppel Certificate”) certifying the following information, (but not limited to the following information in the event further information is requested by Landlord): (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as modified, is in full force and effect); (ii) the dates to which the rental and other charges are paid in advance, if any; (iii) the amount of Tenant’s security deposit, if any; and (iv) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, and no events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Landlord hereunder, or specifying such defaults, events or conditions, if any are claimed. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Real Property. Tenant’s failure to deliver such statement within such time shall constitute an admission by Tenant that all statements contained therein are true and correct. Furthermore, if Tenant fails to timely deliver an Estoppel Certificate to Landlord pursuant to the terms of this Article 25, then without limiting any other rights and remedies of Landlord, Landlord shall have the right to charge Tenant an amount equal to $500 per day for each day thereafter until Tenant delivers to Landlord an Estoppel Certificate pursuant to the terms hereof. Tenant acknowledges and agrees that (A) such charge compensates Landlord for the administrative costs caused by the delinquency, and (B) Landlord’s damage would be difficult to compute and the amount stated in this paragraph represents a reasonable estimate of such damage. Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place and stead to execute any and all documents described in this Article 25 if Tenant fails to do so within the specified time period.

ARTICLE 26

LIABILITY OF LANDLORD

Notwithstanding anything in this Lease to the contrary, any remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder or any claim, cause of action or obligation, contractual, statutory or otherwise by Tenant against Landlord or the Landlord Parties concerning, arising out of or relating to any matter relating to this Lease and all of the covenants and conditions or any obligations, contractual, statutory, or otherwise set forth herein, shall be limited solely and exclusively to an amount which is equal to the lesser of (i) the interest of Landlord in and to the Project, and (ii) the interest Landlord would have in the Project if the Project were encumbered by third party debt in an amount equal to ninety percent (90%) of the then current value of the Project (as such value is reasonably determined by Landlord). No other property or assets of Landlord or any Landlord Party shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, Landlord’s obligations to Tenant, whether contractual, statutory or otherwise, the relationship of Landlord and Tenant hereunder, or Tenant’s use or occupancy of the Premises.

ARTICLE 27

INABILITY TO PERFORM

This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of any prevention, delay, stoppage due to strikes, lockouts, acts of God, acts of terrorism, or any other cause previously, or at such time, beyond the reasonable control or anticipation of Landlord (collectively, a “Force Majeure”) and Landlord’s obligations under this Lease shall be forgiven and suspended by any such Force Majeure.

ARTICLE 28

HAZARDOUS WASTE

(a) Tenant shall not cause or permit any Hazardous Material (as defined in Section 28(d) below) to be brought, kept or used in or about the Project by Tenant, its agents, employees, contractors, or invitees, other than Universal Waste (as defined in Section 28(f) below) on the Premises with respect to which Tenant is a Generator (as defined in Section 28(g) below) or Producer (as defined in Section 28(g) below). Tenant shall be responsible, at its sole expense, for disposing of or causing to be disposed of all Universal Waste in accordance with Chapter 23 of Title 22 of the California Code of Regulations. Tenant indemnifies Landlord and the Landlord Parties from and against any breach by Tenant of the obligations stated in the preceding two sentences, and agrees to defend and hold Landlord and the Landlord Parties harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Project, damages for the loss or restriction or use of rentable or usable space or of any amenity of the Project, damages arising from any adverse impact or marketing of space in the Project, and sums paid in settlement of claims, attorneys’ fees and costs, consultant fees, and expert fees) which arise during or after the Term of this Lease as a result of such breach. This indemnification of Landlord and the Landlord Parties by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Project. Without limiting the foregoing, if the presence of any Hazardous Material on the Project caused or permitted by Tenant results in any contamination of the Project, then subject to the provisions of Articles 9, 10 and 11 hereof, Tenant shall promptly take all actions at its sole expense as are necessary to return the Project to the condition existing prior to the introduction of any such Hazardous Material and the contractors to be used by Tenant for such work must be approved by Landlord, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Project and so long as such actions do not materially interfere with the use and enjoyment of the Project by the other tenants thereof; provided however, Landlord shall also have the right, by written notice to Tenant, to directly undertake any such mitigation efforts with regard to Hazardous Materials in or about the Project due to Tenant’s breach of its obligations pursuant to this Section 28(a), and to charge Tenant, as Additional Rent, for the costs thereof.

(b) Landlord and Tenant acknowledge that Landlord may become legally liable for the costs of complying with Laws (as defined in Section 28(e) below) relating to Hazardous Material which are not the responsibility of Landlord or the responsibility of Tenant, including the following: (i) Hazardous Material present in the soil or ground water on the Project of which Landlord has no knowledge as of the effective date of this Lease; (ii) a change in Laws which relate to Hazardous Material which make that Hazardous Material which is present on the Real Property as of the effective date of this Lease, whether known or unknown to Landlord, a violation of such new Laws; (iii) Hazardous Material that migrates, flows, percolates, diffuses, or in any way moves on to, or under, the Project after the effective date of this Lease; or Hazardous Material present on or under the Project as a result of any discharge, dumping or spilling (whether accidental or otherwise) on the Project by other lessees of the Project or their agents, employees, contractors, or invitees, or by others. Accordingly, Landlord and Tenant agree that the cost of complying with Laws relating to Hazardous Material on the Project for which Landlord is legally liable and which are paid or incurred by Landlord shall be an Operating Cost (and Tenant shall pay Tenant’s Proportionate Share thereof in accordance with Article 3) unless the cost of such compliance as between Landlord and Tenant, is made the responsibility of Tenant pursuant to Section 28(a) above. To the extent any such Operating Cost relating to Hazardous Material is subsequently recovered or reimbursed through insurance, or recovery from responsible third parties or other action, Tenant shall be entitled to a proportionate reimbursement to the extent it has paid its share of such Operating Cost to which such recovery or reimbursement relates.

(c) It shall not be unreasonable for Landlord to withhold its consent to any proposed Transfer if (i) the proposed transferee’s anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material; (ii) the proposed Transferee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such Transferee’s actions or use of the property in question; or (iii) the proposed Transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material.

(d) As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as “Hazardous Waste,” “Extremely Hazardous Waste,” or “Restricted Hazardous Waste” under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a “Hazardous Substance” under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a “Hazardous Material,” “Hazardous Substance,” or “Hazardous Waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a “Hazardous Substance” under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) regulated by Section 26100 et seq. of the California Health and Safety Code, Division 20, Chapter 18 (Toxic Mold Protection Act of 2001), (viii) listed under Article 9 or defined as Hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (ix) designated as a “Hazardous Substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1317), (x) defined as a “Hazardous Waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6903), or (xi) defined as a “Hazardous Substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601).

(e) As used herein, the term “Laws” means any applicable federal, state or local law, ordinance, or regulation relating to any Hazardous Material affecting the Project, including, without limitation, the laws, ordinances, and regulations referred to in Section 28(d) above.

(f) As used herein, the term “Universal Waste” means any substance defined as Universal Waste pursuant to Section 66273.9 of Title 22 of the California Code of Regulations.

(g) As used herein, the term “Generator” or “Producer” of Universal Waste is defined pursuant to Section 66273.9 of Title 22 of the California Code of Regulations.

ARTICLE 29

SURRENDER OF PREMISES; REMOVAL OF PROPERTY

(a) The voluntary or other surrender of this Lease by Tenant to Landlord, or a mutual termination hereof, shall not work a merger, and shall at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies affecting the Premises.

(b) Upon the expiration of the Term of this Lease, or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in good order and condition, reasonable wear and tear and repairs which are Landlord’s obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, moveable partitioning, telephone and data cabling and other articles of personal property in the Premises except to the extent (i) Landlord elects by notice to Tenant to exercise its option to have any subleases or subtenancies assigned to it, and/or (ii) Landlord elects by notice to Tenant not to require Tenant to remove any data cabling servicing the Premises (in which event Tenant shall pay to Landlord the estimated cost [as determined by Landlord] to be incurred by Landlord in connection with removing said data cabling). Tenant shall be responsible for the cost to repair all damage to the Premises resulting from the removal of any of such items from the Premises, provided that Landlord shall have the right to either (I) cause Tenant to perform said repair work, or (II) perform said repair work itself, at Tenant’s expense (with any such costs incurred by Landlord to be reimbursed by Tenant to Landlord within three (3) business days following written demand therefor from Landlord).

(c) Whenever Landlord shall reenter the Premises as provided in Article 20 hereof, or as otherwise provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the Term of this Lease (or within forty-eight (48) hours after a termination by reason of Tenant’s default), as provided in this Lease, shall be considered abandoned and Landlord may remove any or all of such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant, and if Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant, for the payment of all or any part of such charges or the removal of any such property, and shall apply the proceeds of such sale as follows: first, to the cost and expense of such sale, including reasonable attorneys’ fees and costs for services rendered; second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

(d) All fixtures, Tenant Improvements, Alterations and/or appurtenances attached to or built into the Premises prior to or during the Term, whether by Landlord or Tenant and whether at the expense of Landlord or Tenant, or of both, shall be and remain part of the Premises and shall not be removed by Tenant at the end of the Term unless otherwise expressly provided for in this Lease or unless such removal is required by Landlord. Such fixtures, Tenant Improvements, Alterations and/or appurtenances shall include but not be limited to: all floor coverings, drapes, paneling, built-in cabinetry, molding, doors, vaults (including vault doors), plumbing systems, security systems, electrical systems, lighting systems, communication systems, all fixtures and outlets for the systems mentioned above and for all telephone, radio and television purposes, and any special flooring or ceiling installations.

ARTICLE 30

MISCELLANEOUS

(a) SEVERABILITY; ENTIRE AGREEMENT. ANY PROVISION OF THIS LEASE WHICH SHALL PROVE TO BE INVALID, VOID, OR ILLEGAL SHALL IN NO WAY AFFECT, IMPAIR OR INVALIDATE ANY OTHER PROVISION HEREOF AND SUCH OTHER PROVISIONS SHALL REMAIN IN FULL FORCE AND EFFECT. THIS LEASE AND THE EXHIBITS AND ANY ADDENDUM ATTACHED HERETO CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH REGARD TO TENANT’S OCCUPANCY OR USE OF ALL OR ANY PORTION OF THE PROJECT, AND NO PRIOR AGREEMENT OR UNDERSTANDING PERTAINING TO ANY SUCH MATTER SHALL BE EFFECTIVE FOR ANY PURPOSE. NO PROVISION OF THIS LEASE MAY BE AMENDED OR SUPPLEMENTED EXCEPT BY AN AGREEMENT IN WRITING SIGNED BY THE PARTIES HERETO OR THEIR SUCCESSOR IN INTEREST. THE PARTIES AGREE THAT ANY DELETION OF LANGUAGE FROM THIS LEASE PRIOR TO ITS MUTUAL EXECUTION BY LANDLORD AND TENANT SHALL NOT BE CONSTRUED TO HAVE ANY PARTICULAR MEANING OR TO RAISE ANY PRESUMPTION, CANON OF CONSTRUCTION OR IMPLICATION INCLUDING, WITHOUT LIMITATION, ANY IMPLICATION THAT THE PARTIES INTENDED THEREBY TO STATE THE CONVERSE, OBVERSE OR OPPOSITE OF THE DELETED LANGUAGE.

(b) Attorneys’ Fees; Waiver of Jury Trial.

(i) In any action to enforce the terms of this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorneys’ fees and costs in such suit and such attorneys’ fees and costs shall be deemed to have accrued prior to the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Tenant shall also reimburse Landlord for all costs incurred by Landlord in connection with enforcing its rights under this Lease against Tenant following a bankruptcy by Tenant or otherwise, including without limitation, legal fees, experts’ fees and expenses, court costs and consulting fees.

(ii) Should Landlord, without fault on Landlord’s part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof and from all costs and expenses, including reasonable attorneys’ fees and costs incurred by Landlord in connection with such litigation.

(iii) TO THE EXTENT PERMITTED BY LAW, EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THIS LEASE, FOR DAMAGES FOR ANY BREACH UNDER THIS LEASE, OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY HEREUNDER.

(c) Time of Essence. Each of Tenant’s covenants herein is a condition and time is of the essence with respect to the performance of every provision of this Lease.

(d) Headings; Joint and Several. The article headings contained in this Lease are for convenience only and do not in any way limit or amplify any term or provision hereof. The terms “Landlord” and “Tenant” as used herein shall include the plural as well as the singular, the neuter shall include the masculine and feminine genders and the obligations herein imposed upon Tenant shall be joint and several as to each of the persons, firms or corporations of which Tenant may be composed.

(e) Reserved Area. Tenant hereby acknowledges and agrees that the exterior walls of the Premises and the area between the finished ceiling of the Premises and the slab of the floor of the Project thereabove have not been demised hereby and the use thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wiring and cabling leading through, under or above the Premises or throughout the Project in locations which will not materially interfere with Tenant’s use of the Premises and serving other parts of the Project are hereby excepted and reserved unto Landlord.

(f) NO OPTION. THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PREMISES IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND TENANT AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT.

(g) Use of Project Name; Improvements. Tenant shall not be allowed to use the name, picture or representation of the Project, or words to that effect, in connection with any business carried on in the Premises or otherwise (except as Tenant’s address) without the prior written consent of Landlord. In the event that Landlord undertakes any additional improvements on the Real Property including but not limited to new construction or renovation or additions to the existing improvements, Landlord shall not be liable to Tenant for any noise, dust, vibration or interference with access to the Premises or disruption in Tenant’s business caused thereby.

(h) Rules and Regulations. Tenant shall observe faithfully and comply strictly with the rules and regulations (“Rules and Regulations”) attached to this Lease as Exhibit “B” and made a part hereof, and such other Rules and Regulations as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Project, the facilities thereof, or the preservation of good order therein. Landlord shall not be liable to Tenant for violation of any such Rules and Regulations, or for the breach of any covenant or condition in any lease by any other tenant in the Project. A waiver by Landlord of any Rule or Regulation for any other tenant shall not constitute nor be deemed a waiver of the Rule or Regulation for this Tenant.

(i) Quiet Possession. Upon Tenant’s paying the Basic Rental, Additional Rent and other sums provided hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term hereof, subject to all of the provisions of this Lease.

(j) Rent. All payments required to be made hereunder to Landlord (other than the Security Deposit) shall be deemed to be rent, whether or not described as such.

(k) Successors and Assigns. Subject to the provisions of Article 15 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

(l) Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal service evidenced by a signed receipt or sent by registered or certified mail, return receipt requested, or via overnight courier, and shall be effective upon proof of delivery, addressed to Tenant at the Premises or to Landlord at the management office for the Project, with a copy to Landlord, c/o Hudson Capital Partners, 11601 Wilshire Boulevard, Suite 1600, Los Angeles, California 90025, Attn: Howard Stern. Either party may by notice to the other specify a different address for notice purposes except that, upon Tenant’s taking possession of the Premises, the Premises shall constitute Tenant’s address for notice purposes. A copy of all notices to be given to Landlord hereunder shall be concurrently transmitted by Tenant to such party hereafter designated by notice from Landlord to Tenant. Any notices sent by Landlord regarding or relating to eviction procedures, including without limitation three (3) day notices, may be sent by regular mail.

(m) Persistent Delinquencies. In the event that Tenant shall be delinquent by more than fifteen (15) days in the payment of rent on three (3) separate occasions in any twelve (12) month period or if there are three (3) or more non-monetary defaults by Tenant in any twelve (12) month period, without limiting any other rights or remedies of Landlord, Landlord shall have the right to terminate this Lease by thirty (30) days written notice given by Landlord to Tenant within thirty (30) days of the last such delinquency.

(n) Right of Landlord to Perform. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable cure period set forth in this Lease, Landlord may, but shall not be obligated to, without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as is in this Lease provided. All sums so paid by Landlord and all reasonable incidental costs, together with interest thereon at the rate specified in Section 20(e) above from the date of such payment by Landlord, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent.

(o) Access, Changes in Project, Facilities, Name.

(i) Every part of the Project except the inside surfaces of all walls, windows and doors bounding the Premises (including exterior building walls, the rooftop, core corridor walls and doors and any core corridor entrance), and any space in or adjacent to the Premises or within the Project used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

(ii) Landlord reserves the right, without incurring any liability to Tenant therefor, to make such changes in or to the Project and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, stairways and other improvements thereof, as it may deem necessary or desirable.

(iii) Landlord may adopt any name for the Project and Landlord reserves the right, from time to time, to change the name and/or address of the Project at any time.

(p) Signing Authority. If Tenant is a corporation, partnership or limited liability company, each individual executing this Lease on behalf of said entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with: (i) if Tenant is a corporation, a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-laws of said corporation, (ii) if Tenant is a partnership, the terms of the partnership agreement, and (iii) if Tenant is a limited liability company, the terms of its operating agreement, and that this Lease is binding upon said entity in accordance with its terms. Concurrently with Tenant’s execution of this Lease, Tenant shall provide to Landlord a copy of: (A) if Tenant is a corporation, such resolution of the Board of Directors authorizing the execution of this Lease on behalf of such corporation, which copy of resolution shall be duly certified by the secretary or an assistant secretary of the corporation to be a true copy of a resolution duly adopted by the Board of Directors of said corporation and shall be in a form reasonably acceptable to Landlord, (B) if Tenant is a partnership, a copy of the provisions of the partnership agreement granting the requisite authority to each individual executing this Lease on behalf of said partnership, and (C) if Tenant is a limited liability company, a copy of the provisions of its operating agreement granting the requisite authority to each individual executing this Lease on behalf of said limited liability company. In the event Tenant fails to comply with the requirements set forth in this subparagraph (p), then each individual executing this Lease shall be personally liable, jointly and severally along with Tenant, for all of Tenant’s obligations in this Lease.

(q) Identification of Tenant.

(i) If Tenant constitutes more than one person or entity, (A) each of them shall be jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions and provisions of this Lease to be kept, observed and performed by Tenant, (B) the term “Tenant” as used in this Lease shall mean and include each of them jointly and severally, and (C) the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons or entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

(ii) If Tenant is a partnership (or is comprised of two or more persons, individually and as co-partners of a partnership) or if Tenant’s interest in this Lease shall be assigned to a partnership (or to two or more persons, individually and as co-partners of a partnership) pursuant to Article 15 hereof (any such partnership and such persons hereinafter referred to in this Section 30(q)(ii) as “Partnership Tenant”), the following provisions of this Lease shall apply to such Partnership Tenant:

(A) The liability of each of the parties comprising Partnership Tenant shall be joint and several.

(B) Each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to the Landlord, and by notices, demands, requests or other communication which may hereafter be given, by the individual or individuals authorized to execute this Lease on behalf of Partnership Tenant under Subparagraph (p) above.

(C) Any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties.

(D) If Partnership Tenant admits new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed.

(E) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and, upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this Lease on Partnership Tenant’s part to be observed and performed (but neither Landlord’s failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall terminate the provisions of clause (D) of this Section 30(q)(ii) or relieve any such new partner of its obligations thereunder).

(r) Substitute Premises. Landlord shall have the right at any time during the Term hereof, upon giving Tenant not less than sixty (60) days prior notice, to provide and furnish Tenant with space elsewhere in the Project or, subject to any required consent of any holder or holders of any mortgages or deeds of trust covering the Premises or the Project, elsewhere in the Development or in another similar building owned by Landlord or an affiliate of Landlord within a          -mile radius of the Project (provided that in the event that the Project is a part of a multi-building development, such space may be located anywhere in such development) of approximately the same size as the Premises and remove and place Tenant in such space, with Landlord to pay all verified and previously approved costs and expenses incurred as a result of such movement to such new space. If Landlord moves Tenant to such new space, this Lease and each and all of its terms, covenants and conditions shall remain in full force and effect and shall be deemed applicable to such new space and such new space shall thereafter be deemed to be the “Premises” (and any new building shall hereinafter be referred to as the “Project”) as though Landlord and Tenant had entered into an express written amendment of this Lease with respect thereto.

(s) Survival of Obligations. Any obligations of Tenant under this Lease shall survive the expiration or earlier termination of this Lease.

(t) Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space planning consultants and any proposed Transferees.

(u) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of California. No conflicts of law rules of any state or country (including, without limitation, California conflicts of law rules) shall be applied to result in the application of any substantive or procedural laws of any state or country other than California. All controversies, claims, actions or causes of action arising between the parties hereto and/or their respective successors and assigns, shall be brought, heard and adjudicated by the courts of the State of California, with venue in the County of                     . Each of the parties hereto hereby consents to personal jurisdiction by the courts of the State of California in connection with any such controversy, claim, action or cause of action, and each of the parties hereto consents to service of process by any means authorized by California law and consent to the enforcement of any judgment so obtained in the courts of the State of California on the same terms and conditions as if such controversy, claim, action or cause of action had been originally heard and adjudicated to a final judgment in such courts. Each of the parties hereto further acknowledges that the laws and courts of California were freely and voluntarily chosen to govern this Lease and to adjudicate any claims or disputes hereunder.

(v) Office of Foreign Assets Control. Tenant certifies to Landlord that (i) Tenant is not entering into this Lease, nor acting, for or on behalf of any person or entity named as a terrorist or other banned or blocked person or entity pursuant to any law, order, rule or regulation of the United States Treasury Department or the Office of Foreign Assets Control, and (ii) Tenant shall not assign this Lease or sublease to any such person or entity or anyone acting on behalf of any such person or entity. Landlord shall have the right to conduct all reasonable searches in order to ensure compliance with the foregoing. Tenant hereby agrees to indemnify, defend and hold Landlord and the Landlord Parties harmless from any and all claims arising from or related to any breach of the foregoing certification.

(w) Financial Statements. Within ten (10) days after Tenant’s receipt of Landlord’s written request, Tenant shall provide Landlord with current financial statements of Tenant and financial statements for the two (2) calendar or fiscal years (if Tenant’s fiscal year is other than a calendar year) prior to the current financial statement year. Any such statements shall be prepared in accordance with generally accepted accounting principles and, if the normal practice of Tenant, shall be audited by an independent certified public accountant.

(x) Exhibits. The Exhibits attached hereto are incorporated herein by this reference as if fully set forth herein.

(y) Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent (and not dependent) and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to set off of any of the rent or other amounts owing hereunder against Landlord.

(z) Counterparts. This Lease may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.

(aa) Non-Discrimination. Tenant herein covenants by and for himself or herself, his or her heirs, executors, administrators and assigns, and all persons claiming under or through him or her, and this Lease is made and accepted upon and subject to the following conditions:

“That there shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, religion, sex, marital status, national origin or ancestry, in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises, nor shall Tenant himself or herself, or any person claiming under or through him or her, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, subtenants or vendees in the Premises.”

(bb) Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the “Lines”) at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord, which consent shall not be unreasonably denied or withheld, and comply with all of the other provisions of Article 9 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition.

(cc) Construction of Project. Tenant acknowledges that portions of the Project may be under construction following Tenant’s occupancy of the Premises, and that, in connection with such construction, Landlord may erect scaffolding or other necessary structures, limit access to portions of the Project, or perform work which may result in levels of noise, dust or debris which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from such construction, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of all or any part of the Premises or of Tenant’s personal property or improvements resulting from such construction or Landlord’s actions in connection therewith, or for any inconvenience or annoyance occasioned by such construction or Landlord’s actions.

(dd) Office and Communications Services.

(i) The Provider. Landlord has advised Tenant that certain office and communications services may be offered to tenants of the Building by a concessionaire under contract to Landlord (“Provider”). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree.

(ii) Other Terms. Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

ARTICLE 31

[OPTION TO EXTEND]

(a) [Option Right. Landlord hereby grants the Tenant named in this Lease (the “Original Tenant”)                      (        ) option(s) (“Options”) to extend the Term for the entire Premises for a period of                      (        ) years [each] (each, an “Option Term”), which Option(s) shall be exercisable only by written notice delivered by Tenant to Landlord as set forth below. The rights contained in this Article 31 shall be personal to the Original Tenant and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if the Original Tenant occupies the entire Premises as of the date of Tenant’s Acceptance (as defined in Section 31(c) below).

(b) Option Rent. The Basic Rental payable by Tenant during the Option Term (“Option Rent”) shall be equal to the “Market Rent” (defined below), but in no event shall the Option Rent be less than Tenant is paying under the Lease on the month immediately preceding the Option Term for Monthly Basic Rental, including all escalations, Direct Costs, additional rent and other charges. “Market Rent” shall mean the applicable Monthly Basic Rental, including all escalations, Direct Costs, additional rent and other charges at which tenants, as of the commencement of the Option Term, are entering into leases for non-sublease space which is not encumbered by expansion rights and which is comparable in size, location and quality to the Premises in renewal transactions [(or Expansion Space, as applicable)] for a term comparable to the Option Term [(or the term of Tenant’s lease of the Expansion Space, as applicable)] which comparable space is located in the Development [or Project] and office buildings comparable to the Project in                                 , California (as reasonably determined by Landlord), taking into consideration the value of the existing improvements in the Premises to Tenant, as compared to the value of the existing improvements in such comparable space, with such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by Tenant with consideration given to the fact that the improvements existing in the Premises are specifically suitable to Tenant.

(c) Exercise of Option. The Option shall be exercised by Tenant only in the following manner: (i) Tenant shall not be in default, and shall not have been in default under this Lease more than once, on the delivery date of the Interest Notice and Tenant’s Acceptance; (ii) Tenant shall deliver written notice (“Interest Notice”) to Landlord not more than ten (10) months nor less than nine (9) months prior to the expiration of the Term, stating that Tenant is interested in exercising the Option, (iii) within fifteen (15) business days of Landlord’s receipt of Tenant’s written notice, Landlord shall deliver notice (“Option Rent Notice”) to Tenant setting forth the Option Rent; and (iv) if Tenant desires to exercise such Option, Tenant shall provide Landlord written notice within five (5) business days after receipt of the Option Rent Notice (“Tenant’s Acceptance”) [OPTIONAL — USE ONLY FOR ARBITRATION: and upon, and concurrent with such exercise, Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice]. Tenant’s failure to deliver the Interest Notice or Tenant’s Acceptance on or before the dates specified above shall be deemed to constitute Tenant’s election not to exercise the Option. If Tenant timely and properly exercises its Option, the Term shall be extended for the Option Term upon all of the terms and conditions set forth in this Lease, except that the rent for the Option Term shall be as indicated in the Option Rent Notice [OPTIONAL — USE ONLY FOR ARBITRATION: unless Tenant, concurrently with Tenant’s Acceptance, objects to the Option Rent contained in the Option Rent Notice, in which event Landlord and Tenant shall use their best good faith efforts to agree upon the Market Rent. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant’s Acceptance (the “Outside Agreement Date”), then three (3) arbitrators shall be selected pursuant to Section 31(d) below and within three (3) business days following such selection, each party shall submit to each other and to the arbitrators a separate determination of the Market Rent. Tenant’s failure to timely submit its determination of Market Rent shall be deemed acceptance of Landlord’s submitted determination of Market Rent. If Tenant’s and Landlord’s submitted Market Rent are within five percent (5%) of each other, the Market Rent shall be deemed to be Landlord’s submitted Market Rent. If Landlord’s submitted Market Rent is more than five percent (5%) higher than Tenant’s submitted Market Rent, then the parties shall follow the procedure and the Option Rent shall be determined, as set forth in Section 31(d) below].

(d) Determination of Market Rent. If Tenant timely and appropriately objects to the Market Rent in Tenant’s Acceptance, and Landlord and Tenant fail to reach agreement on the Market Rent prior to the Outside Agreement Date, then each party shall make a separate determination of the Market Rent which shall be submitted to each other and to arbitration in accordance with the following items (i) through (vii):

(i) Landlord and Tenant shall each appoint, within ten (10) days of the Outside Agreement Date, one arbitrator who shall by profession be a current real estate broker or appraiser of comparable commercial properties in the immediate vicinity of the Project, and who has been active in such field over the last five (5) years. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Market Rent is the closest to the actual Market Rent as determined by the arbitrators, taking into account the requirements of item (b), above (i.e., the arbitrators may only select Landlord’s or Tenant’s determination of Market Rent and shall not be entitled to make a compromise determination).

(ii) The two (2) arbitrators so appointed shall within five (5) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

(iii) If Landlord’s submitted Market Rent is more than five percent (5%) higher than Tenant’s submitted Market Rent, the three arbitrators shall within fifteen (15) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Market Rent, and shall notify Landlord and Tenant thereof.

(iv) The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

(v) If either Landlord or Tenant fails to appoint an arbitrator within ten (10) days after the applicable Outside Agreement Date and Landlord’s submitted Market Rent is more than five percent (5%) higher than Tenant’s submitted Market Rent, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

(vi) If the two (2) arbitrators fail to agree upon and appoint a third (3rd) arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this item (d).

(vii) The cost of arbitration shall be paid by Landlord and Tenant equally.]

ARTICLE 32

[EXPANSION RIGHTS/RIGHT OF FIRST OFFER/MUST TAKE SPACE]

(a) [Expansion Rights.

(i) In General. Landlord hereby grants the Original Tenant an option as of the                      (        ) month of the initial Term (the “Expansion Date”), to lease up to approximately                      square feet on the                      (        ) floor of the Project, the precise location of which shall be designated by Landlord, in its reasonable discretion, on the terms set forth in this Section 32(a) (the “Expansion Space”).

(ii) Method of Exercise. The expansion option contained in this Section 32(a) shall be exercised by only the Original Tenant and only in the following manner: (1) Tenant shall deliver notice to Landlord not more than ten (10) months nor less than nine (9) months prior to the Expansion Date, stating that Tenant is interested in exercising its option; (2) Landlord, after receipt of Tenant’s notice, shall deliver notice (the “Expansion Rent Notice”) to Tenant not less than seven (7) months prior to the Expansion Date, setting forth the exact square footage and configuration of the Expansion Space and the “Expansion Rent,” as that term is defined in item (iii), below; and (3) if Tenant wishes to exercise its expansion option, Tenant shall, on or before the later of (A) the date occurring six (6) months prior to the Expansion Date, and (B) the date occurring thirty (30) days after Tenant’s receipt of the Expansion Rent Notice, exercise the option by delivering written notice (“Expansion Exercise Notice”) thereof to Landlord, and, upon and concurrent with such notice, Tenant may, at its option, object to the Expansion Rent, in which event the parties shall follow the procedure and Expansion Rent shall be determined, as set forth in Section 31(d) of this Lease.

(iii) Expansion Rent. The rent payable by Tenant for the Expansion Space (the “Expansion Rent”) shall be the then Market Rent for the Expansion Space, but in no event less than the then current rent then payable for the Premises per rentable square foot.

(iv) Delivery of the Expansion Space. Landlord shall deliver the Expansion Space to Tenant on or before the Expansion Date.

(v) Construction of Expansion Space. Tenant shall take the Expansion Space in its “as is” condition, and the construction of improvements in the Expansion Space shall comply with the terms of Article 9 of this Lease.

(vi) Amendment to Lease. If Tenant timely exercises Tenant’s right to lease Expansion Space as set forth herein, Landlord and Tenant shall within fifteen (15) days after determination of the Expansion Rent execute an amendment adding such Expansion Space to the Lease upon the same terms and conditions as the initial Premises, except as otherwise set forth in this Section 32(a). Tenant shall commence payment of rent for the Expansion Space and the term of the Expansion Space shall commence upon the date of delivery of the Expansion Space to Tenant (the “Expansion Space Commencement Date”). The term of the Expansion Space shall expire on the Expiration Date.

(vii) No Defaults. The rights contained in this Section 32(a) shall be personal to the Original Tenant, may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if Tenant occupies the entire Premises as of the date of the Expansion Exercise Notice. Tenant shall not have the right to lease Expansion Space as provided in this Section 32(a), if, as of the date of the Expansion Exercise Notice, or, at Landlord’s option, as of the scheduled date of delivery of such Expansion Space to Tenant, Tenant is in default under this Lease or Tenant has previously been in default under this Lease more than once.

(b) Right of First Offer. Landlord hereby grants to Tenant a right of first offer with respect to that space on the                      (        ) floor of the Project outlined on Exhibit “A” attached hereto and made a part hereof (“First Offer Space”); provided, however, such right of first offer shall only be effective if Tenant has delivered a written notice to Landlord, stating that tenant is interested in expanding in the Project (the “Expansion Interest Notice”) during the three (3) month period immediately preceding the date that Landlord determines that Landlord shall commence the marketing of any First Offer Space because such space shall become available for lease to third parties. Notwithstanding the foregoing (i) such first offer right of Tenant shall commence only following the expiration or earlier termination of (A) any existing lease pertaining to the First Offer Space, and (B) as to any First Offer Space which is vacant as of the date of this Lease, the first lease pertaining to any portion of such First Offer Space entered into by Landlord after the date of this Lease (collectively, the “Superior Leases”), including any renewal or extension of such existing or future lease, whether or not such renewal or extension is pursuant to an express written provision in such lease, and regardless of whether any such renewal or extension is consummated pursuant to a lease amendment or a new lease, (ii) such first offer right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights granted to (A) the tenants of the Superior Leases and (B) any other tenant of the Project (the rights described in items (i) and (ii), above to be known collectively as “Superior Rights”), and (iii) such right of first offer shall not be triggered by the lease of space in the Project by Landlord to an existing tenant in the Project in connection with the relocation of such existing tenant’s premises in the Project. Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 32(b). Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 32(b).

(i) Procedure for Offer. Landlord shall notify Tenant (the “First Offer Notice”) from time to time when Landlord determines that Landlord shall commence the marketing of any First Offer Space because such space shall become available for lease to third parties, where no holder of a Superior Right desires to lease such space. The First Offer Notice shall describe the space so offered to Tenant and shall set forth Landlord’s proposed material economic terms and conditions applicable to Tenant’s lease of such space (collectively, the “Economic Terms”), including the proposed term of lease and the proposed rent payable for the First Offer Space. Notwithstanding the foregoing, Landlord’s obligation to deliver the First Offer Notice shall not apply during the last nine (9) months of the initial Term unless Tenant has delivered an Interest Notice to Landlord pursuant to Section      above nor shall Landlord be obligated to deliver the First Offer Notice during the last eight (8) months of the initial Term unless Tenant has timely delivered Tenant’s Acceptance to Landlord pursuant to Section      above.

(ii) Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within five (5) business days after delivery of the First Offer Notice to Tenant, Tenant shall deliver an unconditional irrevocable notice to Landlord of Tenant’s exercise of its right of first offer with respect to the entire space described in the First Offer Notice and the Economic Terms shall be as set forth in the First Offer Notice. If Tenant does not unconditionally exercise its right of first offer within the five (5) business day period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires and Tenant’s right of first offer shall terminate as to the First Offer Space described in the First Offer Notice. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

(iii) Construction of First Offer Space. Tenant shall take the First Offer Space in its “as-is” condition, and Tenant shall be entitled to construct improvements in the First Offer Space in accordance with the provisions of Article 9 of this Lease.

(iv) Lease of First Offer Space. If Tenant timely and properly exercises Tenant’s right to lease the First Offer Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Offer Space to this Lease upon the same non-economic terms and conditions as applicable to the initial Premises, and the economic terms and conditions as provided in this Section 32(b). Unless otherwise specified in Landlord’s Economic Terms, Tenant shall commence payment of rent for the First Offer Space and the Term of the First Offer Space shall commence upon the date of delivery of such space to Tenant.

(v) No Defaults. The rights contained in this Section 32(b) shall be personal to the Original Tenant, and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if Original Tenant occupies the entire Premises as of the date of the First Offer Notice. Tenant shall not have the right to lease First Offer Space as provided in this Section 32(b) if, as of the date of the First Offer Notice, or, at Landlord’s option, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease or Tenant has previously been in default under this Lease more than once.

(vi) Remedy. The sole remedy of Tenant for a breach by Landlord of its obligations under this Article 32 shall be an action against Landlord for direct damages (excluding consequential and punitive damages), and Tenant shall not have any right to a temporary restraining order, preliminary injunction, injunction, specific performance or other remedy, equitable or otherwise, aside from direct damages resulting from said breach by Landlord.

(c) Must Take Space. Tenant hereby agrees to add to the Premises approximately              additional rentable square feet of space located on the              floor of the Project, which space is contiguous to the original Premises, as such space is selected by Landlord (“Must Take Space”). The effective date of Tenant’s lease of the Must Take Space shall be a date selected by Landlord which is between the first day of the                      (        ) month and last day of the                      (        ) month of the initial Term. Tenant’s lease of the Must Take Space shall be on the same terms and conditions as affect the original Premises throughout the Term, including, without limitation, the same Basic Rental rate (per rentable square foot) as then applies to the original Premises; provided, however, that (i) Tenant’s Proportionate Share shall be increased to take into account the additional number of rentable square feet of the Must Take Space, and (ii) the Must Take Space shall be leased to Tenant in its then “as is” condition (i.e., Landlord shall not be required to construct any improvements in, or contribute any Tenant Improvement Allowance for, the Must Take Space). Landlord shall provide written notice (“Must Take Notice”) to Tenant at least six (6) months prior to the effective date of Tenant’s lease of the Must Take Space, which notice shall indicate the location and square footage of such space and the anticipated effective date of Tenant’s lease of such space. The Term for the Must Take Space and Tenant’s obligation to pay rent with respect to the Must Take Space shall commence upon the date of delivery of the Must Take Space to Tenant and shall expire co-terminously with the Term for the original Premises. Landlord shall not be liable to Tenant or otherwise be in default hereunder in the event that Landlord is unable to deliver the Must Take Space to Tenant on the projected delivery date thereof due to the failure of any other tenant to timely vacate and surrender to Landlord such Must Take Space, or any portion thereof; provided, however, Landlord agrees to use its commercially reasonable efforts to enforce its right to possession of such Must Take Space against such other tenant. Promptly after Landlord’s delivery of the Must Take Notice to Tenant, Landlord and Tenant shall execute an amendment to this Lease adding the Must Take Space to the Premises upon the terms and conditions set forth in this Section 32(c).]

ARTICLE 33

[SIGNAGE/DIRECTORY]

[Provided Tenant is not in default hereunder, Tenant, at                      sole cost and expense, shall have the right to one (1) line in the lobby directory during the Term. Provided Tenant is not in default hereunder, Tenant shall have the right, at Tenant’s sole cost and expense, to install [an “eyebrow” sign on the Project’s exterior][a strip on the Project’s “monument” sign] (“Tenant’s Signage”). [ADD THE FOLLOWING LANGUAGE IF THERE IS A CHARGE FOR TENANT’S SIGNAGE: Tenant shall furthermore pay to Landlord, on or before the first day of each month during the Term, without demand, offset or deduction, an amount equal to $         as consideration for the right to maintain Tenant’s Signage.] Tenant’s Signage shall be subject to Landlord’s approval as to, without limitation, size, design, location, graphics, materials, colors and similar specifications and shall be consistent with the exterior design, materials and appearance of the Project and the Project’s signage program and shall be further subject to all matters of record and all applicable governmental laws, rules, regulations, codes and Tenant’s receipt of all permits and other governmental approvals and any applicable covenants, conditions and restrictions. Tenant’s Signage shall be personal to the Original Tenant and may not be assigned to any assignee or sublessee, or any other person or entity. Landlord has the right, but not the obligation, to oversee the installation of Tenant’s Signage. The cost to maintain and operate, if any, Tenant’s Signage shall be paid for by Tenant, and Tenant shall be separately metered for such expense (the cost of separately metering any utility usage shall also be paid for by Tenant). Upon the expiration of the Term, or other earlier termination of this Lease, Tenant shall, at Tenant’s sole cost, cause the removal of Tenant’s Signage (provided that Landlord shall have the right, at its election, to perform such removal on behalf of Tenant, at Tenant’s expense). Such costs shall (i) be payable within three (3) business days following written demand therefor from Landlord, and (ii) include, without limitation, the cost to repair and restore the Project to its original condition, normal wear and tear excepted.]

ARTICLE 34

[ASBESTOS DISCLOSURES]

[Tenant acknowledges that Landlord has advised Tenant that the Project contains or, because of its age, is likely to contain, asbestos-containing materials (“ACMs ”). If Tenant undertakes any Alterations or repairs to the Premises (to the extent permitted under Article 9), Tenant shall, in addition to complying with the requirements of Article 9, undertake the Alterations or repairs in a manner that avoids disturbing any ACMs present in the Project. If ACMs are likely to be disturbed in the course of such work, Tenant shall encapsulate or remove the ACMs in accordance with an approved asbestos-removal plan and otherwise in accordance with all applicable environmental laws, including giving all notices required by the California Health and Safety Code.]

IN WITNESS WHEREOF, the parties have executed this Lease, consisting of the foregoing provisions and Articles, including all exhibits and other attachments referenced therein, as of the date first above written.

“LANDLORD”	GLENBOROUGH TIERRASANTA, LLC,
a Delaware limited liability company

	By:	Hudson Pacific Properties, L.P.,
a Maryland limited partnership,
its Sole Equity Member

		By:	Hudson Pacific Properties, Inc.,
a Maryland corporation,
its General Partner

By:
Name:
Title:

“TENANT”	,
a

By:
Print Name:
Title:

By:
Print Name:
Title:

EXHIBIT “A”

PREMISES

*	This Exhibit “A” is provided for informational purposes only and is intended to be only an approximation of the layout of the Premises and shall not be deemed to constitute any representation by Landlord as to the exact layout or configuration of the Premises.

EXHIBIT “A”

EXHIBIT “B”

RULES AND REGULATIONS

1. No sign, advertisement or notice shall be displayed, printed or affixed on or to the Premises or to the outside or inside of the Project or so as to be visible from outside the Premises or Project without Landlord’s prior written consent. Landlord shall have the right to remove any non-approved sign, advertisement or notice, without notice to and at the expense of Tenant, and Landlord shall not be liable in damages for such removal. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord or by a person selected by Landlord and in a manner and style acceptable to Landlord.

2. Tenant shall not obtain for use on the Premises ice, waxing, cleaning, interior glass polishing, rubbish removal, towel or other similar services, or accept barbering or bootblackening, or coffee cart services, milk, soft drinks or other like services on the Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord. No vending machines or machines of any description shall be installed, maintained or operated upon the Premises without Landlord’s prior written consent.

3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress and egress from Tenant’s Premises. Under no circumstances is trash to be stored in the corridors. Notice must be given to Landlord for any large deliveries. Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Project only at times and in the manner designated by Landlord, and always at Tenant’s sole responsibility and risk. Landlord may impose reasonable charges for use of freight elevators after or before normal business hours. All damage done to the Project by moving or maintaining such furniture, freight or articles shall be repaired by Landlord at Tenant’s expense. Tenant shall not take or permit to be taken in or out of entrances or passenger elevators of the Project, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Tenant shall move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all waste that is at any time being taken from the Premises directly to the areas designated for disposal.

4. Toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

5. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, ceilings or floor or in any way deface the Premises. Tenant shall not place typed, handwritten or computer generated signs in the corridors or any other common areas. Should there be a need for signage additional to the Project standard tenant placard, a written request shall be made to Landlord to obtain approval prior to any installation. All costs for said signage shall be Tenant’s responsibility.

6. In no event shall Tenant place a load upon any floor of the Premises or portion of any such flooring exceeding the floor load per square foot of area for which such floor is designed to carry and which is allowed by law, or any machinery or equipment which shall cause excessive vibration to the Premises or noticeable vibration to any other part of the Project. Prior to bringing any heavy safes, vaults, large computers or similarly heavy equipment into the Project, Tenant shall inform Landlord in writing of the dimensions and weights thereof and shall obtain Landlord’s consent thereto. Such consent shall not constitute a representation or warranty by Landlord that the safe, vault or other equipment complies, with regard to distribution of weight and/or vibration, with the provisions of this Rule 6 nor relieve Tenant from responsibility for the consequences of such noncompliance, and any such safe, vault or other equipment which Landlord determines to constitute a danger of damage to the Project or a nuisance to other tenants, either alone or in combination with other heavy and/or vibrating objects and equipment, shall be promptly removed by Tenant, at Tenant’s cost, upon Landlord’s written notice of such determination and demand for removal thereof.

EXHIBIT “B”

7. Tenant shall not use or keep in the Premises or Project any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord.

8. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

9. Tenant shall not install or use any blinds, shades, awnings or screens in connection with any window or door of the Premises and shall not use any drape or window covering facing any exterior glass surface other than the standard drapes, blinds or other window covering established by Landlord.

10. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing window coverings when the sun’s rays fall directly on windows of the Premises. Tenant shall not obstruct, alter, or in any way impair the efficient operation of Landlord’s heating, ventilating and air-conditioning system. Tenant shall not tamper with or change the setting of any thermostats or control valves.

11. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. Tenant shall not, without Landlord’s prior written consent, occupy or permit any portion of the Premises to be occupied or used for the manufacture or sale of liquor or tobacco in any form, or a barber or manicure shop, or as an employment bureau. The Premises shall not be used for lodging or sleeping or for any improper, objectionable or immoral purpose. No auction shall be conducted on the Premises.

12. Tenant shall not make, or permit to be made, any unseemly or disturbing noises, or disturb or interfere with occupants of Project or neighboring buildings or premises or those having business with it by the use of any musical instrument, radio, phonographs or unusual noise, or in any other way.

13. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant in the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for tenants, their employees and visitors shall be permitted. No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from or throughout the Premises. The foregoing notwithstanding, Tenant shall have the right to use a microwave and to heat microwavable items typically heated in an office. No hot plates, toasters, toaster ovens or similar open element cooking apparatus shall be permitted in the Premises.

14. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Project shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

15. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof unless Landlord is first notified thereof, gives written approval, and is furnished a key therefor. Each tenant must, upon the termination of his tenancy, give to Landlord all keys and key cards of stores, offices, or toilets or toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change. If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant. Tenant shall not key or re-key any locks. All locks shall be keyed by Landlord’s locksmith only.

16. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Project or its desirability as an office building and upon written notice from Landlord any tenant shall refrain from and discontinue such advertising.

EXHIBIT “B”

17. Landlord reserves the right to control access to the Project by all persons after reasonable hours of generally recognized business days and at all hours on Sundays and legal holidays and may at all times control access to the equipment areas of the Project outside the Premises. Each tenant shall be responsible for all persons for whom it requests after hours access and shall be liable to Landlord for all acts of such persons. Landlord shall have the right from time to time to establish reasonable rules and charges pertaining to freight elevator usage, including the allocation and reservation of such usage for tenants’ initial move-in to their premises, and final departure therefrom. Landlord may also establish from time to time reasonable rules and charges for accessing the equipment areas of the Project, including the risers, rooftops and telephone closets.

18. Any person employed by any tenant to do janitorial work shall, while in the Project and outside of the Premises, be subject to and under the control and direction of the Office of the Project or its designated representative such as security personnel (but not as an agent or servant of Landlord, and the Tenant shall be responsible for all acts of such persons).

19. All doors opening on to public corridors shall be kept closed, except when being used for ingress and egress. Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of “fire wardens” developed by Landlord for the Project, or required by law. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises.

20. The requirements of tenants will be attended to only upon application to the Office of the Project.

21. Canvassing, soliciting and peddling in the Project are prohibited and each tenant shall cooperate to prevent the same.

22. All office equipment of any electrical or mechanical nature shall be placed by tenants in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

23. No air-conditioning unit or other similar apparatus shall be installed or used by any tenant without the prior written consent of Landlord. Tenant shall pay the cost of all electricity used for air-conditioning in the Premises if such electrical consumption exceeds normal office requirements, regardless of whether additional apparatus is installed pursuant to the preceding sentence.

24. There shall not be used in any space, or in the public halls of the Project, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

25. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Project must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall not permit the consumption in the Premises of more than 2 1/2 watts per net usable square foot in the Premises in respect of office lighting nor shall Tenant permit the consumption in the Premises of more than 1 1/2 watts per net usable square foot of space in the Premises in respect of the power outlets therein, at any one time. In the event that such limits are exceeded, Landlord shall have the right to require Tenant to remove lighting fixtures and equipment and/or to charge Tenant for the cost of the additional electricity consumed.

26. Parking.

(a) Project parking facility hours shall be determined by Landlord from time to time.

(b) Automobiles must be parked entirely within the stall lines on the floor. (c) All directional signs and arrows must be observed.

(d) The speed limit shall be 5 miles per hour.

(e) Parking is prohibited in areas not striped for parking.

EXHIBIT “B”

(f) Parking cards or any other device or form of identification supplied by Landlord (or its operator) shall remain the property of Landlord (or its operator). Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable or assignable and any device in the possession of an unauthorized holder will be void. There will be a replacement charge to the Tenant or person designated by Tenant of $25.00 for loss of any parking card. There shall be a security deposit of $25.00 due at issuance for each card key issued to Tenant.

(g) The monthly rate for parking is payable one (1) month in advance and must be paid by the third business day of each month. Failure to do so will automatically cancel parking privileges and a charge at the prevailing daily rate will be due. No deductions or allowances from the monthly rate will be made for days parker does not use the parking facilities.

(h) Tenant may validate visitor parking by such method or methods as the Landlord may approve, at the validation rate from time to time generally applicable to visitor parking.

(i) Landlord (and its operator) may refuse to permit any person who violates the within rules to park in the Project parking facility, and any violation of the rules shall subject the automobile to removal from the Project parking facility at the parker’s expense. In either of said events, Landlord (or its operator) shall refund a prorata portion of the current monthly parking rate and the sticker or any other form of identification supplied by Landlord (or its operator) will be returned to Landlord (or its operator).

(j) Project parking facility managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

(k) All responsibility for any loss or damage to automobiles or any personal property therein is assumed by the parker.

(l) Loss or theft of parking identification devices from automobiles must be reported to the Project parking facility manager immediately, and a lost or stolen report must be filed by the parker at that time.

(m) The parking facilities are for the sole purpose of parking one automobile per space. Washing, waxing, cleaning or servicing of any vehicles by the parker or his agents is prohibited.

(n) Landlord (and its operator) reserves the right to refuse the issuance of monthly stickers or other parking identification devices to any Tenant and/or its employees who refuse to comply with the above Rules and Regulations and all City, State or Federal ordinances, laws or agreements.

(o) Tenant agrees to acquaint all employees with these Rules and Regulations. (p) No vehicle shall be stored in the Project parking facility for a period of more than one (1) week.

27. The Project is a non-smoking Project. Smoking or carrying lighted cigars or cigarettes in the Premises or the Project, including the elevators in the Project, is prohibited.

28. Tenant shall not, without Landlord’s prior written consent (which consent may be granted or withheld in Landlord’s absolute discretion), allow any employee or agent to carry any type of gun or other firearm in or about any of the Premises or Project.

EXHIBIT “B”

EXHIBIT “C”

NOTICE OF TERM DATES

AND TENANT’S PROPORTIONATE SHARE

TO:	DATE:

RE:	Lease dated , 20 , between (“Landlord”), and (“Tenant”), concerning Suite , located at .

Ladies and Gentlemen:

In accordance with the Lease, Landlord wishes to advise and/or confirm the following:

1. That the Premises have been accepted herewith by the Tenant as being substantially complete in accordance with the Lease and that there is no deficiency in construction.

2. That the Tenant has taken possession of the Premises and acknowledges that under the provisions of the Lease the Term of said Lease shall commence as of              for a term of                                  ending on                             .

3. That in accordance with the Lease, Basic Rental commenced to accrue on                             .

4. If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a prorata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.

5. Rent is due and payable in advance on the first day of each and every month during the Term of said Lease. Your rent checks should be made payable to                      at                     .

6. The exact number of rentable square feet within the Premises is                      square feet.

7. Tenant’s Proportionate Share, as adjusted based upon the exact number of rentable square feet within the Premises is             %.

AGREED AND ACCEPTED:

TENANT:

,

a

By:
Its:

EXHIBIT ONLY

***DO NOT SIGN – INITIAL ONLY***

EXHIBIT “C”

[ALTERNATIVE 1 – LANDLORD CONTROLLED CONSTRUCTION]

EXHIBIT “D”

TENANT WORK LETTER

[INSERT TENANT’S NAME]

This Tenant Work Letter shall set forth the terms and conditions relating to the renovation of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the renovation of the Premises, in sequence, as such issues will arise.

SECTION 1

LANDLORD’S INITIAL CONSTRUCTION IN THE PREMISES

Landlord has constructed, at its sole cost and expense, the base, shell and core (i) of the Premises, and (ii) of the floor of the Project on which the Premises is located (collectively, the “Base, Shell and Core”). Tenant has inspected and hereby approves the condition of the Premises and Base, Shell and Core, and agrees that, subject to construction of the Improvements, the Premises and the Base, Shell and Core shall be delivered to Tenant in its current “as-is” condition. The improvements to be initially installed in the Premises shall be designed and constructed pursuant to this Tenant Work Letter. Any costs of initial design and construction of any improvements to the Premises shall be an “Improvement Allowance Item”, as that term is defined in Section 2.2 of this Tenant Work Letter.

SECTION 2

IMPROVEMENTS

2.1 Improvement Allowance. Tenant shall be entitled to a one-time improvement allowance (the “Improvement Allowance”) in the amount of $         [TO BE DETERMINED PRIOR TO EXECUTION BASED ON $         PER RENTABLE/USABLE SQUARE FOOT] for the costs relating to the initial design and construction of Tenant’s improvements which are permanently affixed to the Premises (the “Improvements”). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Improvement Allowance and in no event shall Tenant be entitled to any credit for any unused portion of the Improvement Allowance not used by Tenant by             , 20    .

2.2 Disbursement of the Improvement Allowance. Except as otherwise set forth in this Tenant Work Letter, the Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord’s disbursement process) for costs related to the construction of the Improvements and for the following items and costs (collectively, the “Improvement Allowance Items”): (i) payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Tenant Work Letter; (ii) the cost of permits; (iii) the cost of any changes in the Base, Shell and Core required by the Construction Drawings; (iv) the cost of any changes to the Construction Drawings or Improvements required by applicable building codes (the “Code”); and (v) the “Landlord Coordination Fee”, as that term is defined in Section 4.3.2 of this Tenant Work Letter. However, in no event shall more than Three and 00/100 Dollars ($3.00) per usable square foot of the Improvement Allowance be used for the aggregate cost of items described in (i) and (ii) above; any additional amount incurred as a result of (i) and (ii) above shall be paid for by Tenant as part of the Over-Allowance Amount.

2.3 Standard Improvement Package. Landlord has established specifications (the “Specifications”) for the Project standard components to be used in the construction of the Improvements in the Premises (collectively, the “Standard Improvement Package”), which Specifications are available upon request. The quality of Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that Landlord may, at Landlord’s option, require the Improvements to comply with certain Specifications.

[ALTERNATIVE 1 – LANDLORD CONTROLLED CONSTRUCTION]

EXHIBIT “D”

SECTION 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect/Construction Drawings. Tenant shall retain an architect/space planner designated by Landlord (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Tenant shall also retain the engineering consultants designated by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC and life safety work of the Tenant Improvements. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications as reasonably determined by Landlord, and shall be subject to Landlord’s reasonable approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

3.2 Final Space Plan. On or before the date set forth in Schedule 1, attached hereto, Tenant and the Architect shall prepare the final space plan for Improvements in the Premises (collectively, the “Final Space Plan”), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Landlord for Landlord’s approval.

3.3 Final Working Drawings. On or before the date set forth in Schedule 1, Tenant, the Architect and the Engineers shall complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval.

3.4 Permits. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of the construction of the Improvements. Tenant shall cause the Architect to immediately submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow “Contractor,” as that term is defined in Section 4.1, below, to commence and fully complete the construction of the Improvements (the “Permits”). No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

3.5 Time Deadlines. Tenant shall use its best efforts and all due diligence to cooperate with the Architect, the Engineers, and Landlord to complete all phases of the Construction Drawings and the permitting process and to receive the permits, and with Contractor for approval of the “Cost Proposal,” as that term is defined in Section 4.2 of this Tenant Work Letter, as soon as possible after the execution of the Lease, and, in that regard, shall meet with Landlord on a scheduled basis to be determined by Landlord, to discuss Tenant’s progress in connection with the same. The applicable dates for approval of items, plans and drawings as described in this Section 3, Section 4 below, and in this Tenant Work Letter are set forth and further elaborated upon in Schedule 1 (the “Time Deadlines”), attached hereto. Tenant agrees to comply with the Time Deadlines.

[ALTERNATIVE 1 – LANDLORD CONTROLLED CONSTRUCTION]

EXHIBIT “D”

SECTION 4

CONSTRUCTION OF THE IMPROVEMENTS

4.1 Contractor. The contractor which shall construct the Improvements shall be a contractor designated by Landlord. The contractor selected may be referred to herein as the “Contractor”.

4.2 Cost Proposal. After the Approved Working Drawings are signed by Landlord and Tenant, Landlord shall provide Tenant with a cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the cost of all Improvement Allowance Items to be incurred by Tenant in connection with the construction of the Improvements (the “Cost Proposal”). Tenant shall approve and deliver the Cost Proposal to Landlord within three (3) business days of the receipt of the same, and upon receipt of the same by Landlord, Landlord shall be released by Tenant to purchase the items set forth in the Cost Proposal and to commence the construction relating to such items. The date by which Tenant must approve and deliver the Cost Proposal to Landlord shall be known hereafter as the “Cost Proposal Delivery Date.”

4.3 Construction of Improvements by Contractor under the Coordination of Landlord.

4.3.1 Over-Allowance Amount. On the Cost Proposal Delivery Date, Tenant shall deliver to Landlord an amount (the “Over-Allowance Amount”) equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the Cost Proposal Delivery Date). The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any then remaining portion of the Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Improvement Allowance. In the event that, after the Cost Proposal Delivery Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Improvements, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Tenant to Landlord immediately upon Landlord’s request as an addition to the Over-Allowance Amount.

4.3.2 Landlord’s Retention of Contractor. Landlord shall independently retain Contractor, on behalf of Tenant, to construct the Improvements in accordance with the Approved Working Drawings and the Cost Proposal and Landlord shall coordinate the construction by Contractor, and Tenant shall pay a construction coordination fee (the “Landlord Coordination Fee”) to Landlord in an amount equal to the product of (i) seven and one-half percent (7.5%) and (ii) an amount equal to the Improvement Allowance plus the Over-Allowance Amount (as such Over-Allowance Amount may increase pursuant to the terms of this Tenant Work Letter).

SECTION 5

COMPLETION OF THE IMPROVEMENTS

5.1 Substantial Completion. For purposes of this Lease, “Substantial Completion” of the Improvements in the Premises shall occur upon the completion of construction of the Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant.

5.2 Delay of the Substantial Completion of the Premises. Except as provided in this Section 5, the Commencement Date and Tenant’s obligation to pay rent for the Premises shall occur as set forth in the Lease. However, if there shall be a delay or there are delays in the Substantial Completion of the Improvements in the Premises as a result of the following (collectively, “Tenant Delays”):

5.2.1 Tenant’s failure to comply with the Time Deadlines;

5.2.2 Tenant’s failure to timely approve any matter requiring Tenant’s approval;

5.2.3 A breach by Tenant of the terms of this Tenant Work Letter or the Lease;

[ALTERNATIVE 1 – LANDLORD CONTROLLED CONSTRUCTION]

EXHIBIT “D”

5.2.4 Changes in any of the Construction Drawings after disapproval of the same by Landlord or because the same do not comply with Code or other applicable laws;

5.2.5 Tenant’s request for changes in the Approved Working Drawings;

5.2.6 Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Improvements in the Premises, or which are different from, or not included in, the Standard Improvement Package;

5.2.7 Changes to the Base, Shell and Core required by the Approved Working Drawings; or

5.2.8 Any other acts or omissions of Tenant, or its agents, contractors, representatives, or employees;

then, notwithstanding anything to the contrary set forth in the Lease or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of Improvements in the Premises, the date of Substantial Completion thereof shall be deemed to be the date that Substantial Completion would have occurred if no Tenant Delay or Delays, as set forth above, had occurred.

SECTION 6

MISCELLANEOUS

6.1 Tenant’s Representative. Tenant has designated [DESIGNATE TENANT’S REPRESENTATIVE] as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

6.2 Landlord’s Representative. Prior to commencement of construction of Improvements, Landlord shall designate a representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

6.3 Time of the Essence. Time is of the essence with respect to Tenant’s obligations under this Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.

[ALTERNATIVE 1 – LANDLORD CONTROLLED CONSTRUCTION]

EXHIBIT “D”

SCHEDULE 1

TIME DEADLINES

Dates		Actions to be Performed
A.	[7 days after the date of this Lease]	Tenant to deliver Final Space Plan to Landlord.

B.	[10 days after the date of this Lease]	Tenant to deliver Final Working Drawings to Landlord.

C.	Three (3) business days after the receipt of the Cost Proposal by Tenant.	Tenant to approve Cost Proposal and deliver Cost Proposal to Landlord.

SCHEDULE 1

[ALTERNATIVE 2 – TURNKEY]

EXHIBIT “D”

TENANT WORK LETTER

[INSERT TENANT’S NAME]

This Tenant Work Letter shall set forth the terms and conditions relating to the renovation of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise.

SECTION 1

CONSTRUCTION DRAWINGS FOR THE PREMISES

Landlord shall construct the improvements in the Premises (the “Improvements”) pursuant to that certain [INSERT DESCRIPTION OF AGREED UPON PLANS AND THEIR DATE] (collectively, the “Plans”). Unless specifically noted to the contrary on the Plans, the Improvements shall be constructed using Project-standard quantities, specifications and materials as determined by Landlord. If determined by Landlord to be necessary based upon the Plans, Landlord shall cause the Architect to prepare detailed plans and specifications for the Improvements (“Working Drawings”). Landlord shall then forward the Working Drawings to Tenant for Tenant’s approval. Tenant shall approve or reasonably disapprove any draft of the Working Drawings within three (3) business days after Tenant’s receipt thereof; provided, however, that (i) Tenant shall not be entitled to disapprove any portion, component or aspect of the Working Drawings which are consistent with the Plans unless Tenant agrees to pay for the additional cost resulting from such change in the Plans as part of the Over-Allowance Amount pursuant to Section 2 below, and (ii) any disapproval of the Working Drawings by Tenant shall be accompanied by a detailed written explanation of the reasons for Tenant’s disapproval. Failure of Tenant to reasonably disapprove any draft of the Working Drawings within said three (3) business day period shall be deemed to constitute Tenant’s approval thereof. The Working Drawings, as approved by Landlord and Tenant, may be referred to herein as the “Approved Working Drawings.” Tenant shall make no changes or modifications to the Plans or the Approved Working Drawings without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion if such change or modification would directly or indirectly delay the “Substantial Completion,” as that term is defined in Section 5.1 of this Tenant Work Letter, of the Improvements in the Premises or increase the cost of designing or constructing the Improvements.

SECTION 2

OVER-ALLOWANCE AMOUNT

In the event any revisions, changes, or substitutions are made with Tenant’s consent to the Plans or the Approved Working Drawings or the Improvements, any additional costs which arise in connection with such revisions, changes or substitutions shall be considered to be an “Over-Allowance Amount.” The Over-Allowance Amount shall be paid by Tenant to Landlord, as Additional Rent, within ten (10) days after Tenant’s receipt of invoice therefor. The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any portion of Landlord’s contribution to the construction of the Improvements.

SECTION 3

RETENTION OF CONTRACTOR;

WARRANTIES AND GUARANTIES

Landlord hereby assigns to Tenant, on a non-exclusive basis, to the extent assignable, all warranties and guaranties by the contractor who constructs the Improvements (the “Contractor”) relating to the Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Improvements. The Contractor shall be designated and retained by Landlord to construct the Improvements.

[ALTERNATIVES 2 – TURNKEY]

SECTION 4

TENANT’S COVENANTS

Tenant shall, at no cost to Tenant, cooperate with Landlord and the space planner or architect retained by Landlord (“Architect”) to cause a Notice of Completion to be recorded in the office of the Recorder of the County of              in accordance with Section 3093 of the Civil Code of the State of California or any successor statute upon completion of construction of the Improvements. [THIS SECTION 4 ASSUMES THAT LANDLORD SHALL RETAIN THE ARCHITECT; IF TENANT RETAINS THE ARCHITECT, THEN THE FOLLOWING PROVISION SHOULD BE UTILIZED: Tenant hereby indemnifies Landlord for any loss, claims, damages or delays arising from the actions of Tenant’s space planner/architect (the “Architect”) on the Premises or in the Project. Within ten (10) days after completion of construction of the Improvements, Tenant shall cause Contractor and Architect to cause a Notice of Completion to be recorded in the office of the Recorder of the County of              in accordance with Section 3093 of the Civil Code of the State of California or any successor statute and furnish a copy thereof to Landlord upon recordation, failing which, Landlord may itself execute and file the same on behalf of Tenant as Tenant’s agent for such purpose. In addition, immediately after the Substantial Completion of the Improvements in the Premises, Tenant shall have prepared and delivered to the Project a copy of the “as built” plans and specifications (including all working drawings) for the Improvements.]

SECTION 5

COMPLETION OF THE IMPROVEMENTS

5.1 Substantial Completion. For purposes of this Lease, “Substantial Completion” of the Improvements in the Premises shall occur upon the completion of construction of the Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant.

5.2 Delay of the Substantial Completion of the Premises. Except as provided in this Section 5.2, the Commencement Date shall occur as set forth in the Lease. If there shall be a delay or there are delays in the Substantial Completion of the Improvements in the Premises as a result of the following (collectively, “Tenant Delays”):

5.2.1 Tenant’s failure to timely approve any matter requiring Tenant’s approval;

5.2.2 A breach by Tenant of the terms of this Tenant Work Letter or the Lease;

5.2.3 Tenant’s request for changes in the Plans, Working Drawings or Approved Working Drawings;

5.2.4 Changes in any of the Plans, Working Drawings or Approved Working Drawings because the same do not comply with applicable laws;

5.2.5 Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Improvements in the Premises, or which are different from, or not included in, Landlord’s standard improvement package items for the Project;

5.2.6 Changes to the base, shell and core work of the Project required by the Approved Working Drawings or any changes thereto; or

5.2.7 Any other acts or omissions of Tenant, or its agents, contractors, representatives, or employees;

then, notwithstanding anything to the contrary set forth in the Lease or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of the Improvements in the Premises, the date of Substantial Completion thereof shall be deemed to be the date that Substantial Completion would have occurred if no Tenant Delay or Delays, as set forth above, had occurred.

EXHIBIT “D”

SECTION 6

MISCELLANEOUS

6.1 Tenant’s Representative. Tenant has designated              as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

6.2 Landlord’s Representative. Prior to commencement of construction of the Improvements, Landlord shall designate a representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

6.3 Time of the Essence. Time is of the essence with respect to Tenant’s obligations under this Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.

EXHIBIT “D”

[ALTERNATIVE 3 - TENANT BUILD WITH ALLOWANCE]

EXHIBIT “D”

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portions of Articles 1 through      of this Lease to which this Tenant Work Letter is attached as Exhibit D, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portions of Sections 1 through 5 of this Tenant Work Letter.

SECTION 1

DELIVERY OF THE PREMISES AND BASE BUILDING

Upon the full execution and delivery of this Lease by Landlord and Tenant, Landlord shall deliver the Premises and “Base Building”, as that term is defined below, to Tenant, and Tenant shall accept the Premises and Base Building from Landlord in their presently existing “as-is” condition. The “Base Building” shall consist of those portions of the Premises which were in existence prior to the construction of tenant improvements in the Premises.

SECTION 2

TENANT IMPROVEMENTS

2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (“Tenant Improvement Allowance”) in the amount of $         for each of the              useable square feet of space in the Premises, or $        , for the cost relating to the initial design and the actual cost of constructing the Tenant’s improvements, which are permanently affixed to the Premises (“Improvements”). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance.

2.2 Disbursement of the Tenant Improvement Allowance

2.2.1 Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Tenant Improvement Allowance Items”):

2.2.1.1 Notwithstanding anything to the contrary set forth herein, costs for the payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, shall not exceed an aggregate amount equal to $3.50 for each usable square foot of space in the Premises;

2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Improvements;

2.2.1.3 The cost of construction of the Improvements, including, without limitation, testing and inspection costs and trash removal costs, and contractors’ fees and general conditions;

2.2.1.4 The cost of any changes in the Base Building when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5 The cost of any changes to the Construction Drawings or Improvements required by any applicable building code(s) (the “Code”);

EXHIBIT “D”

2.2.1.6 Sales and use taxes and Title 24 fees; and

2.2.1.7 Payment to Landlord of a construction coordination fee equal to five percent (5%) of the Tenant Improvement Allowance and any Over-Allowance Amount.

2.2.1.8 All other costs to be expended by Tenant and reasonably approved Landlord in connection with the construction of the Improvements.

2.2.2 Disbursement of Tenant Improvement Allowance. During the construction of the Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:

2.2.2.1 Monthly Disbursements. On or before the twenty-fifth (25th) day of each calendar month, during the construction of the Improvements, Tenant shall deliver to Landlord: (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises; (iii) executed mechanic’s lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by Landlord. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. On or before the last day of the following month, Landlord shall deliver a check to Tenant made jointly payable to Contractor and Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on a non-compliance of any work with the “Approved Working Drawings,” as that term is defined in Section 3.4 below, or due to any substandard work. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.2.2 Final Retention. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord a waiver and release in accordance with the terms of California Civil Code Section 3262(d)(2) and a waiver and release in accordance with either California Civil Code Section 3262(d)(3) or Section 3262(d)(4), (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Project, the curtain wall of the Project, the structure or exterior appearance of the Project, or any other tenant’s use of such other tenant’s leased premises in the Project and (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Improvements in the Premises has been substantially completed.

2.2.2.3 Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of this Lease.

SECTION 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect/Construction Drawings. Tenant shall retain an architect approved by Landlord (the “Architect”) to prepare the Construction Drawings. Tenant shall retain the engineering consultants designated by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing,

EXHIBIT “D”

HVAC, life-safety, and sprinkler work in the Premises, which work is not part of the Base Building. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings”. All Construction Drawings shall comply with the drawing format and specifications acceptable to Landlord. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

3.2 Approved Working Drawings. Landlord shall approve (or disapprove) working drawings prepared by Architect within five (5) days after Landlord receives the final Working Drawings (the “Approved Working Drawings”). Tenant shall submit the same to the City of                      and diligently pursue its receipt of all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 Tenant’s Selection of Contractors.

4.1.1 The Contractor. A general contractor shall be retained by Tenant to construct the Improvements and Tenant shall contract directly with such “Contractor”. Landlord shall file a Notice of Non-Responsibility regarding payments under Tenant’s contract with the Contractor. Such general contractor (“Contractor”) shall be selected by Tenant from a list of general contractors supplied by Tenant and approved by Landlord.

4.1.2 Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. If Landlord does not approve any of Tenant’s proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord’s written approval.

4.2 Construction of Improvements by Tenant’s Agency.

4.2.1 Construction Contract; Cost Budget. Prior to Tenant’s execution of the construction contract and general conditions with Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its approval with regard to proper insurance and licensing requirements and any other areas which may adversely affect Landlord’s interest in the Project, and which approval shall not be unreasonably withheld or delayed by more than five (5) business days after Landlord’s receipt of the Contract. Prior to the commencement of the construction of the Improvements, and after Tenant has accepted all bids for the Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the “Final Costs”). Prior to the commencement of construction of the Improvements, Tenant shall supply Landlord with cash in an amount (the “Over-Allowance Amount”) equal to the difference between the amount of the Final Costs and the amount of the

EXHIBIT “D”

Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Improvements). The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any of the then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance. In the event that, after the Final Costs have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs, shall be paid by Tenant to Landlord immediately as an addition to the Over-Allowance Amount or at Landlord’s option, Tenant shall make payments for such additional costs out of its own funds, but Tenant shall continue to provide Landlord with the documents described in Section 2.2.2.1 (i), (ii), (iii) and (iv) of this Tenant Work Letter, above, for Landlord’s approval, prior to Tenant paying such costs.

4.2.2 Tenant’s Agents.

4.2.2.1 Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agent’s construction of the Improvements shall comply with the following: (i) the Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord’s Project manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Improvements.

4.2.2.2 Indemnity. Tenant’s indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Improvements, and (ii) to enable Tenant to obtain any Project permit or certificate of occupancy for the Premises.

4.2.2.3 Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Improvements, and/or the Project and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

4.2.2.3.1 Lien-Free Basis. Tenant’s Contractor and agents shall perform all work on a lien-free basis. If a lien is filed or recorded against the Project due to, or in any way associated with, the construction of the Improvements, Tenant agrees to have such lien released of record (in a manner and form approved by Landlord) within five (5) days of Landlord’s notice to Tenant regarding same. If Tenant fails to cause the release of such lien within such five (5) day period to Landlord’s satisfaction, Landlord may cause the removal of such lien, and Tenant agrees to repay Landlord for all costs and expenses incurred by Landlord

EXHIBIT “D”

to release the lien (including, but not limited to, the payment of the amount stated in the lien, any filing, processing, recording and attorneys’ fees) within ten (10) days of Landlord’s request therefor, and such amount shall be considered Additional Rent due under the Lease. If Tenant fails to pay Landlord as aforesaid, such failure shall be deemed an uncured noticed material default under the Lease, and Landlord may pursue any remedy provided for under the Lease, at law or in equity.

4.2.2.4 Insurance Requirements.

4.2.2.4.1 General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.2 Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents shall carry excess liability and Products and Completed Operating Coverage insurance, each in amounts not less than $500,000 for each incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter.

4.2.3 Governmental Compliance. The Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) Project material manufacturer’s specifications.

4.2.4 Inspection by Landlord. Landlord shall have the right to inspect the Improvements at all times, provided however, that Landlord’s failure to inspect the Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the

EXHIBIT “D”

Project, the structure or exterior appearance of the Project or any other tenant’s use of such other tenant’s leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

4.2.5 Meetings. Commencing upon the execution of this Lease, Tenant and Landlord shall hold meetings as required at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Improvements, which meetings shall be held at a location designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. One such meeting each month shall include the review of Contractor’s current request for payment.

4.3 Notice of Completion; Copy of “As Built” Plans. Within ten (10) days after completion of construction of the Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such as-built drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

SECTION 5

MISCELLANEOUS

5.1 Tenant’s Representative. Tenant has designated                              as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2 Landlord’s Representative. Landlord shall designate an individual as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3 Time of the Essence in This Tenant Work Letter. Time is of the essence with respect to the performance by Tenant of every provision of this Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease or this Tenant Work Letter has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).

EXHIBIT “D”

[5.5 Freight Elevators, Utilities and Parking. During the period of construction of the Improvements, Landlord shall allow Tenant and Tenant’s Agents nonexclusive freight elevator service at no cost to Tenant, subject to reasonable scheduling by Landlord, use of Project utilities during normal Project hours without charge, and free parking in the Project parking facility.]

[5.6 Additional Services. If the construction of the Improvements shall require that additional services or facilities (including, but not limited to, hoisting, cleanup or other cleaning services, trash removal, field supervision, or ordering of materials) be provided by Landlord, then Tenant shall pay Landlord for such items at Landlord’s cost or at a reasonable charge if the item involves time of Landlord’s personnel only. Electrical power and heating, ventilation and air conditioning shall be available to Tenant during normal business hours for construction purposes at no charge to Tenant.]

5.7 Construction Defects. Landlord shall have no responsibility for the Improvements and Tenant will remedy, at Tenant’s own expense, and be responsible for any and all defects in the Improvements that may appear during or after the completion thereof whether the same shall affect the Improvements in particular or any parts of the Premises in general. Tenant shall indemnify, hold harmless and reimburse Landlord for any costs or expenses incurred by Landlord by reason of any defect in any portion of the Improvements constructed by Tenant or Tenant’s contractor or subcontractors, or by reason of inadequate cleanup following completion of the Improvements.

5.8 Coordination of Labor. All of Tenant’s contractors, subcontractors, employees, servants and agents must work in harmony with and shall not interfere with any labor employed by Landlord, or Landlord’s contractors or by any other tenant or its contractors with respect to any portion of the Project.

5.9 Work in Adjacent Areas. Any work to be performed in areas adjacent to the Premises shall be performed only after obtaining Landlord’s express written permission, which shall not be unreasonably withheld, conditioned or delayed, and shall be done only if an agent or employee of Landlord is present; Tenant will reimburse Landlord for the expense of any such employee or agent.

5.10 HVAC Systems. Tenant agrees to be entirely responsible for the maintenance or the balancing of any heating, ventilating or air conditioning system installed by Tenant and/or maintenance of the electrical or plumbing work installed by Tenant and/or for maintenance of lighting fixtures, partitions, doors, hardware or any other installations made by Tenant.

5.11 Approval of Plans. Landlord will not check Tenant drawings for building code compliance. Approval of the Construction Drawings by Landlord is not a representation that the drawings are in compliance with the requirements of governing authorities, and it shall be Tenant’s responsibility to meet and comply with all federal, state, and local code requirements. Approval of the Construction Drawings does not constitute assumption of responsibility by Landlord or its architect for their accuracy, sufficiency or efficiency, and Tenant shall be solely responsible for such matters.

5.12 Substantial Completion. For purposes of this Lease, “Substantial Completion” of the Improvements in the Premises shall occur upon the completion of construction of the Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture or equipment to be installed by Tenant.

5.13 Delay of the Substantial Completion of the Premises. Except as provided in this Section 5, the Commencement Date and Tenant’s obligation to pay rent for the Premises shall occur as set forth in the Lease. However, if there shall be a delay or there are delays in the Substantial Completion of the Improvements in the Premises as a result of the following (collectively, “Tenant Delays”):

5.13.1 Tenant’s failure to comply with any time deadlines set forth herein;

EXHIBIT “D”

5.13.2 Tenant’s failure to timely approve any matter requiring Tenant’s approval;

5.13.3 A breach by Tenant of the terms of this Tenant Work Letter or the Lease;

5.13.4 Changes in any of the Construction Drawings after disapproval of the same by Landlord or because the same do not comply with Code or other applicable laws;

5.13.5 Tenant’s request for changes in the Approved Working Drawings;

5.13.6 Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Improvements in the Premises, or which are different from, or not included in, Landlord’s standard improvement package;

5.13.7 Changes to the Base Building required by the Approved Working Drawings; or

5.13.8 Any other acts or omissions of Tenant, or its agents, contractors, representatives, or employees;

then, notwithstanding anything to the contrary set forth in the Lease or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of Improvements in the Premises, the date of Substantial Completion thereof shall be deemed to be the date that Substantial Completion would have occurred if no Tenant Delay or Delays, as set forth above, had occurred.

EXHIBIT “D”

EXHIBIT “E”

CERTIFIED COPY OF

BOARD OF DIRECTORS RESOLUTIONS

OF

[INSERT TENANT NAME]

The undersigned, being the duly elected Corporate Secretary of                                      (“Corporation”), hereby certifies that the following is a true, full and correct copy of the resolutions adopted by the Corporation by unanimous written consent in lieu of a special meeting of its Board of Directors, and that said resolutions have not been amended or revoked as of the date hereof.

RESOLVED, that the Corporation is hereby authorized to execute, deliver and fully perform that certain document entitled Standard Office Lease (“Lease”) by the Corporation in favor of                                         , in connection with the lease of space at                                         .

RESOLVED FURTHER that the Corporation is hereby authorized and directed to make, execute and deliver any and all consents, certificates, documents, instruments, amendments, confirmations, guarantees, papers or writings as may be required in connection with or in furtherance of the Lease (collectively with the Lease, the “Documents”) or any transactions described therein, and to do any and all other acts necessary or desirable to effectuate the foregoing resolution.

RESOLVED FURTHER that the following officers acting together:                      as                              and                              as                              are authorized to execute and deliver the Documents on behalf of the Corporation, together with any other documents and/or instruments evidencing or ancillary to the Documents, and in such forms and on such terms as such officer(s) shall approve, the execution thereof to be conclusive evidence of such approval and to execute and deliver on behalf of the Corporation all other documents necessary to effectuate said transaction in conformance with these resolutions.

Dated:

, Corporate Secretary

EXHIBIT “E”

EXHIBIT “F”

GUARANTY OF LEASE

This Guaranty of Lease (“Guaranty”) is entered into this      day of         , 20    , by                                                   (the “Guarantor”) to                                  (“Landlord”), with respect to certain obligations of                              (“Tenant”).

Guarantor is financially interested in Tenant and in order to induce Landlord to enter into that certain Standard Office Lease, dated                             , by and between Landlord and Tenant for premises located at                                          (the “Lease”), Guarantor is willing to enter into this Guaranty.

1. Guaranty. In order to induce Landlord to enter into the Lease, Guarantor unconditionally, absolutely, and irrevocably guarantees and promises to Landlord full and complete payment and performance by Tenant of all covenants, terms and conditions of the Lease, as the same may hereafter be modified, amended, extended or renewed, including but not limited to payment when due of rent and other sums due under the Lease and all damages to which Landlord is or may be entitled whether under California Civil Code Section 1951.2 upon a termination of the Lease or otherwise, indemnification payments and payment of any and all legal fees, court costs and litigation expenses incurred by Landlord in endeavoring to collect or enforce any of the foregoing against Tenant, Guarantor, or any other person liable thereon (whether or not suit be brought), or in connection with any property securing any or all of the foregoing or this Guaranty. All sums due under this Guaranty shall bear interest from the date due until the date paid at the maximum contract rate permitted by law. This is a continuing guaranty of payment and performance and not of collectibility, which shall remain in full force and effect during the term of the Lease, as renewed or extended, and thereafter until Tenant’s obligations are fully satisfied, and Guarantor waives any right under California Civil Code § 2815 to revoke this Guaranty based upon a failure of continuing consideration or otherwise. If all or any portion of the obligations guaranteed are paid or performed, this Guaranty shall continue in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from Landlord as a preference, fraudulent transfer or otherwise. Guarantor’s liability is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Lease, and Guarantor waives any and all benefits and defenses under California Civil Code § 2810 and agrees that by doing so Guarantor is liable even if Tenant had no liability at the time of execution of the Lease or thereafter ceases to be liable. Guarantor waives any and all benefits and defenses under California Civil Code § 2809 and agrees that by doing so its liability may be larger in amount and more burdensome than that of Tenant.

2. Changes Do Not Affect Liability. Guarantor consents and agrees that Landlord may, without notice or demand and in its sole and absolute discretion and without affecting Guarantor’s liability under this Guaranty, from time to time (a) renew, compromise or settle, extend, accelerate, grant extensions of time or otherwise change or amend the Lease or any of Tenant’s obligations under the Lease; (b) take, hold, release, waive, exchange, modify or enforce any security for the payment and performance of this Guaranty or the payment and performance of the Lease and make elections under the federal bankruptcy laws concerning any such security; (c) apply such security and direct the order or manner of sale thereof as Landlord in its discretion may determine; (d) release or substitute any one or more of the persons liable for Tenant’s obligations under the Lease or guarantors of the Lease, including but not limited to any other person signing this Guaranty; (e) accept or make compositions or other arrangements or file or refrain from filing a claim in any bankruptcy proceeding of Tenant or any other guarantor or pledgor; and (f) otherwise deal with Tenant or any other guarantor or pledgor or party related to the Lease or any security or collateral in such manner as Landlord may determine in its sole and absolute discretion. Without limiting the generality of the foregoing, Guarantor waives the rights and benefits under California Civil Code § 2819 and agrees that by doing so its liability shall continue even if Landlord alters any obligations under the Lease in any respect or Landlord’s rights or remedies against Tenant are in any way impaired or suspended without Guarantor’s consent. Landlord may without notice assign this Guaranty in whole or in part. The Lease may be assigned either by Landlord or Tenant or the premises sublet in whole or in part without Guarantor’s consent or notice to Guarantor and without affecting the liability of Guarantor under this Guaranty.

EXHIBIT “F”

3. Waivers by Guarantor of Certain Rights and Defenses. Guarantor waives and relinquishes any rights and defenses it may have under California Civil Code §§ 2845, 2849 and 2850, § 2856(a) or otherwise to require Landlord to (a) proceed against Tenant or any other guarantor, pledgor or person liable under the Lease; (b) proceed against or exhaust any security for the Lease or this Guaranty; or (c) pursue any other remedy in Landlord’s power whatsoever. In other words, Landlord may proceed against Guarantor for the obligations guaranteed without first taking any action against Tenant or any other guarantor, pledgor or person liable under the Lease and without proceeding against any security. Guarantor shall not have, and hereby waives (a) any right of subrogation, contribution, indemnity and any similar right that Guarantor may otherwise have, (b) any right to any remedy which Landlord now has or may hereafter have against Tenant, and (c) any benefit of any security now or hereafter held by Landlord. Guarantor waives (a) all presentments, demands for performance, notices of non-performance, protests, notices of protests and notices of dishonor; (b) all other notices and demands to which Guarantor might be entitled, including without limitation notice of all of the following: the acceptance hereof; any adverse change in Tenant’s financial position; any other fact which might increase Guarantor’s risk; any default, partial payment or non-payment under the Lease; any and all agreements and arrangements between Landlord and Tenant and any changes, modifications, or extensions thereof; and any revocation, modification or release of any guaranty of any or all of the Lease by any person (including without limitation any other person signing this Guaranty); (c) any defense arising by reason of any failure of Landlord to obtain, perfect, maintain or keep in force any security interest in any property of Tenant or any other person; (d) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against Tenant or any other guarantor or any person liable under the Lease, including without limitation any discharge of, or bar against collecting, any of the obligations guaranteed hereby in or as a result of any such proceeding, any rejection of the Lease and any limitation on Landlord’s claim for rejection damages under 11 U.S.C. § 502(b)(6) (which contains a limitation equal to the greater of one (1) year’s rent or fifteen percent (15%) of the rent for the remaining term of the Lease (not to exceed three (3) years)) or otherwise; (e) any defense arising by reason of any disability or other defense of Tenant or any other guarantor or any other person or by reason of the cessation from any cause whatsoever of the liability of Tenant or any other guarantor or any other person; (f) the right to a jury trial in any action under this Guaranty or relating to this Guaranty; and (g) the benefit of any and all statutes of limitation with respect to any action based upon, arising out of or related to this Guaranty. Without limiting the generality of the foregoing or any other provision of this Guaranty, Guarantor expressly waives any and all benefits which might otherwise be available to Guarantor under California Civil Code Section 2822 (which provides in part that if a surety is liable upon only a portion of an obligation and the principal provides partial satisfaction of the obligation, the principal may designate the portion of the obligation that is to be satisfied).

4. Independent Liability; Joint and Several Liability. Guarantor agrees that one or more successive or concurrent actions may be brought on this Guaranty against Guarantor, in the same action in which Tenant may be sued or in separate actions, as often as deemed advisable by Landlord. The obligations under this Guaranty are joint and several, and independent of the obligations of Tenant. If Guarantor is a married person, Guarantor agrees that recourse may be had against his separate property and/or community property for all of his obligations under this Guaranty.

5. Remedies Cumulative; No Waiver. Landlord shall have the right to seek recourse against Guarantor to the full extent provided for in this Guaranty and in any other instrument or agreement evidencing obligations of Guarantor to Landlord, and against Tenant to the full extent of the obligations guaranteed hereby. No election in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Landlord’s right to proceed in any other form of action or proceeding or against any other party. The failure of Landlord to enforce any of the provisions of this Guaranty at any time or for a period of time shall not be construed to be a waiver of any such provision or the right thereafter to enforce the same. All remedies under this Guaranty shall be cumulative and shall be in addition to all rights, powers and remedies given to Landlord by law or under any other instrument or agreement.

EXHIBIT “F”

6. Financial Condition of Tenant. Guarantor acknowledges that certain facts concerning Tenant and Tenant’s financial condition may be known or become known to Landlord. Guarantor waives any right to require Landlord to furnish such information to Guarantor and agrees not to assert any defense Guarantor may have based upon Landlord’s failure to furnish such information. Guarantor acknowledges that, in executing this Guaranty and at all times hereafter, Guarantor relies and will continue to rely upon its own investigation and sources other than Landlord for all information and facts relating to Tenant and Tenant’s financial condition.

7. Subordination. Any indebtedness of Tenant now or hereafter held by Guarantor is hereby subordinated to Tenant’s obligations under the Lease; and such indebtedness of Tenant to Guarantor, if Landlord so requests, shall be collected, enforced and received by Guarantor as trustee for Landlord and be paid over to Landlord on account of the obligations owed by Tenant to Landlord but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

8. Bankruptcy of Tenant. Guarantor shall not commence or join with any other person in commencing any bankruptcy, reorganization or insolvency proceedings against Tenant or any person liable for Tenant’s obligations under the Lease. Guarantor shall file in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law all claims which Guarantor may have against Tenant relating to any indebtedness of Tenant to Guarantor and will assign to Landlord all rights of Guarantor thereunder. Landlord shall have the sole right to accept or reject any plan proposed in such proceedings and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy, or otherwise, the person or persons authorized to pay such claim shall pay to Landlord the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Landlord all of Guarantor’s right to any such payments or distributions to which Guarantor would otherwise be entitled; provided, however, that Guarantor’s obligations hereunder shall not be satisfied except to the extent that Landlord receives cash by reason of any such payments or distribution. If Landlord receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty. If the Lease is rejected in any bankruptcy proceeding, it shall not affect Guarantor’s liability under this Guaranty for all of the obligations of Tenant under the Lease due or to become due thereunder, and in addition thereto, at the option of Landlord, Guarantor shall either assume the Lease and pay and perform all of the obligations of the tenant thereunder or enter into a new lease with Landlord on substantially all of the terms and conditions of the Lease for the remaining term of the Lease.

9. Successors and Assigns; Amendment. All rights, benefits and privileges under this Guaranty shall inure to the benefit of and be enforceable by Landlord and its successors and assigns and shall be binding upon Guarantor and his heirs, representatives, successors and assigns. Neither the death of Guarantor nor notice thereof to Landlord shall terminate this Guaranty as to his estate, and, notwithstanding the death of Guarantor or notice thereof to Landlord, this Guaranty shall continue in full force and effect. The provisions of this Guaranty may not be waived or amended except in a writing executed by Guarantor and a duly authorized representative of Landlord.

10. Reports and Financial Statements of Guarantor. Guarantor shall, at its sole cost and expense, at any time and from time to time, but not more often than once annually, deliver to Landlord upon Landlord’s request (i) such financial statements and reports concerning Guarantor for such periods of time as Landlord may reasonably designate and (ii) copies of any and all foreign, federal, state and local tax returns and reports of or relating to Guarantor as Landlord may from time to time request. Guarantor shall promptly deliver written notice to Landlord of any material adverse change in Guarantor’s financial condition and of any condition or event which constitutes an default of Guarantor’s obligations under this Guaranty. Whenever requested, Guarantor shall deliver to Landlord a certificate signed by Guarantor (and, if Guarantor is a corporation, by the president and chief financial officer of Guarantor in their individual capacities; and, if Guarantor is a partnership, by all general partners of Guarantor, in their individual capacities) warranting and representing that all reports, financial statements and other documents and information delivered or caused to be delivered to Landlord under this Guaranty, are complete, correct and thoroughly and accurately present the financial condition of Guarantor, and that there exists on the delivery date of the certificate to Landlord no condition or event which constitutes a default of Guarantor’s obligations under this Guaranty. Guarantor shall

EXHIBIT “F”

also be required to deliver estoppel certificates in the form and at the times when Tenant shall be required to deliver estoppel certificates under the Lease, which may include a statement to the effect that this Guaranty remains in effect and that Guarantor has no rights of offset or defenses to enforcement of this Guaranty.

11. Representations and Warranties. Guarantor represents and warrants that (i) if Guarantor is a corporation or partnership, it is duly organized, validly existing, and in good standing under the laws of the state of its organization, (ii) it is in Guarantor’s direct interest to assist Tenant in procuring the Lease, because Tenant has a direct or indirect corporate or business relationship with Guarantor, (iii) this Guaranty has been duly and validly authorized, executed and delivered and constitutes the binding obligation of Guarantor, enforceable in accordance with its terms, and (iv) the execution and delivery of this Guaranty does not violate (with or without the giving of notice, the passage of time, or both) any order, judgment, decree, instrument or agreement to which Guarantor is a party or by which it or its assets are affected or bound.

12. Authority of Tenant’s Representatives. If Tenant is a corporation, partnership or other entity, Landlord shall have no obligation to inquire into the power or authority of Tenant or any of its officers, directors, partners, or agents acting or purporting to act on its behalf.

13. Construction; Severability; Integration. When this Guaranty is executed by more than one Guarantor, the word “Guarantor” shall mean all and any one or more of them. Words used in this Guaranty in the masculine or neuter gender shall include the masculine, neuter and feminine gender, and words used in this Guaranty in the singular shall include the plural and vice versa, wherever the context so reasonably requires. If any provision of this Guaranty or the application thereof to any party or circumstance is held invalid, void, inoperative, or unenforceable, the remainder of this Guaranty and the application of such provision to other parties or circumstances shall not be affected thereby, the provisions of this Guaranty being severable in any such instance. This Guaranty is the entire and only agreement between Guarantor and Landlord respecting the guaranty of the Lease, and all representations, warranties, agreements, or undertakings heretofore or contemporaneously made, which are not set forth in this Guaranty, are superseded.

14. Governing Law; Jurisdiction. This Guaranty is governed by and construed according to the laws of the State of California applicable to contracts made and to be performed in such state. In order to induce Landlord to accept this Guaranty, and as a material part of the consideration therefor, Guarantor (i) agrees that all actions or proceedings relating directly or indirectly to this Guaranty shall, at the option of Landlord, be litigated in courts located within the State of California, and (ii) consents to the jurisdiction of any such court and consents to the service of process in any such action or proceeding by personal delivery or any other method permitted by law. Guarantor designates                                  as its agent for service of process, and service may at the option of Landlord be made upon such person.

15. Paragraph Headings. Paragraph headings are used in this Guaranty for convenience only and shall not be used in any manner to construe, limit, define or interpret any provision of this Guaranty.

16. Time of Essence. Time is of the essence in the performance by Guarantor of each and every obligation under this Guaranty.

17. Notices. Any notice which a party shall be requested or shall desire to give to the other under this Guaranty shall be given by personal delivery or by depositing the same in the United States mail, first class postage pre-paid, addressed to Landlord at its address set forth above and to Guarantor at its address set forth below, and such notices shall be deemed duly given on the date of personal delivery or three (3) days after the date of mailing as aforesaid. Landlord and Guarantor may change their address for purposes of receiving notices under this Guaranty by giving written notice thereof to the other party in accordance with this Section. Guarantor shall give Landlord immediate written notice of any change in its address.

18. Advice of Counsel. Guarantor has had the opportunity to review this Guaranty with its counsel, who is a member of the State Bar of California, and such counsel has explained to it the meaning and significance of the provisions of this Guaranty, including but not limited to the waivers and consents contained in this Guaranty, and answered any questions that it had regarding the meaning, significance and effect of the provisions of this Guaranty.

EXHIBIT “F”

IN WITNESS WHEREOF, Guarantor has executed this Guaranty the day and year first above written.

GUARANTOR:

By:
Name:
Title:

EXHIBIT “F”

STANDARD OFFICE LEASE

BY AND BETWEEN

GLENBOROUGH TIERRASANTA, LLC,

a Delaware limited liability company

AS LANDLORD,

AND

                                                                                          ,

a                                     ,

AS TENANT

[THIS IS A FORM LEASE — IT CONTAINS OPTIONAL LANGUAGE WHICH IS INDICATED BY

BOLDING. IF THE BOLDED OPTIONAL LANGUAGE IS NOT USED, BE SURE TO DELETE PRIOR

TO SENDING IT OUT FOR SIGNATURE.]

SUITE

[INSERT NAME OR ADDRESS OF PROPERTY]

i

TABLE OF CONTENTS

Page
ARTICLE 32 [EXPANSION RIGHTS/RIGHT OF FIRST OFFER/MUST TAKE SPACE]	32

ARTICLE 33 [SIGNAGE/DIRECTORY]	35

ARTICLE 34 [ASBESTOS DISCLOSURES]	35

Exhibit “A”	Premises
Exhibit “B”	Rules and Regulations
Exhibit “C”	Notice of Term Dates and Tenant’s Proportionate Share
[Exhibit “D”	Tenant Work Letter]
Exhibit “E”	Corporate Resolutions
Exhibit “F”	Guaranty of Lease

INDEX

Page(s)
ACMs	35
Additional Rent	3
Alterations	8
Approved Working Drawings	Exhibit D, Exhibit D
Architect	Exhibit D, Exhibit D
Base Year	1
Base, Shell and Core	Exhibit D
Basic Rental	1
Brokers	2
Code	Exhibit D
Commencement Date	1
Construction Drawings	Exhibit D
Contractor	Exhibit D, Exhibit D
Cost Proposal	Exhibit D
Cost Proposal Delivery Date	Exhibit D
Development	5
Direct Costs	3
Dispute Notice	5
Economic Terms	33
Engineers	Exhibit D
Estimate	4
Estimate Statement	4
Estimated Excess	4
Estoppel Certificate	21
Event of Default	17
Excess	4
Expansion Date	32
Expansion Exercise Notice	32
Expansion Interest Notice	33
Expansion Rent	32
Expansion Rent Notice	32
Expansion Space	32
Expansion Space Commencement Date	33
Expiration Date	1
Final Space Plan	Exhibit D
Final Working Drawings	Exhibit D
First Offer Notice	33
First Offer Space	33
Force Majeure	22
Generator	24
Hazardous Material	23
Improvement Allowance	Exhibit D
Improvement Allowance Items	Exhibit D
Improvements	Exhibit D
Initial Installment of Basic Rental	2
Interest Notice	31
Landlord	1
Landlord Coordination Fee	Exhibit D
Landlord Parties	11
Landlord’s Recapture Costs	16
Landlord’s Recapture Notice	15
Laws	23
Lease	1
Lease Year	2
Lender	19
Lines	29
Market Rent	31
Must Take Notice	34
Must Take Space	34

Page(s)
Operating Costs	3
Option Rent	31
Option Rent Notice	31
Option Term	30
Options	30
Original Tenant	30
Outside Agreement Date	31
Over-Allowance Amount	Exhibit D, Exhibit D
Parking Passes	2
Partnership Tenant	28
Permits	Exhibit D
Permitted Use	1
Plans	Exhibit D
Premises	1
Producer	24
Project	1, 28
Provider	30
Real Property	3
Recapture Space	15
Review Notice	5
Review Period	5
Rules and Regulations	26
Security Deposit	1
SNDA	17
Specifications	Exhibit D
Square Footage	1
Standard Improvement Package	Exhibit D
Statement	4
Substantial Completion	Exhibit D, Exhibit D
Superior Leases	33
Superior Rights	33
Tax Costs	3
Tenant	1
Tenant Delays	Exhibit D, Exhibit D, Exhibit D
Tenant Improvements	8
Tenant’s Acceptance	31
Tenant’s Proportionate Share	1
Tenant’s Signage	35
Term	1
Time Deadlines	Exhibit D
Transfer	15
Transfer Premium	15
Transferee	15
Universal Waste	24
Working Drawings	Exhibit D

Schedule VII

LITIGATION SCHEDULE

None.

Schedule VIII

RENT ROLL

[See attached.]

Rent Roll Report as of June 23, 2010 View Graph

Tierrasanta Research Park

Current Charges Base Rent Steps

Recov. ProRata Begin Lease End Doc Lease Suite Lease Chg Charge Charge Charge Yr Amt Chg Eff Charge Yr Amt Lease

Tenant Name Lease ID Suite RSF LSF USF Type Share Date Renewal Date Type Status Status Type Type Start End Amount per LSF Type Date Amount per LSF Deposit

Tierrasanta Research Park (P9TIERRAS)

Quake Global, Inc. LQUAKGL01 9765-A 8,690 8,690 8,690 CAM 8.34% 12/01/08 12/01/08 11/30/10 GLB ACT ACT REN BRE 12/01/09 11/30/10 $9,306.99 $12.85 BRE 12/01/08 $9,124.50 $12.60 $9,733

INS 8.34 % CAM 01/01/10 11/30/10 $2,052.00 $2.83 BRE 12/01/09 $9,306.99 $12.85

TAX 8.34 % F13 12/01/08 11/30/10 $9,215.75 $12.73

INS 01/01/10 11/30/10 $321.00 $0.44

TAX 01/01/10 11/30/10 $1,772.00 $2.45

RBF Consulting LRBF/CO01 9765-B 8,900 8,900 8,900 CAM 8.54% 04/01/09 04/01/09 03/31/14 GLB ACT ACT REN BRE 04/01/10 03/31/11 $10,083.70 $13.60 BRE 04/01/09 $9,790.00 $13.20 $17,668

INS 8.54 % CAM 01/01/10 03/31/14 $1,878.00 $2.53 BRE 04/01/10 $10,083.70 $13.60

TAX 8.54 % F13 04/01/09 03/31/14 $10,395.29 $14.02 BRE 04/01/11 $10,386.23 $14.00

INS 01/01/10 03/31/14 $329.00 $0.44 BRE 04/01/12 $10,697.80 $14.42

TAX 01/01/10 03/31/14 $1,815.00 $2.45 BRE 04/01/13 $11,018.72 $14.86

Diversified Copier Products LDIVECO01 9765-C 8,305 8,305 8,305 CAM 7.97% 04/01/08 04/01/08 06/30/11 GLB ACT ACT REN BRE 04/01/10 06/30/11 $10,572.96 $15.28 BRE 04/01/08 $9,966.00 $14.40 $4,230

INS 7.97 % CAM 01/01/10 06/30/11 $2,159.00 $3.12 BRE 04/01/09 $10,264.98 $14.83

TAX 7.97 % F13 04/01/08 06/30/11 $10,291.44 $14.87 BRE 04/01/10 $10,572.96 $15.28

INS 01/01/10 06/30/11 $276.00 $0.40

TAX 01/01/10 06/30/11 $1,524.00 $2.20

RBF Consulting LRBF/CO01 9755-100 10,751 10,751 10,751 CAM 10.30% 04/01/09 04/01/09 03/31/14 GLB ACT ACT REN BRE 04/01/10 03/31/11 $12,180.89 $13.60 BRE 04/01/09 $11,826.10 $13.20 $17,668

INS 10.30 % CAM 01/01/10 03/31/14 $2,508.00 $2.80 BRE 04/01/10 $12,180.89 $13.60

TAX 10.30 % F13 04/01/09 03/31/14 $12,557.28 $14.02 BRE 04/01/11 $12,546.32 $14.00

INS 01/01/10 03/31/14 $397.00 $0.44 BRE 04/01/12 $12,922.70 $14.42

TAX 01/01/10 03/31/14 $2,189.00 $2.44 BRE 04/01/13 $13,310.37 $14.86

RBF Consulting LRBF/CO01 9755-200 11,771 11,771 11,771 CAM 11.29% 04/01/09 04/01/09 03/31/14 GLB ACT ACT REN BRE 04/01/10 03/31/11 $13,336.54 $13.60 BRE 04/01/09 $12,948.10 $13.20 $17,668

INS 11.29 % CAM 01/01/10 03/31/14 $2,775.00 $2.83 BRE 04/01/10 $13,336.54 $13.60

TAX 11.29 % F13 04/01/09 03/31/14 $13,748.64 $14.02 BRE 04/01/11 $13,736.66 $14.00

INS 01/01/10 03/31/14 $435.00 $0.44 BRE 04/01/12 $14,148.74 $14.42

TAX 01/01/10 03/31/14 $2,399.00 $2.45 BRE 04/01/13 $14,573.18 $14.86

Nxgen Electronics, Inc. LNXGEEL01 9771-A 9,629 9,629 9,629 CAM 9.24% 08/01/09 08/01/09 08/31/12 GLB ACT ACT REN BRE 08/01/09 08/31/10 $9,629.00 $12.00 BRE 08/01/09 $19,000.30 $23.68 $19,808

INS 9.24 % BRE 08/01/09 07/31/12 $9,371.30 $11.68 BRF 08/01/09 -$9,629.00 -$12.00

TAX 9.24 % CAM 01/01/10 08/31/12 $2,273.00 $2.83 BRE 09/01/10 $19,289.17 $24.04

INS 01/01/10 08/31/12 $356.00 $0.44 BRE 09/01/11 $19,586.71 $24.41

TAX 01/01/10 08/31/12 $1,964.00 $2.45 BRE 08/01/12 $10,215.41 $12.73

Vacant 9771-B 3,327 3,327

ACCEL-RF Corporation LACCERF01 9771-C 2,890 2,890 2,890 CAM 2.77% 01/01/10 01/01/10 08/31/10 GLB MTM ACT REN BRE 01/01/10 08/31/10 $2,890.00 $12.00 BRE 01/01/10 $2,890.00 $12.00 $2,400

INS 2.77 % CAM 01/01/10 08/31/10 $1,446.00 $6.00

TAX 2.77 % CAM 01/01/10 08/31/10 -$659.88 -$2.74

CAM 01/01/10 08/31/10 -$1,446.00 -$6.00

CAM 06/01/10 08/31/10 $0.00 $0.00

CAM 06/01/10 08/31/10 $1,446.00 $6.00

CAM 01/01/10 08/31/10 $681.00 $2.83

CAM 06/01/10 08/31/10 $0.00 $0.00

CAM 06/01/10 08/31/10 -$1,446.00 -$6.00

CAM 06/01/10 08/31/10 $0.00 $0.00

CAM 06/01/10 08/31/10 $659.88 $2.74

INS 06/01/10 08/31/10 $0.00 $0.00

INS 06/01/10 08/31/10 -$226.00 -$0.94

INS 06/01/10 08/31/10 $0.00 $0.00

INS 06/01/10 08/31/10 $130.05 $0.54

INS 06/01/10 08/31/10 $0.00 $0.00

INS 06/01/10 08/31/10 $226.00 $0.94

INS 01/01/10 08/31/10 $107.00 $0.44

INS 01/01/10 08/31/10 $226.00 $0.94

INS 01/01/10 08/31/10 -$130.05 -$0.54

INS 01/01/10 08/31/10 -$226.00 -$0.94

TAX 01/01/10 08/31/10 -$1,250.00 -$5.19

TAX 01/01/10 08/31/10 $1,250.00 $5.19

TAX 01/01/10 08/31/10 -$575.59 -$2.39

TAX 01/01/10 08/31/10 $589.00 $2.45

TAX 06/01/10 08/31/10 $0.00 $0.00

TAX 06/01/10 08/31/10 $1,250.00 $5.19

06/23/2010 Page 1 of 2

Current Charges Base Rent Steps

Recov. ProRata Begin Lease End Doc Lease Suite Lease Chg Charge Charge Charge Yr Amt Chg Eff Charge Yr Amt Lease

Tenant Name Lease ID Suite RSF LSF USF Type Share Date Renewal Date Type Status Status Type Type Start End Amount per LSF Type Date Amount per LSF Deposit

TAX 06/01/10 08/31/10 $0.00 $0.00

TAX 06/01/10 08/31/10 -$1,250.00 -$5.19

TAX 06/01/10 08/31/10 $0.00 $0.00

TAX 06/01/10 08/31/10 $575.59 $2.39

Toshiba Bus. Solutions AZ/CA LTOSHBU01 9771-D 6,133 6,133 6,133 01/01/10 01/01/10 12/31/11 GLB ACT ACT REN BRE 01/01/10 12/31/10 $5,560.02 $10.88 BRE 01/01/10 $5,560.02 $10.88 $4,787

CAM 01/01/10 12/31/11 $1,446.00 $2.83 BRE 01/01/11 $5,726.79 $11.21

F13 01/01/10 12/31/11 $5,643.41 $11.04

INS 01/01/10 12/31/11 $226.00 $0.44

TAX 01/01/10 12/31/11 $1,250.00 $2.45

NEC Corporation of America LNEC/CO01 9771-E 5,327 5,327 5,327 CAM 5.11% 04/20/09 04/30/14 GLB ACT ACT NEW BRE 05/01/10 04/30/11 $5,212.47 $11.74 BRE 04/20/09 $5,060.65 $11.40

INS 5.11 % CAM 01/01/10 04/30/14 $1,257.00 $2.83 BRE 05/01/10 $5,212.47 $11.74

TAX 5.11 % F13 04/20/09 04/30/14 $5,371.64 $12.10 BRE 05/01/11 $5,368.86 $12.09

INS 01/01/10 04/30/14 $197.00 $0.44 BRE 05/01/12 $5,529.91 $12.46

TAX 01/01/10 04/30/14 $1,086.00 $2.45 BRE 05/01/13 $5,695.81 $12.83

7-Eleven, Inc. L7ELE//01 9771-G 5,303 5,303 5,303 CAM 5.09% 10/01/07 10/01/07 09/30/12 NSL ACT ACT REN BRE 10/01/09 09/30/10 $7,636.32 $17.28 BRE 10/01/07 $6,893.90 $15.60 $8,504

INS 5.09 % CAM 01/01/10 09/30/12 $1,252.00 $2.83 BRF 10/01/07 -$6,893.90 -$15.60

TAX 5.09 % F13 11/01/07 09/30/12 $7,413.23 $16.78 BRE 10/01/08 $7,265.11 $16.44

INS 01/01/10 09/30/12 $196.00 $0.44 BRE 10/01/09 $7,636.32 $17.28

TAX 01/01/10 09/30/12 $1,082.00 $2.45 BRE 10/01/10 $8,007.53 $18.12

BRE 10/01/11 $8,431.77 $19.08

California Bank & Trust LCALIBA01 9775 23,208 23,208 23,208 CAM 22.27% 07/01/08 07/01/08 06/30/18 GLB ACT ACT REN BRE 07/01/09 06/30/10 $34,108.80 $17.64 BRE 07/01/08 $32,955.36 $17.04

INS 22.27 % CAM 01/01/10 06/30/18 $5,350.00 $2.77 BRF 07/01/08 -$32,955.36 -$17.04

TAX 22.27 % F13 07/01/08 06/30/18 $38,111.97 $19.71 BRE 07/01/09 $34,108.80 $17.64

INS 01/01/10 06/30/18 $858.00 $0.44 BRE 07/01/10 $35,302.61 $18.25

TAX 01/01/10 06/30/18 $4,732.00 $2.45 BRE 07/01/11 $36,538.20 $18.89

BRE 07/01/12 $37,817.03 $19.55

BRE 07/01/13 $39,140.63 $20.24

BRE 07/01/14 $40,510.55 $20.95

BRE 07/01/15 $41,928.42 $21.68

BRE 07/01/16 $43,395.92 $22.44

BRE 07/01/17 $44,914.77 $23.22

New Cingular Wireless PCS LNEW/CI01 ROOF * 0 0 0 03/13/06 07/31/11 NSL ACT NST NEW F13 12/01/06 07/31/11 $2,558.98 $0.00 $2,400

TLC 08/01/09 07/31/10 $2,622.54 $0.00

Total for Tierrasanta Research Park 104,234 100,907 104,234 $69,530

Grand Total for Tierrasanta Research Park 104,234 100,907 104,234 $69,530

* Non-Statistical units are excluded from the above sub-totals and from the Occupancy/Vacancy Summary but are included in the Charge Summary.

** Future Lease

Occupancy / Vacancy Summary

# Unit % Unit Unit SF % Unit SF

Vacant 1 8.33% 3,327 3.19%

Occupied 11 91.67% 100,907 96.81%

Totals 12 100.00% 104,234 100.00%

Charge Summary

Billed Billed LSF Billed LSF

Charge Type Current Charges LSF $/Month $/Year

BRE $129,889 110,536 $1.18 $14.10

CAM $23,631 118,247 $0.20 $2.40

F13 $115,308 88,388 $1.30 $15.65

INS $3,698 118,247 $0.03 $0.38

TAX $20,402 118,247 $0.17 $2.07

TLC $2,623 0

Total $180,243 (Excluding F13 charges)

Schedule X

BORROWER’S TAX ID NUMBERS

Following the Transfer, Borrower’s Federal taxpayer identification number will be the same as Assignee, i.e. 80-0579682.

Schedule XI

TAX PROTECTION AGREEMENTS

1.	Tax Protection Agreement entered into as of June 29, 2010, by and among Hudson Pacific Properties, L.P., a Maryland limited partnership (the “Operating Partnership”), and the Contributor Parties (as defined in the Tax Protection Agreement) in connection with that certain Contribution Agreement entered into as of February 15, 2010 by and among the Operating Partnership, Hudson Pacific Properties, Inc., a Maryland corporation and general partner of the Operating Partnership, Glenborough Fund XIV, L.P., a Delaware limited partnership (“Contributor”), and Glenborough Acquisition, LLC, a Delaware limited liability company and general partner of the Contributor.

Schedule XIII

EXCEPTION TO REPRESENTATION 4.1.11

Except as disclosed in the Physical Conditions Report, the Environmental Reports, that certain Property Condition Report of Tierrasanta Research Park by EMG, dated as of April 9, 2010 (EMG Project No. 92438.10R – 007.042), or that certain Environmental Site Assessment of Tierrasanta Research Park, 9755-9775 Clairemont Mesa Boulevard, San Diego, California 92124 by EMG, dated as of April 26, 2010 (EMG Project No. 92438.10R-007.135) there are none.